The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not offers to sell nor do they seek offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-290069
Subject to Completion. Dated September 5, 2025
Preliminary Prospectus Supplement to Prospectus dated September 5, 2025
Hesai Group
        Class B ordinary shares

This prospectus supplement relates to the offering of       Class B ordinary shares, par value US$0.0001 per share, of Hesai Group as part of a global offering, or the Global Offering, consisting of (i) an international offering of 15,300,0000 Class B ordinary shares, comprising       Class B ordinary shares in a U.S. offering, or the Registered Offering, and       Class B ordinary shares offered to our Cornerstone Investors (as described below), or the Exempt Offering, and (ii) a Hong Kong public offering of 1,700,000 Class B ordinary shares. The number of Class B ordinary shares offered hereby will be determined at the time of pricing and will be based on the number of Class B ordinary shares sold to our Cornerstone Investors. The public offering price for the international offering and the Hong Kong public offering is HK$      per Class B ordinary share, or approximately US$      per Class B ordinary share based on an exchange rate of HK$7.8499 to US$1.00.
Certain investors, including HHLR Advisors, Ltd., Taikang Life Insurance Co., Ltd, WT Asset Management Limited, Grab Holdings Limited, Hongda Group (Hong Kong) Co., Limited, and Commando Global Fund (the “Cornerstone Investors”), have agreed to purchase an aggregate of approximately US$148.0 million of Class B ordinary shares on the same terms as other investors in the international offering. Assuming such shares are sold at the maximum offer price of HK$228.00, the Cornerstone Investors would purchase an aggregate of 5,059,820 Class B ordinary shares (rounded down to the nearest whole board lot of 20 Class B Ordinary Shares) . Such Class B ordinary shares are being offered and sold in reliance on Regulation S and are not covered by this prospectus supplement and accompanying prospectus. See “The Offering.”
Our American depositary shares, or ADSs, are listed on the Nasdaq Global Select Market under the symbol “HSAI.” Each ADS represents one Class B ordinary share. On September 4, 2025, the last reported sale price of the ADSs on the Nasdaq Global Select Market was US$26.41 per ADS, or HK$207.32 per Class B ordinary share, based upon an exchange rate of HK$7.8499 to US$1.00.
We will determine the offer price for both the international offering and the Hong Kong public offering by reference to, among other factors, the closing price of our ADSs on the last trading day before the pricing of the Global Offering, which is expected to be on or about September 12, 2025 (Hong Kong time). The maximum offer price for the Hong Kong public offering is HK$228.00, or US$29.04, per Class B ordinary share (equivalent to US$29.04 per ADS).
The allocation of Class B ordinary shares between the international offering and the Hong Kong public offering is subject to reallocation. For more information, see “Underwriting” beginning on page S-39 of this prospectus supplement. The public offering price in the international offering may differ from the public offering price in the Hong Kong public offering. See “Underwriting — Pricing.” The international offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the United States in compliance with applicable law. We are paying a registration fee for Class B ordinary shares sold in the United States, as well as for Class B ordinary shares initially offered and sold outside the United States in the Global Offering (other than an aggregate of        Class B ordinary shares sold to our Cornerstone Investors) that may be resold from time to time into the United States.
We have applied to list our Class B ordinary shares on The Stock Exchange of Hong Kong Limited, or the Hong Kong Stock Exchange, pursuant to the Hong Kong Stock Exchange Listing Rules under the stock code “2525.”
We are an “emerging growth company” under applicable U.S. federal securities laws and are eligible for reduced public company reporting requirements.
Investing in our ADSs and Class B ordinary shares involves risks. See “Risk Factors” beginning on page S-23 of this prospectus supplement and those included in the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus to read about factors you should consider before buying our ADSs.
Hesai Group is not a Chinese operating company, but a Cayman Islands holding company with operations mainly conducted by its subsidiaries based in mainland China, and to a lesser extent by its

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not offers to sell nor do they seek offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
subsidiaries based in the United States and elsewhere. This structure involves unique risks to investors. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Uncertainties exist with respect to how the PRC Foreign Investment Law may impact the viability of our current corporate structure and operations” in our annual report on Form 20-F for the year ended December 31, 2024, or our 2024 Annual Report. In this prospectus supplement, unless otherwise indicated or the context otherwise requires, references in this prospectus supplement to “Hesai,” “we,” “us,” “our company” and “our” are to Hesai Group, our Cayman Islands holding company, and its subsidiaries, including Hesai Technology, and “Hesai Technology” are to Hesai Technology Co., Ltd. and its subsidiaries in mainland China, the U.S. and elsewhere. Unless otherwise specified, in the context of describing business and operations, we are referring to the business and operations conducted by Hesai Technology.
We face various legal and operational risks associated with being based in and having the majority of our operations in mainland China and the complex and evolving mainland China laws and regulations. For example, we face risks associated with the fact that the PRC government has significant oversight in regulating our operations and may influence or intervene in our operations at any time, regulatory approvals on offerings conducted overseas by, and foreign investment in, China-based issuers, anti-monopoly regulatory actions, and oversight on data security, which may impact our ability to conduct certain businesses, accept foreign investments, or continue to list on a United States exchange. These risks could result in a material adverse change in our operations and the value of our ADSs, significantly limit or hinder our ability to offer or continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless.
Under mainland China laws and regulations, we are subject to restrictions on foreign exchange and cross-border cash transfers, including to Hesai Group, or the Parent, and U.S. investors. Our ability to distribute earnings to the Parent and U.S. investors is also limited. We are a Cayman Islands holding company and rely on dividends and other distributions on equity from our mainland China subsidiaries for our cash requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur outside of mainland China. Current mainland China regulations permit our mainland China subsidiaries to pay dividends to us only out of their accumulated after-tax profits upon satisfaction of statutory conditions and procedures, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our mainland China subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until the total amount set aside reaches 50% of its registered capital. Our mainland China subsidiaries shall not distribute profits before losses are covered and the statutory reserve funds are drawn. Additionally, if our mainland China subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends or make other distributions to us. In addition, the revenue and assets of our mainland China subsidiaries are generally denominated in Renminbi, which is not completely freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of our mainland China subsidiaries to pay dividends to us. See “Prospectus Supplement Summary — Cash Flows through Our Organization.”
Pursuant to the Holding Foreign Companies Accountable Act, which was enacted on December 18, 2020 and further amended by the Consolidated Appropriations Act, 2023 signed into law on December 29, 2022, or the HFCAA, if the Securities and Exchange Commission, or the SEC, determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the Public Company Accounting Oversight Board, or the PCAOB, for two consecutive years because of a position taken by authorities in a foreign jurisdiction, the SEC will prohibit our shares or the ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, including our auditor. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Since then, the PCAOB has not issued any new determination regarding its ability to inspect or investigate registered public accounting firms headquartered in mainland China and Hong Kong. For this reason, we do not expect to be identified as a Commission-Identified Issuer under the HFCAA following the filing of our 2024 Annual Report. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not offers to sell nor do they seek offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. See “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business and Industry — The PCAOB had historically been unable to inspect our auditor in relation to their audit work” and “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business and Industry — Our ADSs may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment” in our 2024 Annual Report.
Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

PRICE HK$      PER CLASS B ORDINARY SHARE

	Per Class B ordinary share		Total
Public offering price	HK$	(1)	HK$
Underwriting discounts and commissions to be paid by us(2)	HK$		HK$
Proceeds, before expenses, to us(3)	HK$		HK$

(1)
Equivalent to US$      per ADS, based upon each ADS representing one Class B ordinary share and an exchange rate of HK$7.8499 to US$1.00, the exchange rate in effect as of June 30, 2025 as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System.

(2)
See “Underwriting” beginning on page S-39 of this prospectus supplement for a description of the compensation payable to the underwriters.

(3)
Includes estimated net proceeds of HK$      from the sale of 1,700,000 Class B ordinary shares in the Hong Kong public offering and does not include net proceeds from the sale of Class B ordinary shares to the Cornerstone Investors, which are being offered and sold in reliance on Regulation S and are not covered by this prospectus supplement and accompanying prospectus.

We have granted the international underwriters an option (the “Over-allotment Option,” or “OAO”), exercisable by Capital International Capital Corporation Hong Kong Securities Limited, Guotai Junan Securities (Hong Kong) Limited and CMB International Capital Limited (collectively, the “Sponsor-OCs”) on behalf of the international underwriters, to purchase up to an aggregate of 2,550,000 additional Class B ordinary shares (representing 15.0% of the number of Offer Shares initially available under the Global Offering, assuming the Offer Size Adjustment Option (as defined below) is not exercised) or up to an aggregate of 2,932,500 additional Class B ordinary shares (representing 15.0% of such number, assuming the Offer Size Adjustment Option is exercised in full) at the price of International Offer Shares, to cover over-allocations in the International Offering, if any.
In addition, we have an option under the Hong Kong Underwriting Agreement, exercisable by us with the prior written agreement between us and the Sponsor-OCs (for themselves and on behalf of the underwriters) on or before the execution of the Price Determination Agreement (as defined below), pursuant to which we may allot and issue up to an aggregate of 2,550,000 additional Class B ordinary shares (representing 15.0% of the initial number of Offer Shares offered under the Global Offering) at the price of the Hong Kong Offer Shares or the price of International Offer Shares, as the case may be, to cover additional demand (the “Offer Size Adjustment Option,” or “OSAO”).
The underwriters expect to deliver the Class B ordinary shares against payment therefor through the facilities of the Central Clearing and Settlement System on or about                  , 2025.

CICC	GTJAS (HK)	CMBI
Haitong International	BOC International	FUTU	DBS	ICBCI
ABCI	CCBI
Prospectus supplement dated                , 2025.

PROSPECTUS SUPPLEMENT
PROSPECTUS
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any of the underwriters is making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of each of their

S-i

respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our or the underwriters’ behalf, to subscribe for and purchase any of the Class B ordinary shares and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus. The second part is the accompanying prospectus dated September 5, 2025 included in the registration statement on Form F-3 (No. 333-290069), which provides more general information.
To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement.
Other than the Hong Kong public offering, no action is being taken in any jurisdiction outside the United States to permit a public offering of the Class B ordinary shares, and no action is being taken in any jurisdiction outside the United States to permit the possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to the Global Offering (as defined in the prospectus supplement under the caption “Underwriting”) and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.
You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of ordinary shares offered by this prospectus supplement. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement. You must not rely on any unauthorized information or representations.
Before purchasing any securities, you should carefully read this prospectus supplement and the accompanying prospectus together with the additional information described under the headings “Where You Can Find More Information About Us” and “Incorporation of Certain Documents by Reference” in this prospectus supplement.
In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires:
•
“AFRC” refers to the Accounting and Financial Reporting Council of Hong Kong;

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“Capital Market Intermediaries” refers to China International Capital Corporation Hong Kong Securities Limited, Guotai Junan Securities (Hong Kong) Limited, CMB International Capital Limited, Haitong International Securities Company Limited, BOCI Asia Limited, Futu Securities International (Hong Kong) Limited, DBS Asia Capital Limited, ICBC International Securities Limited, ABCI Capital Limited, ABCI Securities Company Limited, and CCB International Capital Limited;

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“CIC” refers to China Insights Industry Consultancy Limited, and “the CIC Report” refers to the industry report we commissioned CIC to prepare on our industry and market position in China;

•
“Global Offering” refers to an international offering of 15,300,000 Class B ordinary shares offered hereby, and a Hong Kong public offering of 1,700,000 Class B ordinary shares (subject to reallocation, the Offer Size Adjustment Option and the Over-allotment Option);

•
“Guide” refers to the Guide for New Listing Applicants published by the Hong Kong Stock Exchange;

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“Hong Kong dollars” or “HK$” refers to the legal currency of Hong Kong;

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“Hong Kong Listing Rules” refers to the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited, as amended or supplemented from time to time;

•
“Joint Bookrunners” refers to China International Capital Corporation Hong Kong Securities Limited, Guotai Junan Securities (Hong Kong) Limited, CMB International Capital Limited, Haitong International Securities Company Limited, BOCI Asia Limited, Futu Securities International (Hong

Kong) Limited, DBS Asia Capital Limited, ICBC International Securities Limited, ABCI Capital Limited, and CCB International Capital Limited;
•
“Joint Global Coordinators” refers to China International Capital Corporation Hong Kong Securities Limited, Guotai Junan Securities (Hong Kong) Limited, CMB International Capital Limited, Haitong International Securities Company Limited, BOCI Asia Limited, Futu Securities International (Hong Kong) Limited, DBS Asia Capital Limited, and ICBC International Securities Limited;

•
“Joint Lead Managers” refers to China International Capital Corporation Hong Kong Securities Limited, Guotai Junan Securities (Hong Kong) Limited, CMB International Capital Limited, Haitong International Securities Company Limited, BOCI Asia Limited, Futu Securities International (Hong Kong) Limited, DBS Asia Capital Limited, ICBC International Securities Limited, ABCI Securities Company Limited, and CCB International Capital Limited;

•
“Joint Sponsors” refers to China International Capital Corporation Hong Kong Securities Limited, Guotai Junan Capital Limited, CMB International Capital Limited;

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“lidar” refers to life detection and ranging, a remote sensing method that uses light to measure the distance or range of objects;

•
“Listing” refers to the listing of our Class B ordinary shares on the Main Board of the Hong Kong Stock Exchange and “Listing Date” refers to the date, expected to be on or about September 16, 2025, on which the Class B ordinary shares on to be listed and on which dealings in the Class B ordinary shares are to be first permitted to take place on the Hong Kong Stock Exchange;

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“Overall Coordinators” refers to China International Capital Corporation Hong Kong Securities Limited, Guotai Junan Securities (Hong Kong) Limited, CMB International Capital Limited, Haitong International Securities Company Limited, and BOCI Asia Limited;

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“Securities and Futures Ordinance” refers to Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time; and

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“SFC” refers to the Securities and Futures Commission of Hong Kong;

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“Stabilizing Manager” refers to China International Capital Corporation Hong Kong Securities Limited; and

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“Track Record Period” refers to the years ended December 31, 2022, 2023 and 2024 and the three months ended March 31, 2025.

Capitalized terms used in this prospectus supplement but not defined herein are defined in the accompanying prospectus or in our 2024 Annual Report that is incorporated therein by reference.
Unless otherwise noted, all translations from Renminbi to U.S. dollars and from U.S. dollars to Renminbi in this prospectus supplement are made at a rate of RMB7.2567 to US$1.0000, the exchange rate in effect as of March 31, 2025 as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System. We make no representation that any Renminbi or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or Renminbi, as the case may be, at any particular rate, or at all.
All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

SPECIAL NOTES REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the information incorporated by reference therein contain forward-looking statements that reflect our current expectations and views of future events. All statements other than statements of current or historical facts are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.
You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:
•
our goals and strategies;

•
our future business development, financial condition and results of operations;

•
expected changes in our revenues, costs or expenditures;

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the trends in, expected growth and the market size of the ADAS and Robotics industries;

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the market for and adoption of lidar and related technology;

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our ability to produce high-quality products with wide market acceptance;

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the success of our customers in developing and commercializing products using our solutions, and the market acceptance of those products;

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our ability to introduce new products that meet our customers’ requirement;

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our expectations regarding the effectiveness of our marketing initiatives and the relationship with our third-party partners;

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competition in our industry;

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our ability to recruit and retain qualified personnel;

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government policies and regulations relating to our industry;

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our ability to protect our systems and infrastructures from cyber-attacks;

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general economic and business conditions globally and in China; and

•
assumptions underlying or related to any of the foregoing.

Although we believe that our expectations expressed in the forward-looking statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference therein are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. These forward-looking statements are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference therein. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. You should thoroughly read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference therein with the understanding that our actual future results may be materially different from, or worse than, what we expect. We qualify all of our forward-looking statements by these cautionary statements.
This prospectus supplement contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions.
We would like to caution you not to place undue reliance on these forward-looking statements and you should read these statements in conjunction with the risk factors disclosed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference therein for a more complete discussion of the risks of an investment in our securities and other risks outlined in our other filings with the SEC. The forward-looking statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference therein are made only as of the date of the document in which those statements were originally made, and we do not undertake any obligation to update the forward-looking statements except as required under applicable law.

PROSPECTUS SUPPLEMENT SUMMARY
The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and notes thereto appearing elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference therein. In addition to this summary, we urge you to carefully read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference therein, including the risks of investing in the ADSs and Class B ordinary shares discussed under “Risk Factors” of this prospectus supplement, the information included under the sections entitled “Item 3. Key Information — D. Risk Factors” and “Item 4. Information on the Company” in our 2024 Annual Report, the financial statements and the related notes thereto in our 2024 Annual Report, the information included in our current report on Form 6-K furnished to the SEC on September 2, 2025 (the “Super 6-K”) and the information included in our current report on Form 6-K furnished to the SEC on September 5, 2025, all of which are incorporated by reference in the accompanying prospectus. This prospectus supplement contains information from an industry report commissioned by us and prepared by CIC, an independent research firm, to provide information regarding our industry. We refer to this report as the CIC Report.
Overview
We are the global leader in three-dimensional light detection and ranging (lidar) solutions. We design, develop, manufacture, and sell advanced lidar products. Our lidar products enable a broad spectrum of applications across (i) passenger or commercial vehicles with advanced driver assistance systems, and (ii) autonomous vehicle fleets providing passenger and freight mobility services, robotics and other non-automotive industries, such as automated guided vehicles/autonomous mobile robots, delivery robots, agricultural vehicles, wide industrial applications such as port and yard automation, and stationary applications. Leveraging advanced ASIC and other lidar technologies, proprietary in-house design and manufacturing capacities and platform level-shared architecture, we deliver lidar products balancing Performance, Quality and Cost to the expanding ADAS and Robotics markets.
We are a leading lidar company globally in terms of commercialization and financial performance, according to CIC. We have paved the way for lidars from technology innovation to mass production and widespread application, driving the evolution of intelligent vehicles.
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Our revenue scale and shipment volume demonstrate our industry position. We were the No. 1 lidar supplier globally in each of 2022, 2023 and 2024 in terms of revenue, according to CIC. By September 2022, we became the first lidar company globally to achieve 10,000 units shipment volume in a single month; by December 2024, we became the first lidar company globally to achieve 100,000 units shipment in a single month, according to CIC.

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We have achieved solid financial performance in the global lidar industry. We achieved the highest gross margin and gross profit among lidar companies worldwide in 2022, 2023, and 2024, according to CIC. Notably, we were the first lidar company in the world to achieve a full-year non-GAAP net profit (non-GAAP measure) in 2024. Additionally, we recorded full-year positive operating cash flow in both 2023 and 2024, making us the first publicly-listed lidar company to generate positive operating cash flow, according to CIC.

For each of our sub-markets:
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We ranked third in terms of revenue scale in the global ADAS market in 2024, according to CIC. We secured the highest number of design wins in the ADAS market as of March 31, 2025, from 22 OEMs globally across 120 vehicle models. We are the lidar provider for leading OEMs such as Li Auto (HKSE: 2015; NASDAQ: LI), Zeekr (NYSE: ZK), and Leapmotor (HKSE: 9863). Notably, we secured an exclusive design win with a top European OEM, launching a multi-year program that will extend into the next decade across both ICE and EV platforms, making us the first Chinese lidar provider for global vehicles platforms, according to CIC. From July 2022, when we began volume shipment, to December 31, 2024, we ranked the second in terms of accumulated shipment volume in the global ADAS market, according to CIC.

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We ranked No. 1 in terms of revenue scale in the global Robotics market in each of 2022, 2023 and 2024, according to CIC. We built our leadership in the Robotics market early on with a wide range of mechanical lidar products. By December 2024, we became the first lidar company globally to achieve 20,000 units shipment in a single month for Robotics applications, according to CIC. We were also a global leader in the global Robotaxi sector, a sub-sector of Robotics market, with a market share of over 55% in each of 2022, 2023 and 2024 in terms of revenue, according to CIC. During the Track Record Period, we were the primary lidar solution provider for nine out of the top ten autonomous driving companies in the world, according to CIC.
We believe there are three attributes critical to the further improvement of penetration rate of lidars: Performance, Quality, and Cost. Our current market position reflects our ability to address these key factors effectively. Depending on the scenario or the application, our customers have varying needs. Our ADAS customers generally have strict requirements on all three aspects, especially on Cost. For the Robotics market, our customers demonstrate varying levels of cost sensitivity depending on the application, including Robotaxi, lawn mowing robots, delivery robots, autonomous mobile robots, and humanoid robots. For example, our Robotaxi customers are less Cost-sensitive as they prioritize higher Performance and Quality, which are critical to the successful development and safe operation of full autonomous driving solutions. We design and manufacture lidars to enhance each of the three elements, while striking what we believe is the optimal balance for different applications and industries, which has led to our continued success in each of our submarkets.
Industry Trends and Opportunities
We believe our growth trajectory will continue as we offer highly competitive products and pricing to capture the fast-growing lidar market opportunity. The global lidar industry, in terms of revenues, increased from US$0.3 billion in 2020 to US$1.6 billion in 2024, with a CAGR of 57.6%, and is expected to increase to US$17.1 billion in 2029, representing a CAGR of 61.2%, according to CIC. In particular, the market size and growth rate of the lidar industry in China has significantly surpassed other regions.
ADAS Market
According to CIC, revenues of lidar for the ADAS market increased from US$0.1 billion in 2020 to US$1.0 billion in 2024, at a CAGR of 104.1%, and are expected to reach US$12.0 billion in 2029, representing a CAGR of 63.6%.
Robotics Market
As the Robotics market flourishes, it is poised to significantly drive the demand for lidar solutions, further propelling the growth of the overall industry. According to CIC, revenues of lidar for the Robotics market increased from US$0.2 billion in 2020 to US$0.6 billion in 2024, at a CAGR of 29.4%, and are expected to reach US$5.1 billion in 2029, representing a CAGR of 56.3%.
Our Innovative and Industry-leading Technological Prowess
Our ASIC Approach
We design and manufacture lidars to enhance each of the three elements, Performance, Quality, and Cost, and set benchmarks for optimal balance for different applications and industries, by leveraging our ASIC approach, which consolidates and integrates hundreds or even thousands of discrete components into a single or a few chips.
Since early stages of our development, we have been committed to the in-house research and development of key components for lidar. According to CIC, we were the first in the lidar industry to establish a dedicated R&D team for ASICs as early as in 2017. We have achieved the highest integration rate of ASICs in the industry since 2023, according to CIC. Our fourth-generation ASICs consolidate all seven key components that determine lidar’s functions and performance, including lasers, detectors, laser drivers, analog front-end, analog-to-digital converters, digital signal processors, and controllers. We remain the only lidar company in the industry that have in-house developed all seven key components, according to CIC. Our extensive knowledge paved the way for a remarkable industry milestone: we were the first to successfully implement an ASIC approach for both the TX module and the RX module, the heart of a lidar product, according to CIC.

Our ASIC approach simplifies product architecture, optimizes design, which boosts each of the three elements, Performance, Quality, and Cost.
Since the launch of our first-generation ASIC in October 2020, we have always been committed to advancing lidar technology and have successfully released four generations of ASICs, each with higher level of integration and more advanced proprietary technologies, enabling the development of lidar products with better performance, enhanced quality and reduced production costs, which resulted in our commercial success.
Our Trend-setting ASIC-Based Architecture
By adopting the ASIC approach, we have developed an innovative and distinctive ASIC-based architecture, which features advanced technologies including highly integrated TX/RX architecture, industry first VCSEL used in long-range automotive lidars, and industry first ASIC-based one-dimensional electronic scanning.
Empowered by our ASIC approach, we have developed a series of industry-leading products. We launched our flagship AT128 in July 2021, with SOP in July 2022. AT128, according to CIC, was the first lidar product to leverage ASIC-based technology to integrate 128 VCSEL laser arrays, enabling genuine 128-channel scanning. Prior to AT128, similar technological architecture was only capable of achieving a modest 16-line scanning. In addition, while most industry peers apply ASIC approach only to their ADAS lidar products, we have achieved a breakthrough by successfully migrating our ASIC-based architecture to our mechanical lidar product, OT128, making it highly scalable for Robotaxi commercialization while delivering promising performance.
Leveraging our ASIC approach, we have developed a strong product pipeline, including AT1440 family, ET series and JT series. These products quickly gained traction, achieving design wins both domestically and internationally shortly after or even before product launch, thereby fueling our continued growth. We will continue to upgrade our technologies to deliver products with better price-to-performance.
Our Innovative Platform-Level Shared Architecture
We introduced platform thinking early on, starting in 2017. Our platformization enabled architecture sharing not only within each series, but also across different product series. For example, 70% of the components and parts can be shared across the AT and ET product series, significantly shortening product development cycle, reducing supply chain costs and research and development costs, and promoting customer satisfaction and loyalty due to consistency in design. We have accumulated a broad spectrum of know-how in lidar technology, which can be effectively leveraged on the system level to support the development of a diverse range of product offerings and foster continuous innovation of our next-generation lidars.
Our Pioneering In-House Manufacturing
Amid the rising trends in intelligent electric vehicles sales and increasing ADAS penetration rates, the demand for lidar products from OEM customers has been steadily growing. This has heightened the requirements for lidar suppliers in terms of delivery timeliness, cost efficiency, and product quality. In this context, our pioneering in-house manufacturing capability constitutes another of our major advantages and has helped us gain substantial competitive edge in the long-term — enhancing cost efficiency, quality control, innovation speed, and supply chain resilience. We were the first to adopt in-house manufacturing from day one and remain the only lidar company in the market to consistently follow this approach, according to CIC. We have integrated our lidar design and manufacturing into an indivisible and seamless process, enabling us to deliver automotive grade products with high quality. As the lidar industry continues to evolve quickly, our in-house highly automated and integrated manufacturing capabilities provide instant trial feedback for us to iterate our lidar design and manufacturing process, thereby enabling rapid product development and fast iteration cycles. Moreover, in-house manufacturing allows us to better control product quality, ensure product consistency, improve manufacturing efficiency, and safeguard manufacturing process know-how at an affordable cost. The know-how further strengthens our in-house manufacturing capabilities and helps establish a virtuous cycle to solidify our advantages.
We currently operate two manufacturing facilities, Hertz Center in Hangzhou and Maxwell Center in Shanghai, to produce and assemble our lidar products. Hertz Center, our main mass production facility,

commenced operations in September 2023. Maxwell Center, which commenced trial operation in December 2023, serves as our advanced research and development and intelligent manufacturing center, and is primarily focused on new product design, testing and calibration. We have achieved 100% automation rate in our core production processes, which significantly improves our production efficiency and reduces our production costs.
Our Financial Performance
We have already started commercializing our technology. During the Track Record Period, we witnessed rapid growth in our shipment volume and revenues. We recognized revenues from approximately 80,400, 222,100, 501,900, 59,100 and 195,800 shipped lidar units in 2022, 2023, 2024 and the three months ended March 31, 2024 and 2025, respectively. Our net revenues increased by 56.1% from RMB1,202.7 million in 2022 to RMB1,877.0 million in 2023, and further increased by 10.7% to RMB2,077.2 million (US$286.2 million) in 2024. In the three months ended March 31, 2025, our net revenues increased by 46.3% to RMB525.3 million (US$72.4 million), compared to RMB359.1 million in the same period of 2024. In addition, our net loss narrowed during our Track Record Period. We incurred net losses of RMB300.8 million, RMB476.0 million, RMB102.4 million (US$14.1 million), RMB106.9 million and RMB17.5 million (US$2.4 million) in 2022, 2023, 2024 and the three months ended March 31, 2024 and 2025, respectively. Our adjusted net loss, a non-GAAP financial measure, was RMB195.5 million, RMB241.3 million and RMB69.1 million in 2022, 2023 and the three months ended March 31, 2024, respectively. We realized adjusted net income (non-GAAP measure) of RMB13.7 million (US$1.9 million) and RMB8.6 million (US$1.2 million) in 2024 and the three months ended March 31, 2025, respectively. For more information on our non-GAAP financial measures, see “Summary Consolidated Financial Data — Non-GAAP Measures.”
Our Strengths
We believe the following strengths position us well to capitalize on the opportunities in providing lidar solutions for the ADAS and Robotics markets:
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Recognized leadership in the lidar industry;

•
Strong global partnerships with industry-leading players;

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Commercially validated solutions backed by innovative lidar technologies;

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Strong automated in-house manufacturing enabling rapid development and high quality; and

•
Visionary management team with a proven track record of innovation and commercialization.

Growth Strategies
Our business objective is to solidify the current dominant position in providing lidar solutions to the surging automotive markets and extend our leadership to the emerging Robotics market. Key elements of our strategies include:
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Leveraging technological and manufacturing expertise to reinforce our leadership;

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Further expanding footprint in the robotics market to serve more industries and application scenarios;

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Strengthening and expanding partnerships with industry leaders; and

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Continue investing in in-house manufacturing to deliver high-performance, reliable products at competitive prices.

Our Products
Based on our proprietary technology, we have developed and produced a full range of lidar products to enable a broad spectrum of applications. Our lidar products cater to short-, medium-, and long-range applications, with industry-leading detection range, resolution, interference rejection technology, and reliability. The following table presents our selected key product series:
	AT Series	ET Series(1)	FT Series(1)	Pandar Series	OT Series	XT Series	QT Series	JT Series

Application	ADAS – long range detection	ADAS – long range detection	ADAS – blind spot detection	Robotics – long-range detection	Robotics – long-range detection	Robotics – mid-range detection	Robotics – blind-spot detection	Robotics – short-range 3D detection
Release date	July 2021	April 2023	November 2022	April 2017	September 2024	October 2020	January 2020	January 2025
Operating principle	ToF(4)	ToF	ToF	ToF	ToF	ToF	ToF	ToF
Type	Hybrid Solid State	Hybrid Solid State	Solid State	Mechanical	Mechanical	Mechanical	Mechanical	Mechanical
Channel	up to 1440	up to 512	—	up to 128	128	up to 32	up to 128	up to 256
Range(2)	up to 300 m	up to 400 m	up to 30 m	up to 200 m	up to 200 m	up to 80 m	up to 20 m	up to 60 m
Point cloud frequency	up to 12.29 million points/ second	up to 5.60 million points/ second	up to 0.49 million points/ second	up to 3.46 million points/ second	3.46 million points/ second	up to 0.64 million points/ second	up to 0.86 million points/ second	up to 1.15 million points/ second
FOV(5) (vertical)	up to 25.4°	up to 25°	up to 140°	40°	40°	up to 40.3°	up to 105.2°	up to 189°
FOV (horizontal)	up to 140° finest	120°	up to 180°	360°	360°	360°	360°	360°
Resolution (vertical)	up to 0.0125°	0.05° finest	up to 0.6°	up to 0.125° finest	0.125° finest	up to 1°	up to 0.4° finest	—
Resolution (horizontal)(3)	up to 0.02°	0.05° finest	up to 0.6°	up to 0.1° finest (10 Hz frame rate)	0.1° finest	0.18° (10 Hz frame rate)	up to 0.4° finest (10 Hz frame rate)	—
Interference rejection technology
Intelligent point cloud engine
ASIC-based one dimensional electronic scanning				X
VCSEL technology				X		X
ASIC approach				X
Minimum Power consumption	8 W	11 W	<6 W	18 W	29 W	10 W	10 W	<8W

Notes:
(1)
Specifications are customizable per customers’ needs.

(2)
Range data is at 10% reflectivity circumstance. Reflectivity refers to the ratio of the energy of the light reflected from a surface to the energy possessed by the light striking the surface.

(3)
Resolution data is at 10 Hertz frame rate circumstance.

(4)
ToF refers to a method for measuring the distance between a sensor and an object, based on the time difference between the emission of the laser pulse and its return to the sensor, after being reflected by an object.

(5)
FOV refers to field of view.

Summary of Risk Factors
Investing in our ADSs and Class B ordinary shares involves significant risks. You should carefully consider all of the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference therein before making an investment in our ADSs and Class B ordinary shares. Below please find a summary of the principal risks we face, organized under headings. You should carefully consider the matters discussed under “Item 3. Key Information — D. Risk Factors” in our 2024 Annual Report and “Risk Factors” in Exhibit 99.1 of the Super 6-K, as well as other documents incorporated by reference in the accompanying prospectus.
Risks Related to Our Business and Industry
Risks and uncertainties related to our business and industry include, but are not limited to, the following:
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We have a history of losses, which may continue in the future.

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Our limited operating history makes it difficult to evaluate our future prospects and the risks and challenges we may encounter.

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Our lidar products used on vehicles are highly complex and may contain defects or otherwise fail to perform in line with expectations. Such defects or failures could reduce the market adoption of our new products, damage our reputation, expose us to product liability and other claims and adversely affect our operating results.

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If our lidar products are not selected by automotive customers or their suppliers, our business will be materially and adversely affected.

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We currently have and target many customers that are large corporations with substantial negotiating power, stringent product standards and potentially competitive internal solutions. If we fail to engage effectively with these customers, our prospects and results of operations will be adversely affected.

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Our ability to develop, manufacture, and deliver lidar products of high quality and appeal to customers on schedule and at scale is still evolving.

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Our efforts to continue developing and commercializing our in-house ASICs may not succeed.

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U.S. persons purchasing our shares in this Global Offering will be required to file notifications with the U.S. Department of the Treasury under the U.S. government’s new China-focused Outbound Investment Program, and failure to comply with these notification requirements is punishable by civil and criminal penalties; the Outbound Investment Program may adversely affect our access to capital and our business, financial condition, and results of operations.

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The current tensions in international trade and investment and rising political tensions, particularly between the United States and China, may adversely impact our business, financial condition, and results of operations, as well as our access to international capital markets.

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We operate in highly competitive markets and some market participants have substantially greater resources. We may not successfully compete against them.

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If market adoption of lidar does not continue to develop, or develops more slowly than we expect, our business will be adversely affected.

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The PCAOB had historically been unable to inspect our auditor in relation to their audit work.

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Our ADSs may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.

Risks Related to Doing Business in China
We face risks and uncertainties related to doing business in China in general, including, but not limited to, the following:
•
The PRC government has significant oversight in regulating our operations and may influence or intervene in our operations at any time. Actions by the PRC government to exert control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Implementation of industry-wide regulations in this nature may also cause the value of such securities to significantly decline or become worthless.

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Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.

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Uncertainties exist with respect to how the PRC Foreign Investment Law may impact the viability of our current corporate structure and operations.

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Risks and uncertainties arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws and the fact that rules and regulations in China may evolve quickly with any public consultation and advanced notice period being relatively short in terms of the time that we may need to fully adapt to such changes, all of which could result in a material adverse change in our operations and the value of our ADSs.

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If we fail to complete the CSRC filing and other procedures for this offering or any future offshore offering or listing, we may be subject to sanctions imposed by the relevant mainland China governmental authority.

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Any actual or alleged failure to comply with the various applicable laws and regulations related to personal information protection, data security and cybersecurity could affect our offshore listing and lead to liabilities, penalties or other regulatory actions, which could have a material and adverse effect on our business, financial condition and results of operations.

•
We are subject to mainland China laws and regulations restricting capital flows which may affect our liquidity. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our mainland China subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our mainland China subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” and “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Mainland China regulation of loans to and direct investment in mainland China entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our mainland China subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business” in our 2024 Annual Report.

•
China’s M&A Rules and certain other mainland China regulations establish procedures for certain acquisitions of mainland China companies, which could make it difficult for us to pursue growth through acquisitions in mainland China.

Risks Related to Our ADSs
•
The trading price of the ADSs has been and is likely to continue to be volatile, which could result in substantial losses to investors.

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We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

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Our dual-class share structure with different voting rights limits your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class B ordinary shares and ADSs may view as beneficial.

Risks Related to the Global Offering and the Dual Listing
•
An active trading market for our Class B ordinary shares on the Hong Kong Stock Exchange might not develop or be sustained and trading prices of our Class B ordinary shares might fluctuate significantly.

•
During the period between pricing and trading of our Class B ordinary shares in connection with the Global Offering, the market price of our ADSs traded on Nasdaq may fall, which could result in a fall in the market price of our Class B ordinary shares to be traded on the Hong Kong Stock Exchange.

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The characteristics of the U.S. capital markets and the Hong Kong capital markets are different.

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Exchange between our Class B ordinary shares and the ADSs may adversely affect the liquidity or trading price of each other.

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The time required for the exchange between our Class B ordinary shares and the ADSs might be longer than expected and investors might not be able to settle or effect any sale of their securities during this period, and the exchange of Class B ordinary shares into ADSs involves costs.

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We expect to incur increased costs as a dual-listed public company in the United States and Hong Kong.

•
You will incur immediate and substantial dilution and may experience further dilution in the future.

Our Holding Company Structure and Risks Related to Doing Business in China
Hesai Group is not a Chinese operating company, but a Cayman Islands holding company with operations mainly conducted by its subsidiaries based in mainland China, and to a lesser extent by its subsidiaries based in the United States and elsewhere. This structure involves unique risks to investors. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Uncertainties exist with respect to how the PRC Foreign Investment Law may impact the viability of our current corporate structure and operations” in our 2024 Annual Report. In this prospectus supplement, unless otherwise indicated or the context otherwise requires, references in this prospectus supplement to “Hesai,” “we,” “us,” “our company” and “our” are to Hesai Group, our Cayman Islands holding company, and its subsidiaries, including Hesai Technology, and “Hesai Technology” are to Hesai Technology Co., Ltd. and its subsidiaries in mainland China, the U.S. and elsewhere. Unless otherwise specified, in the context of describing business and operations, we are referring to the business and operations conducted by Hesai Technology.
We face various legal and operational risks associated with being based in and having the majority of our operations in mainland China and the complex and evolving mainland China laws and regulations. For example, we face risks associated with the fact that the PRC government has significant oversight in regulating our operations and may influence or intervene in our operations at any time, regulatory approvals on offerings conducted overseas by, and foreign investment in, China-based issuers, anti-monopoly regulatory actions, and oversight on data security, which may impact our ability to conduct certain businesses, accept foreign investments, or continue to list on a United States exchange. These risks could result in a material adverse change in our operations and the value of our ADSs, significantly limit or hinder our ability to offer or continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless.
The following diagram illustrates our corporate structure, including our principal subsidiaries and other entities that are material to our business, as of the date of this prospectus supplement:
Permissions Required from the PRC Authorities for Our Operations and This Offering
To the extent that the discussions in this section on permissions from mainland China authorities relate to matters of mainland China law, it is the opinion of Fangda Partners, our mainland China counsel. Under mainland China laws and regulations, we are required to obtain or complete a number of licenses, approvals, registrations, filings and other permissions for our operation, including without limitation, the certificate of registration for customs declaration entity, the receipt of registration for consignee and consignor of imported and exported goods with customs, receipt of registration for fixed pollution source, the permit for discharge of urban sewage into public drainage system, the type approval certificate for radio transmission equipment, and the sales filing record for radio transmission equipment for certain of our products. See “Risk Factors — Risks Related to Our Business and Industry — If we fail to obtain and maintain the requisite licenses, permits, registrations and filings applicable to our business, or fail to obtain additional licenses, permits, registrations or filings that become necessary as a result of new enactment or promulgation of government policies, laws or regulations or the expansion of our business, our business and results of operations may be materially and adversely affected” in Exhibit 99.1 of the Super 6-K. The expansion of our manufacturing facilities is also subject to a number of government supervision and approval procedures. See “Risk Factors — Risks Related to Our Business and Industry — The expansion of our manufacturing facilities may be subject to delays, disruptions, cost overruns, or may not produce expected benefits” in Exhibit 99.1 of the Super 6-K. As of March 31, 2025, we had obtained all required permissions that are material for our current operation.
On September 24, 2024, the Cyberspace Administration of China published the Cyber Data Security Regulations, which came into effect on January 1, 2025, the Cyber Data Security Regulations restates and further specifies the legal requirements for personal information, important data, cross-border data transfer, network platform services, and data security. Among others, if the network data processing activities have or may have impacts on national security, such activities shall be subject to national security review in accordance with relevant laws and regulations. Any failure to comply with such requirements may subject the data processors to, among others, suspension of services, fines, revocation of relevant business permits or business licenses and penalties.
On December 28, 2021, the Cyberspace Administration of China, together with other administrative departments, jointly promulgated the Cybersecurity Review Measures, which became effective on February 15, 2022. Pursuant to the Cybersecurity Review Measures, critical information infrastructure operators that procure internet products and services, and internet platform operators engaging in data processing activities, are subject to the cybersecurity review if their activities affect or may affect national security. The Cybersecurity Review Measures further stipulate that an internet platform operator with personal information of over one million users shall apply with the Cybersecurity Review Office for a cybersecurity review before going to list abroad, and the relevant governmental authorities may initiate a cybersecurity review if they consider that the relevant network products or services or data processing activities affect or may affect national security. As of December 31, 2024, we did not receive any notice that we are a critical information infrastructure operator from any government authority; nor did we receive any request from the Cyberspace Administration of China to undergo a cybersecurity review.
In connection with our initial public offering completed in February 2023, we received confirmation in writing from the China Cybersecurity Review Technology and Certification Center, now called the China Cybersecurity Review, Certification and Market Regulation Big Data Center, the institution designated by the Cyberspace Administration of China to receive application materials for cybersecurity review and conduct examinations of such applications, that we were not required to apply for a cybersecurity review in connection with that offering and the listing on the Nasdaq Stock Market if we did not possess over one million users’ personal information prior to the completion of the offering and the listing. As a result, based on the fact that we were not in possession of more than one million users’ personal information, we were not subject to cybersecurity review by the Cyberspace Administration of China for our initial public offering. According to the verbal consultation conducted on April 23, 2025 with the Cybersecurity Review, Certification and Market Regulation Big Data Center, we are not required to file an application for cybersecurity review under Article 7 of the Cybersecurity Review Measures with respect to this Global Offering. However, in connection with any future overseas capital markets activities, we cannot assure you that we will not be required to undergo a cybersecurity review conducted by the Cyberspace Administration of China, or meet other regulatory requirements that may be adopted in the future by mainland China authorities. To the extent such requirements are or become applicable, we cannot assure you that we would be able to comply with them. For more detailed information, see “Risk Factors — Risks Related to Doing Business in China — Any actual or alleged failure to comply with the various applicable laws and regulations related to personal information protection, data security and cybersecurity could affect our offshore listing and lead to liabilities, penalties or other regulatory actions, which could have a material and adverse effect on our business, financial condition and results of operations” in Exhibit 99.1 of the Super 6-K.
On July 6, 2021, the PRC government promulgated Opinions on Strictly Cracking Down on Illegal Securities Activities, which, among other things, called for enhanced administration and supervision of overseas-listed mainland China-based companies, proposed to strengthen the supervision of the overseas issuance and listing of shares by mainland China-based companies and clarified the responsibilities of competent domestic industry regulators and government authorities. We do not believe that any provision in these opinions had a material adverse impact on our business operations. Under applicable laws of mainland China, we and our mainland China subsidiaries may be required to complete certain filing procedures with the China Securities Regulatory Commission, or the CSRC, in connection with future offering and listing in an overseas market, including our follow-on offerings, issuance of convertible bonds, offshore relisting after going-private transactions, and other equivalent offering activities. As advised by Fangda Partners, we are required to perform CSRC filing procedures for this Global Offering. We have submitted the relevant filing documents with the CSRC in connection with this offering, and the CSRC published the notification on our completion of the required filing procedures for this offering on August 19, 2025. If we fail to complete such filing procedures for this offering or any future offshore offering or listing, including our follow-on offerings, issuance of convertible bonds, offshore relisting after going-private transactions, and other equivalent offering activities, we may face sanctions by the CSRC or other mainland China regulatory authorities, which may include fines and penalties on our operations in mainland China, limitations on our operating privileges in mainland China, restrictions on or delays to our future financing transactions offshore, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ADSs. In addition, we are required to file a report to the CSRC after the occurrence and public disclosure of certain material corporate events, including but not limited to, change of control and voluntary or mandatory delisting. For more details, see “Risk Factors — Risks Related to Doing Business in China — If we fail to complete the CSRC filing and other procedures for the Global Offering or any future offshore offering or listing, we may be subject to sanctions imposed by the relevant mainland China governmental authority” included in Exhibits 99.1 of the Super 6-K.
Cash Flows through Our Organization
Hesai Group, our holding company, or the Parent, may transfer cash to Hesai Hong Kong Limited, its wholly owned subsidiary in Hong Kong, through capital injections and intra-group loans. Hesai Hong Kong Limited, in turn, may transfer cash to our mainland China subsidiaries, through capital injections and intra-group loans. Similarly, our mainland China subsidiaries may transfer cash to its wholly owned subsidiaries in mainland China and, upon approval from certain mainland China authorities, to subsidiaries in the U.S. and elsewhere, through capital injections and intra-group loans. If our wholly owned subsidiaries in mainland China realize accumulated after-tax profits, they may, upon satisfaction of statutory conditions and procedures, pay dividends or distribute earnings to Hesai Hong Kong Limited. Hesai Hong Kong Limited, in turn, may transfer cash to the Parent through dividends or other distributions. With necessary funds, the Parent may pay dividends or make other distributions to U.S. investors and service any debt it may have incurred outside of mainland China. In 2022, 2023, 2024 and the three months ended March 31, 2025, the Parent transferred nil, US$50.0 million, US$2.0 million and US$0.6 million to Hesai Hong Kong Limited, respectively, Hesai Hong Kong Limited transferred nil, nil, US$35.2 million and nil to Shanghai Hesai, respectively, and Shanghai Hesai transferred US$8.2 million, US$18.3 million, US$30.3 million and nil (through capital injections and loans) to its subsidiaries, respectively.
Cash is also transferred through our organization by way of intra-group transactions. In 2022, 2023, 2024 and the three months ended March 31, 2025, Shanghai Hesai transferred US$1.4 million, US$8.3 million, US$31.7 million and US$7.2 million through service fees and payments for purchasing materials to its subsidiaries, respectively. In 2022, 2023, 2024 and the three months ended March 31, 2025, subsidiaries of Shanghai Hesai transferred US$0.5 million, nil, nil and nil through payments for purchasing materials or finished goods to Shanghai Hesai, respectively. In 2022 and 2023, Oxigraf, Inc., a subsidiary in the U.S. until November 2023, transferred nil and US$0.1 million through payments for purchasing finished goods to a subsidiary of Shanghai Hesai in mainland China, respectively.
In 2022, 2023, 2024 and the three months ended March 31, 2025, no assets other than cash were transferred between the Parent and a subsidiary, no subsidiaries paid dividends or made other distributions to the Parent, and no dividends or distributions were paid or made to U.S. investors.

Under mainland China laws and regulations, we are subject to restrictions on foreign exchange and cross-border cash transfers, including to the Parent and U.S. investors. Our ability to distribute earnings to the Parent and U.S. investors is also limited. We are a Cayman Islands holding company and rely on dividends and other distributions on equity from our mainland China subsidiaries for our cash requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur outside of mainland China. Current mainland China regulations permit our mainland China subsidiaries to pay dividends to us only out of their accumulated after-tax profits upon satisfaction of statutory conditions and procedures, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our mainland China subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until the total amount set aside reaches 50% of its registered capital. Our mainland China subsidiaries shall not distribute profits before losses are covered and the statutory reserve funds are drawn. Additionally, if our mainland China subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends or make other distributions to us. In addition, the revenue and assets of our mainland China subsidiaries are generally denominated in Renminbi, which is not completely freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of our mainland China subsidiaries to pay dividends to us. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our mainland China subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our mainland China subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” and “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Governmental administration of currency conversion may affect our utilization of our revenues and affect the value of your investment” in our 2024 Annual Report.
We have established stringent controls and procedures for cash flows within our organization. Each transfer of cash among our Cayman Islands holding company and our subsidiaries is subject to internal approval. To effect a cash transfer, a number of steps are needed, including but not limited to the issuance of payment receipt, logging into the online banking system and completing its verification process, inspection of the invoice, and payment execution. A single employee is not permitted to complete each and every stage of a cash transfer, but rather only portions of the whole procedure. Only the finance department is authorized to make cash transfers. Within the finance department, the roles of payment approval, payment execution, record keeping, and auditing are segregated to minimize risk.
The Holding Foreign Companies Accountable Act
Pursuant to the Holding Foreign Companies Accountable Act, which was enacted on December 18, 2020 and further amended by the Consolidated Appropriations Act, 2023 signed into law on December 29, 2022, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the Public Company Accounting Oversight Board, or the PCAOB, for two consecutive years because of a position taken by authorities in a foreign jurisdiction, the SEC will prohibit our shares or the ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, including our auditor. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Since then, the PCAOB has not issued any new determination regarding its ability to inspect or investigate registered public accounting firms headquartered in mainland China and Hong Kong. For this reason, we do not expect to be identified as a Commission-Identified Issuer under the HFCAA following the filing of the 2024 Annual Report. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. See “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business and Industry — The PCAOB had historically been unable to inspect our auditor in relation to their audit work.” and “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business and Industry — Our ADSs may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment” in our 2024 Annual Report.
Corporation Information
Our principal executive offices are located at 10th Floor, Building A, No. 658 Zhaohua Road, Changning District, Shanghai 200050, PRC. Our telephone number at this address is +86 (21) 3158-8240. Our registered office in the Cayman Islands is located at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service of process in the United States is our subsidiary HESAI INC., located at 3500 W Bayshore Rd, Palo Alto, CA 94303.
All information that we file with or furnish to the SEC can be obtained over the internet on the SEC’s website at www.sec.gov. We also maintain a website at investor.hesaitech.com, but information contained on, or linked from, our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus. You should not regard any information on our website as a part of this prospectus supplement or the accompanying prospectus.

THE OFFERING
Public offering price
HK$       , or US$        , per Class B ordinary share.
The share offer
This prospectus supplement relates to the offering of       Class B ordinary shares as part of the Global Offering, consisting of an International Offering of 15,300,000 Class B ordinary shares and a Hong Kong Public Offering of 1,700,000 Class B ordinary shares. The allocation of Class B ordinary shares between the Hong Kong Public Offering and the International Offering is subject to reallocation, the Offer Size Adjustment Option and the Over-allotment Option. The number of Class B ordinary shares offered hereby will be determined at the time of pricing and will be based on the number of Class B ordinary shares sold to our Cornerstone Investors. For more information, see “Underwriting.”
Class B ordinary shares outstanding immediately after this offering
123,660,850 Class B ordinary shares (subject to the Offer Size Adjustment Option and the Over-allotment Option).
Use of proceeds
We will determine the offer price for both the international offering and the Hong Kong public offering by reference to, among other factors, the closing price of our ADSs on the last trading day before the pricing of the Global Offering, which is expected to be on or about September 12, 2025 (Hong Kong time). The maximum offer price for the Hong Kong public offering is HK$228.00, or US$29.04, per Class B ordinary share (equivalent to US$29.04 per ADS). Assuming (i) the offering price is HK$228.00 per Class B ordinary share, (ii) initially 15,300,000 Class B ordinary shares are allocated to the international offering and (iii) initially 1,700,000 Class B ordinary shares are allocated to the Hong Kong public offering, we estimate that we will receive net proceeds from the Global Offering of approximately HK$3,706.1 million, or US$472.1 million, assuming the Offer Size Adjustment Option and the Over-Allotment Option are not exercised, after deducting estimated underwriting discounts and commissions and the estimated offering expenses payable by us.
We expect to use the net proceeds from the Global Offering for the following purposes:
•
approximately 50% to be allocated to investment in research and development;

•
approximately 35% to be allocated to investment in our manufacturing capabilities to enable continued delivery of products with high performance and reliability to meet customers’ evolving demands;

•
approximately 5% to be allocated to business development to accelerate our business expansion; and

•
approximately 10% to be allocated for working capital and general corporate purposes to support our business operations and growth.

See “Use of Proceeds” for more information.
Lock-up
See “Underwriting” for more information.
Risk factors
See “Risk Factors” and other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference for a discussion of factors you should carefully consider before deciding to invest in our securities.
Nasdaq Global Select Market symbol
HSAI
Proposed Hong Kong Stock Exchange Code for the Class B ordinary shares
2525
Cornerstone investors
Certain investors, including HHLR Advisors, Ltd., Taikang Life Insurance Co., Ltd, WT Asset Management Limited, Grab Holdings Limited, Hongda Group (Hong Kong) Co., Limited, and Commando Global Fund, have agreed to purchase an aggregate amount of approximately US$148.0 million of Class B ordinary shares on the same terms as other investors in the international offering. Assuming such shares are sold at the maximum offer price of HK$228.00, the Cornerstone Investors would purchase an aggregate of 5,059,820 Class B ordinary shares (rounded down to the nearest whole board lot of 20 Class B Ordinary Shares). Such Class B ordinary shares are being offered and sold in reliance on Regulation S and are not covered by this prospectus supplement and accompanying prospectus. The ordinary shares placed to the cornerstone investors will be underwritten by the international underwriters pursuant to an international underwriting agreement to be entered into on the price determination date.
Payment and settlement
The underwriters expect to deliver the Class B ordinary shares against payment therefor through the facilities of the Central Clearing and Settlement System on or about           , 2025.

SUMMARY CONSOLIDATED FINANCIAL DATA
The following summary consolidated statements of operations and comprehensive loss data and summary consolidated statements of cash flow data for the years ended December 31, 2022, 2023 and 2024 and summary consolidated balance sheets data as of December 31, 2023 and 2024 have been derived from our audited consolidated financial statements, which are contained in our 2024 Annual Report and is incorporated by reference into the accompanying prospectus.
The following summary consolidated statements of operations and comprehensive (loss) income data and summary consolidated statements of cash flow data for the six months ended June 30, 2024 and 2025 and summary consolidated balance sheets data as of June 30, 2025 have been derived from our interim condensed consolidated financial statements as of June 30, 2025 and for the six months ended June 30, 2024 and 2025, which are contained in our Super 6-K furnished with the SEC on September 2, 2025 and are incorporated into the accompanying prospectus by reference. These amounts for the six months ended June 30, 2024 and 2025 and as of June 30, 2024 and 2025 have been translated from Renminbi to U.S. dollars at an exchange rate of RMB7.1636 to US$1.00, the exchange rate in effect as of June 30, 2025 as set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System.
The summary consolidated financial information should be read in conjunction with, and is qualified in its entirety by reference to, our audited consolidated financial statements and the related notes and “Item 5. Operating and Financial Review and Prospects” in our 2024 Annual Report and our Super 6-K furnished with the SEC on September 2 2025. Our historical results do not necessarily indicate results expected for any future periods.
The following table sets forth certain consolidated statements of comprehensive (loss) income data for the periods indicated.

	For the Year Ended December 31,				For the Six months ended June 30,
	2022	2023	2024		2024	2025
	RMB	RMB	RMB	US$	RMB	RMB	US$
					(unaudited)	(unaudited)	(unaudited)
	(in thousands)
Net revenues	1,202,670	1,876,989	2,077,157	286,240	817,982	1,231,690	171,937
Cost of revenues	(730,683)	(1,215,611)	(1,192,572)	(164,341)	(471,934)	(711,977)	(99,388)
Gross profit	471,987	661,378	884,585	121,899	346,048	519,713	72,549
Operating expenses:
Sales and marketing expenses	(104,835)	(148,798)	(193,032)	(26,601)	(97,709)	(92,857)	(12,962)
General and administrative expenses	(201,007)	(320,144)	(316,913)	(43,672)	(134,913)	(117,807)	(16,445)
Research and development expenses	(555,179)	(790,547)	(855,641)	(117,910)	(393,011)	(382,525)	(53,398)
Other operating income, net	10,817	26,520	276,093	38,047	45,354	62,880	8,778
Total operating expenses	(850,204)	(1,232,969)	(1,089,493)	(150,136)	(580,279)	(530,309)	(74,027)
Loss from operations	(378,217)	(571,591)	(204,908)	(28,237)	(234,231)	(10,596)	(1,478)
Interest income	58,734	99,813	104,401	14,387	56,392	41,488	5,792
Interest expense	—	(3,069)	(12,827)	(1,768)	(5,620)	(11,552)	(1,613)
Foreign exchange gain (loss)	20,858	(452)	14,577	2,009	5,038	7,960	1,111
Other income (loss), net	(2,161)	34	(2,476)	(341)	71	(713)	(100)
Net loss before income tax and share of loss in equity method investments	(300,786)	(475,265)	(101,233)	(13,950)	(178,350)	26,587	3,712
Income tax (expenses)/ benefit	66	(658)	(1,130)	(156)	(615)	(27)	(4)
Share of loss in equity method investment	(45)	(45)	(13)	(2)	(19)	(23)	(3)
Net (loss) income	(300,765)	(475,968)	(102,376)	(14,108)	(178,984)	26,537	3,705
The following table sets forth certain consolidated balance sheets data as of the dates indicated.
	As of December 31,			As of June 30,
	2023	2024		2025
	RMB	RMB	US$	RMB	US$
				(unaudited)	(unaudited)
	(in thousands)
Total current assets	4,397,609	4,682,656	645,287	4,822,268	673,161
Total non-current assets	1,264,934	1,306,955	180,103	1,439,817	200,991
Total assets	5,662,543	5,989,611	825,390	6,262,085	874,152
Total current liabilities	1,335,101	1,628,940	224,474	1,515,832	211,601
Total non-current liabilities	465,124	428,940	59,110	391,019	54,584
Total liabilities	1,800,225	2,057,880	283,583	1,906,851	266,185
Net current assets	3,062,508	3,053,716	420,813	3,306,436	461,560
Net assets	3,862,318	3,931,731	541,807	4,355,234	607,967
Total shareholders’ equity	3,862,318	3,931,731	541,807	4,355,234	607,967
Total liabilities and shareholders’ equity	5,662,543	5,989,611	825,390	6,262,085	874,152

The following table sets forth certain consolidated cash flow data for the periods indicated.
	For The Year ended December 31,				For the Six Months Ended June 30,
	2022	2023	2024		2024	2025
	RMB	RMB	RMB	US$	RMB	RMB	US$
					(unaudited)	(unaudited)	(unaudited)
	(in thousands)
Net cash (used in) provided by operating activities	(696,015)	57,261	63,503	8,751	(373,362)	(265,432)	(37,055)
Net cash provided by (used in) investing activities	1,119,646	(1,060,393)	955,876	131,723	939,360	19,382	2,705
Net cash provided by (used in) financing activities	15,176	1,590,356	250,675	34,544	118,087	142,949	19,954
Net increase (decrease) in cash and cash equivalents	438,807	587,224	1,270,054	175,018	684,085	(103,101)	(14,396)
Effects of exchange rate changes on cash, cash equivalents and restricted cash	25,118	57,623	14,382	1,982	1,985	(1,035)	(141)
Cash, cash equivalents and restricted cash at beginning of the year/period	449,352	913,277	1,558,124	214,715	1,558,124	2,842,560	396,806
Cash, cash equivalents and restricted cash at end of the year/period	913,277	1,558,124	2,842,560	391,715	2,244,194	2,738,424	382,269
Non-GAAP Measures
In evaluating our business, we consider and use adjusted loss from operations (non-GAAP measure) and adjusted net income/(loss) (non-GAAP measure) to supplement the review and assessment of our operating performance. We believe that these non-GAAP measures facilitate comparisons of operating performance from period to period and with peer companies. Accordingly, we believe that these measures provide useful information to investors and others in understanding and evaluating our consolidated results of operations in the same manner as they help our management. Our presentation of adjusted loss from operations (non-GAAP measure) and adjusted net income/(loss) (non-GAAP measure) may not be comparable to similarly titled measures presented by other companies. The use of these non-GAAP measures has limitations as an analytical tool, and you should not consider them in isolation from, or as substitutes for analysis of, our results of operations as reported under U.S. GAAP.
We define adjusted loss from operations (non-GAAP measure) and adjusted net income/(loss) (non-GAAP measure) as loss from operations and net loss adjusted for the impact of share-based compensation expenses, which are non-cash in nature.
The following table sets forth the reconciliation of adjusted loss from operations (non-GAAP measure) and adjusted net income/(loss) (non-GAAP measure) for the periods indicated to loss from operations and net loss, respectively.

	For The Year ended December 31,				For the Six Months Ended June 30,
	2022	2023	2024		2024	2025
	RMB	RMB	RMB	US$	RMB	RMB	US$
					(unaudited)	(unaudited)	(unaudited)
	(in thousands)
Loss from operations	(378,217)	(571,591)	(204,908)	(28,237)	(234,231)	(10,596)	(1,478)
Add: Share-based compensation expenses, net of tax	105,219	234,624	116,064	15,994	66,305	55,384	7,731
Adjusted loss from operations (non-GAAP measure)	(272,998)	(336,967)	(88,844)	(12,243)	(169,926)	44,788	6,253
Net loss	(300,765)	(475,968)	(102,376)	(14,108)	(178,984)	26,537	3,705
Add: Share-based compensation expenses, net of tax	105,219	234,624	116,064	15,994	66,305	55,384	7,731
Adjusted net income/(loss) (non-GAAP measure)	(195,546)	(241,344)	13,688	1,886	(112,679)	81,921	11,436

RISK FACTORS
Investing in our ADSs and Class B ordinary shares involves significant risks. You should carefully consider all of the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference therein before making an investment in our ADSs and Class B ordinary shares. Below please find a summary of the principal risks we face, organized under headings. You should carefully consider the matters discussed under “Item 3. Key Information — D. Risk Factors” in our 2024 Annual Report and “Risk Factors” in Exhibit 99.1 of the Super 6-K, as well as other documents incorporated by reference in the accompanying prospectus.
U.S. persons purchasing our shares in this Global Offering will be required to file notifications with the U.S. Department of the Treasury under the U.S. government’s new China-focused Outbound Investment Program, and failure to comply with these notification requirements is punishable by civil and criminal penalties; the Outbound Investment Program may adversely affect our access to capital and our business, financial condition, and results of operations.
On October 28, 2024, the U.S. Department of the Treasury (“Treasury”) issued a final rule, 31 CFR Part 850 (the “Final Rule”) to implement an August 2023 executive order that provided for the establishment of a new national security regulatory framework (the “Outbound Investment Program”) to control outbound investment from the United States in certain sensitive industry sectors in the People’s Republic of China, including Hong Kong and Macau. The Final Rule became effective on January 2, 2025.
The Final Rule imposes investment prohibitions and notification requirements on specified investments by U.S. persons (broadly defined to include any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States (including any foreign branch of such entity), or any person in the United States) in certain entities engaged in specified “Covered Activities” relating to three sectors: (i) advanced microchips and microelectronics, (ii) quantum computing, and (iii) AI systems. The Covered Activities in the advanced microchips and microelectronics sector that are included under the prohibited transaction include (i) developing or producing design automation software for integrated circuit design or advanced packaging, (ii) developing or producing equipment for semiconductor fabrication, volume advanced packaging, or extreme ultraviolet lithography, (iii) designing or fabricating integrated circuits exceeding specified performance characteristics, (iv) using advanced integrated circuit packaging techniques, and (v) developing, installing, selling, or producing supercomputers exceeding specified performance and density criteria. Covered Activities in the advanced microchips and microelectronics sector that are included as notifiable transactions include designing, fabricating or packaging any integrated circuit, other than those specific in the prohibited transaction definition. “Persons of a Country of Concern” (which are defined in the Final Rule to include entities with their principal place of business in China or that are controlled by Chinese citizens (including through ownership of 50% or more of the entity’s voting power, equity interests, voting power of the board, or otherwise)) that are engaged in specified activities within these three technology sectors are defined as “Covered Foreign Persons.” In addition, any person that derives more than 50% of its revenue or net income or incurs more than 50% of its operating expenses or capital expenditure from Persons of a Country of Concern in which it has specified interests (including equity interests) that are engaged in Covered Activities is also a Covered Foreign Person. The types of investments by U.S. persons that are subject to the Final Rule are defined as “Covered Transactions” and are subject to the applicable prohibitions or notification requirements include acquisitions of equity interests and contingent equity interests, certain debt financing, and joint ventures involving Covered Foreign Persons. The Final Rule excludes some investments from the scope of covered transactions, including those in publicly traded securities listed on a stock exchange (such as the trading of our Shares on the Exchange after the completion of the Global Offering) and those trading on the over-the-counter markets (the “Publicly Traded Securities Exception”). The Final Rule is aimed at exerting greater U.S. government oversight over U.S. direct and indirect investments involving China, and it introduces new hurdles and uncertainties for cross-border collaborations, investments, and funding opportunities of China-based issuers, including us.
We are likely to be deemed a Covered Foreign Person under the Final Rule because our principal subsidiaries are engaged in the design of integrated circuits and we derive and incur, as applicable, more than 50% of our revenue and net income, operating expenses and capital expenditure from these subsidiaries.

Therefore, we have determined that the Global Offering is a Covered Transaction and that U.S. persons as defined in the Final Rule, including U.S. underwriters and U.S. investors procured by the underwriters, that purchase our shares in this Global Offering will be required to file notifications regarding their purchases with Treasury no later than 30 days after their purchase of the Shares. In addition, a U.S. parent of a non-U.S. person that purchases our shares in this Global Offering will also be required to make a similar filing, subject to the same deadline. The notifications required by the Final Rule will need to include specified information about the investor (including personal information and address), the issuer, the transaction (including the commercial rationale for the transaction, nature and details of the transaction, and why the U.S. person determined the transaction is a Covered Transaction), and the nature of the Covered Activities that we engage in. For additional information about the Outbound Investment Program and the applicable filing procedures, see https://home.treasury.gov/policy-issues/international/outbound-investment-program. Failing to comply with the notification requirements or failing to provide accurate and complete information in the filing under the Final Rule may subject the relevant U.S. persons to severe civil penalties of fines, and — for willful violations — criminal penalties of fines and imprisonment of up to 20 years.
While purchases of our shares in this Global Offering by U.S. persons will be subject to the notification filing requirements, ordinary secondary trading in our Shares and ADSs will be able to rely on the Publicly Traded Securities Exception, and these notification filing requirements will not be applicable to those trades. Neither we nor the underwriters for this Global Offering are advising investors on compliance with the Final Rules, and any investor that is uncertain about the Final Rule’s application to its purchase of shares in this Global Offering or the need to file a notification with Treasury, should consult its own counsel.
The Outbound Investment Program, including possible future modifications to it, could impose additional burdens on U.S. persons who invest, or plan to invest, in us. It could also limit our ability to raise capital or contingent equity capital (such as convertible bonds) from U.S. investors, including in this Global Offering or any future offerings. Additionally, the Final Rule could be changed by executive actions of the U.S. government, including changes to the scope of activities and technologies applicable to prohibited transactions, the types of transactions to which it applies, and the availability of any exceptions or exemptions, including the Publicly Traded Securities Exception. Specifically, on January 20, 2025, President Trump issued a national security presidential memorandum, entitled “America First Trade Policy,” which, among other things, directs the Secretary of the Treasury and several other executive departments and offices of the U.S. government to review the Outbound Investment Program to determine if it includes “sufficient controls to address national security threats” and to determine whether the executive order implementing the Outbound Investment Program “should be modified or rescinded and replaced,” with the Secretary of the Treasury directed to provide the President a report on these subject by April 1, 2025. In addition, on February 21, 2025, President Trump issued a national security presidential memorandum entitled “America First Investment Policy,” which, among other things, states that the Trump Administration will consider possible application of the Outbound Investment Program to a wider range of technology sectors, including biotechnology, hypersonics, aerospace, advanced manufacturing, directed energy, and other areas “implicated by the PRC’s national Military-Civil Fusion strategy” and applying restrictions to a wider range of investments, including publicly traded securities. Possible changes to the Final Rule could limit or even eliminate our ability to raise capital or contingent equity capital from U.S. investors, which could be detrimental to our capital raising capacity and our business, financial condition and prospects. In addition, changes to the Publicly Traded Securities Exception or other aspects of the Final Rule could prohibit the holding or trading of our securities by U.S. persons or make our securities less attractive to such investors. In such cases, the value of the securities may significantly decline, or in extreme cases, become worthless.
An active trading market for our Class B ordinary shares on the Hong Kong Stock Exchange might not develop or be sustained and trading prices of our Class B ordinary shares might fluctuate significantly.
Following the completion of the Global Offering, we cannot assure you that an active trading market for our Class B ordinary shares on the Hong Kong Stock Exchange will develop or be sustained. The trading price or liquidity for our ADSs on the Nasdaq might not be indicative of those of our Class B ordinary shares on the Hong Kong Stock Exchange following the completion of the Global Offering. If an active trading market of our Class B ordinary shares on the Hong Kong Stock Exchange does not develop or is not sustained after the Global Offering, the market price and liquidity of our Class B ordinary shares could be materially and adversely affected.

In 2014, the Hong Kong, Shanghai and Shenzhen stock exchanges collaborated to create an inter-exchange trading mechanism called Stock Connect that allows international and mainland Chinese investors to trade eligible equity securities listed in each other’s markets through the trading and clearing facilities of their home exchange. Stock Connect allows mainland Chinese investors to trade directly in eligible equity securities listed on the Hong Kong Stock Exchange, known as Southbound Trading; without Stock Connect, mainland Chinese investors would not otherwise have a direct and established means of engaging in Southbound Trading. In October 2019, the Shanghai and Shenzhen stock exchanges separately announced their amended implementation rules in connection with Southbound Trading to include shares of companies with a weighted voting right (WVR) structure to be traded through Stock Connect. However, since these rules are relatively new, there remains uncertainty as to the implementation details, especially with respect to shares of those companies with a secondary or dual-primary listing on the Hong Kong Stock Exchange. It is unclear whether and when the Class B ordinary shares of our Company, a company with a WVR structure and a dual-primary listing in Hong Kong upon the Listing, will be eligible to be traded through Stock Connect, if at all. The ineligibility or any delay of our Class B ordinary shares for trading through Stock Connect will affect mainland Chinese investors’ ability to trade our Class B ordinary shares and therefore may limit the liquidity of the trading of our Class B ordinary shares on the Hong Kong Stock Exchange.
During the period between pricing and trading of our Class B ordinary shares in connection with the Global Offering, the market price of our ADSs traded on Nasdaq may fall, which could result in a fall in the market price of our Class B ordinary shares to be traded on the Hong Kong Stock Exchange.
The pricing of the offer shares will be determined on the price determination date. However, our Class B ordinary shares will not commence trading on the Hong Kong Stock Exchange until they are delivered, which is expected to be about two Hong Kong business days after the price determination date. As a result, investors may not be able to sell or otherwise deal in our Class B ordinary shares during that period. Accordingly, holders of our Class B ordinary shares are subject to the risk that the trading price of our Class B ordinary shares could fall when trading commences as a result of adverse market conditions or other adverse developments that could occur between the price determination date and the time trading begins. In particular, as our ADSs will continue to be traded on the Nasdaq Global Select Market and their price can be volatile, any fall in the price of our ADSs may result in a fall in the price of our Class B ordinary shares to be traded on the Hong Kong Stock Exchange.
The characteristics of the U.S. capital markets and the Hong Kong capital markets are different.
The Nasdaq Global Select Market and the Hong Kong Stock Exchange have different trading hours, trading characteristics (including trading volume and liquidity), trading and listing rules, and investor bases (including different levels of retail and institutional participation). As a result of these differences, the trading prices of our Class B ordinary shares and the ADSs representing them might not be the same, even allowing for currency differences. Fluctuations in the price of the ADSs due to circumstances peculiar to its home capital market could materially and adversely affect the price of the Class B ordinary shares. Because of the different characteristics of the U.S. and Hong Kong equity markets, the historic market prices of the ADSs may not be indicative of the performance of our securities (including the ordinary shares) after the Global Offering.
Exchange between our Class B ordinary shares and the ADSs may adversely affect the liquidity or trading price of each other.
The ADSs are currently traded on the Nasdaq Global Select Market. Subject to compliance with U.S. securities laws and the terms of the deposit agreement, holders of our Class B ordinary shares may deposit Class B ordinary shares with the depositary in exchange for the issuance of the ADSs. Any holder of ADSs may also withdraw the underlying Class B ordinary shares represented by the ADSs pursuant to the terms of the deposit agreement for trading on the Hong Kong Stock Exchange. In the event that a substantial number of Class B ordinary shares are deposited with the depositary in exchange for ADSs or vice versa, the liquidity and trading price of our Class B ordinary shares on the Hong Kong Stock Exchange and the ADSs on the Nasdaq Global Select Market may be adversely affected.

The time required for the exchange between our Class B ordinary shares and the ADSs might be longer than expected and investors might not be able to settle or effect any sale of their securities during this period, and the exchange of Class B ordinary shares into ADSs involves costs.
There is no direct trading or settlement between the Nasdaq Global Select Market and the Hong Kong Stock Exchange on which the ADSs and our Class B ordinary shares are respectively traded. In addition, the time differences between Hong Kong and New York, unforeseen market circumstances, or other factors may delay the deposit of Class B ordinary shares in exchange for the ADSs or the withdrawal of Class B ordinary shares underlying the ADSs. Investors will be prevented from settling or effecting the sale of their securities during such periods of delay. In addition, we cannot assure you that any exchange for Class B ordinary shares into ADSs (and vice versa) will be completed in accordance with the timelines that investors may anticipate.
Furthermore, the depositary for the ADSs is entitled to charge holders fees for various services including for the issuance of ADSs upon deposit of Class B ordinary shares, cancelation of ADSs, distributions of cash dividends or other cash distributions, distributions of ADSs pursuant to share dividends or other free share distributions, distributions of securities other than ADSs, and annual service fees. As a result, shareholders who exchange Class B ordinary shares into ADSs, and vice versa, may not achieve the level of economic return the shareholders may anticipate.
We expect to incur increased costs as a dual-listed public company in the United States and Hong Kong.
We are now a public company in the United States and incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the U.S. SEC and Nasdaq Global Select Market, impose various requirements on the corporate governance practices of public companies. These rules and regulations increase our legal and financial compliance costs and make some corporate activities more time-consuming and costly. After we become a public company listed on the Stock Exchange, we will be subject to laws, rules and regulations in Hong Kong as well. As a dual-listed company in Hong Kong and the United States, we will have to comply with laws and regulations on both markets. However, Hong Kong and the United States have different regulatory regime governing matters related to listed companies and in certain cases have fairly different requirements on certain matters. We will incur additional costs and expenses in complying with the complex regulatory systems on both markets. Failure to comply with any regulatory requirements could result in material adverse impact on the trading of our Share or ADSs and reputation and subject us to administrative penalties.
You will incur immediate and substantial dilution and may experience further dilution in the future.
As the public offering price per offer share of our Class B ordinary shares is higher than the net tangible book value per share of our Class B ordinary shares immediately prior to the Global Offering, purchasers of our Class B ordinary shares in the Global Offering will experience an immediate dilution. If we issue additional Class B ordinary shares in the future, these purchasers may experience further dilution in their shareholding percentage. In addition, these purchasers will experience further dilution to the extent that our Class B ordinary shares are issued upon the exercise of share options or vesting of restricted share units. All of the Class B ordinary shares issuable upon the exercise of currently outstanding share options will be issued at a purchase price on a per ordinary share basis that is less than the public offering price per offer share in the Global Offering.

USE OF PROCEEDS
We will determine the offer price for both the international offering and the Hong Kong public offering by reference to, among other factors, the closing price of our ADSs on the last trading day before the pricing of the Global Offering, which is expected to be on or about September 12, 2025 (Hong Kong time). The maximum offer price for the Hong Kong public offering is HK$228.00, or US$29.04, per Class B ordinary share (equivalent to US$29.04 per ADS). Assuming (i) the offering price is HK$228.00 per Class B ordinary share, (ii) initially 15,300,000 Class B ordinary shares are allocated to the international offering and (iii) initially 1,700,000 Class B ordinary shares are allocated to the Hong Kong public offering, we estimate that we will receive net proceeds from the Global Offering of approximately HK$3,706.1 million, or US$472.1 million, assuming the Offer Size Adjustment Option and the Over-Allotment Option are not exercised, after deducting estimated underwriting discounts and commissions and the estimated offering expenses payable by us. On September 4, 2025, the last reported trading price of our ADSs on Nasdaq was US$26.41 per ADS, or HK$207.32 per Class B ordinary share. Each ADS represents one Class B ordinary share. On June 30, 2025, the exchange rate set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System for Hong Kong dollars was HK$7.8499 to US$1.00. The above Hong Kong dollar amounts reflect translations from U.S. dollar amounts at this exchange rate.
We plan to use the net proceeds from the Global Offering for the purposes set forth below:
•
approximately 50% of the net proceeds, or approximately HK$1,853.0 million, is expected to be allocated to investment in research and development. In particular,

(i)
approximately 20% of the net proceeds will be used for optimizing and upgrading our ASIC approach and other key technologies, including platform- level know-how, automotive grade production, interference rejection technology and intelligent point cloud engine (IPE) to integrate multiple capabilities and provide a better detection range and resolution while achieving a more compact form factor for our lidar products. These technology improvements can directly translate into greater Performance of lidar products. Moreover, these improvements will improve the Quality and reduce the Cost of our lidar products by optimizing the number of components and streamlining the manufacturing process. We also plan to continue investing in series of research and development projects relating to chips and semiconductor devices, mainly for further advancing the deployment of our proprietary ASICs in our lidar products, which will translate into greater customer value delivery and company’s operational and financial improvement. Moreover, not only ASICs, we will also commit to investing in self-developing other key components, for increasing cost efficiency and further supply chain risk management.

(ii)
Approximately 30% of the net proceeds will be used for product development and commercialization. More specifically:

a.
we intend to invest in the design and upgrading of our lidar products for the ADAS market to drive continuous innovation of our next- generation lidars under AT, ET, FT and JT series, with strategic focus on reducing lidar size as well as weight while improving product’s performance including achieving greater detection range, higher point density, better distance accuracy and precision, for strengthening our product roadmaps and solidifying our market leadership; and

b.
we also plan to enhance our efforts to develop and commercialize lidar products for the Robotics markets to cater to the emerging customer needs of various Robotics applications, including Robotaxi, lawn mowing robots, delivery robots, autonomous mobile robots, and humanoid robots, to expand our footprint. Additionally, we will continue to closely monitor development opportunities for lidar deployment in broader application scenarios.

As of March 31, 2025, we had 657 experienced engineers, mostly in our research and development department, amounting to 64.2% of our total employees. 59.2% of our engineers have master’s degrees or above. To support the above research and development projects and plans, we target to place strong emphasis on recruiting and retaining technology specialists and senior engineers with extensive experience in the industry. In the upcoming one to two years, we expect our research and development team size to remain relatively stable at levels comparable to those in 2024, however we will continue investing in research and development team building, training and incentives, to keep our engineers abreast of the most advanced technologies in the relevant fields while maintaining the team at competitive industry standards. As of March 31, 2025, we had 513 patents granted and 766 pending patent applications in China, and 122 patents granted and 527 pending patent applications in other jurisdictions, such as the United States and Europe. We intend to continue to invest heavily in the development of our proprietary technology to support our robust and sustained growth trajectory going forward, Additionally, we will strengthen our capabilities to protect our core technology and intellectual properties. Overall, such proceeds will be used to facilitate the enhancement of our technology and product investments, as well as cover payroll, overhead, and incentive for our research and development team over the next year or two, as required by our business operations.
•
approximately 35% of the net proceeds, or approximately HK$1,297.1 million, is expected to be allocated to investment in our manufacturing capabilities to enable continued delivery of products with high performance and reliability to meet customers’ evolving demands. In particular,

(i)
approximately 25% of the net proceeds will be used to further elevate our manufacturing capabilities by expanding more production lines to meet the growing market demand for our lidar products. We plan to invest in building new production lines in Hangzhou, Zhejiang Province, China, starting from the first quarter of 2025, which we expect to begin mass production in the third quarter of 2025, in order to achieve 2 million production capacity by the end of 2025. Additionally, we have more production lines in the planning stage, with potential locations including the Southeast Asia region, which might start building up and mass production in the coming one to two years subject to market demand. We expect that the utilization rate of our manufacturing facilities will ramp up in the next few years with the growing demand for our lidar products. As of March 31, 2025, we secured the highest number of design wins in the ADAS market, from 22 OEMs globally across 120 vehicle models, while having achieved SOP for only 27 vehicle models. As we continue to achieve SOP for the remaining design-win vehicle models, we plan to increase our in-house manufacturing capabilities to support this expected growth in production needs and meet rising market demand.

(ii)
approximately 10% of the net proceeds will be used to further streamline and increase the automation level of our manufacturing process and testing processes. We plan to continuingly enhance the level of automation in the assembly, calibration and testing processes to reduce inconsistency, enhance manufacturing efficiency and reduce manufacturing cost of lidar per unit.

•
approximately 5% of the net proceeds, or approximately HK$185.3 million, is expected to be allocated to business development to accelerate our business expansion. We plan to continuously enhance our capabilities in product development, adaptation, and compliance with vehicle regulations for vehicle models, and to invest in our sales and customer service team building and incentives for remaining specialists and providing better customer support. We will also continue to pursue our marketing strategy, including attending large technology conferences and industry expositions to showcase our products, solutions and technology, while focusing on generating marketing content for media platforms.

•
approximately 10% of the net proceeds, or approximately HK$370.6 million, is expected to be allocated for working capital and general corporate purposes to support our business operation and growth.

To the extent that our actual net proceeds from the Global Offering are higher or lower than our estimate above, we will adjust our allocation of the net proceeds for the purposes set out above on a pro rata basis.
To the extent that the net proceeds of the Global Offering are not immediately applied to the above purposes or if we are unable to put into effect any part of our plan as intended, we will hold such funds in short-term interest-bearing deposits at licensed commercial banks and/or other authorized financial institutions as defined under the Securities and Futures Ordinance or applicable laws and regulations in other jurisdictions. In such event, we will comply with the appropriate disclosure requirements under the Hong Kong Listing Rules.

CAPITALIZATION
The following table sets forth our capitalization as of June 30, 2025:
(a)
on an actual basis; and

(b)
on a pro forma as adjusted basis to give effect to our issuance and sale in the Global Offering of 17,000,000 Class B ordinary shares, resulting in estimated net proceeds of HK$3,706.0 million (US$472.1 million), based on the assumed offer price of HK$228.00 or US$29.04 per Class B ordinary share (equivalent to US$29.04 per ADS), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, and assuming (i) the Offer Size Adjustment Option and the Over-allotment Option is not exercised and (ii) no adjustment to the allocation of Class B ordinary shares between the Hong Kong public offering and the international offering.

You should read this table in conjunction with our consolidated financial statements and related notes thereto in our 2024 Annual Report, “Item 5. Operating and Financial Review and Prospects” in our 2024 Annual Report, and our Super 6-K furnished with the SEC on September 2, 2025 all of which are incorporated in the accompanying prospectus by reference.
	As of June 30, 2025
	Actual		As Adjusted
	RMB	US$	RMB	US$
	(in thousands)
Long-term borrowings	273,435	38,170	273,435	38,170
Shareholder’s equity:
Class A ordinary shares	17	2	17	2
Class B ordinary shares	73	11	85	12
Additional paid-in capital	7,651,112	1,068,054	11,041,177	1,541,289
Accumulated other comprehensive income	87,220	12,175	87,220	12,175
Accumulated deficit	(3,383,188)	(472,275)	(3,383,188)	(472,275)
Total shareholders’ equity	4,355,234	607,967	7,745,311	1,081,203
Total capitalization	4,628,669	646,137	8,018,746	1,119,373

DILUTION
If you purchase our Class B ordinary shares in the Global Offering, your interest will be diluted to the extent of the excess of the offering price per Class B ordinary share over our net tangible book value per Class B ordinary share after this offering. Dilution results from the fact that the public offering price per Class B ordinary share is in excess of the book value per ordinary share, attributable to the existing shareholders for our presently outstanding ordinary shares.
Our net tangible book value as of June 30, 2025 was RMB4,265.4 million (US$595.4 million), or RMB32.10 (US$4.48) per ordinary share and RMB32.10 (US$4.48) per ADS. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting net tangible book value per ordinary share and the additional proceeds we will receive from the Global Offering at an assumed offering price of HK$228.00, or US$29.04, per Class B ordinary share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, and assuming the over-allotment option is not exercised.
Without taking into account any other changes in such net tangible book value after June 30, 2025, other than to give effect to the estimated net proceeds we will receive from the issuance and sale of Class B ordinary shares in the Global Offering at the assumed offering price of HK$228.00, or US$29.04, per Class B ordinary share, after deduction of the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2025 would have been US$7.13 per outstanding ordinary share, or US$7.13 per ADS. This represents an immediate increase in net tangible book value of US$2.65 per ordinary share and US$2.65 per ADS to the existing shareholders and an immediate dilution in net tangible book value of US$21.91 per ordinary share and US$21.91 per ADS to investors purchasing Class B ordinary shares in the Global Offering.
The following table illustrates such dilution:
	Per ordinary share	Per ADS
Assumed public offering price	US$29.04	US$29.04
Net tangible book value per share as of June 30, 2025	US$ 4.48	US$ 4.48
Increase in net tangible book value per share after this offering	US$ 2.65	US$ 2.65
As adjusted net tangible book value per share after this offering	US$ 7.13	US$ 7.13
Amount of dilution in net tangible book value to new investors in this offering	US$21.91	US$21.91
The amount of dilution in net tangible book value to new investors in the Global Offering set forth above is determined after giving effect to the Global Offering from the public offering price per ordinary share.
A US$1.00 increase (decrease) in the assumed offer price of HK$228.00, or US$29.04, per ordinary share would increase (decrease) our as adjusted net tangible book value after giving effect to the Global Offering by US$16.4 million, the as adjusted net tangible book value per ordinary share and per ADS after giving effect to the Global Offering by US$0.11 per ordinary share and US$0.11 per ADS and the dilution in net tangible book value per ordinary share and per ADS to new investors in the Global Offering by US$0.89 per ordinary share and US$0.89 per ADS, assuming no change to the number of ordinary shares offered by us as set forth on the front cover page of this prospectus supplement, assuming no adjustment to the allocation of ordinary shares between the Hong Kong public offering and the international offering and after deducting underwriting discounts and commissions.
If the Sponsor-OCs exercise in full their over-allotment option the as adjusted net tangible book value would be US$7.48 per ordinary share and US$7.48 per ADS, and the dilution in as adjusted net tangible book value to investors in the Global Offering would be US$21.56 per ordinary share and US$21.56 per ADS.
Translations of U.S. dollars into Hong Kong dollars and from U.S. dollars into RMB relating to estimated net proceeds and the assumed offering price were made at HK$7.8499 to US$1.00 and RMB7.1636 to US$1.00, the respective exchange rates on June 30, 2025, as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System.

PRINCIPAL SHAREHOLDERS
The following table sets forth information with respect to the beneficial ownership of our ordinary shares as of the date of this prospectus supplement, taking into account the aggregate number of ordinary shares underlying the share options and restricted share units that are outstanding as of, and exercisable within 60 days after the date of this prospectus supplement by each of our directors, executive officers and principal shareholders, as well as the 17,000,000 Class B ordinary shares to be issued by us in the Global Offering (subject to the Offer Size Adjustment Option and the Over-allotment Option) for purpose of calculating beneficial ownership after the Global Offering.
The calculations in the table below are based on 26,998,861 Class A ordinary shares and 106,660,850 Class B ordinary shares (excluding the 541,516 Class B ordinary shares issued to the depositary bank for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our share incentive plan) issued and outstanding as of the date of this prospectus supplement.
	Ordinary Shares Beneficially Owned Prior to The Global Offering					Ordinary Shares Beneficially Owned After The Global Offering
	Class A Ordinary shares	Class B Ordinary Shares	Total Ordinary Shares	% of Total Ordinary Shares	% of Aggregate Voting Power***	Class A Ordinary shares	Class B Ordinary Shares	Total Ordinary Shares	% of Total Ordinary Shares	% of Aggregate Voting Power***
Directors and Executive Officers**:
Yifan Li(1)	26,998,861	*	27,163,892	20.4	71.8	26,998,861	*	27,163,892	18.1	68.7
Kai Sun(1)	26,998,861	*	27,163,892	20.4	71.8	26,998,861	*	27,163,892	18.1	68.7
Shaoqing Xiang(1)	26,998,861	*	27,163,892	20.4	71.8	26,998,861	*	27,163,892	18.1	68.7
Cailian Yang	—	*	*	*	*	—	*	*	*	*
Bonnie Zhang	—	*	*	*	*	—	*	*	*	*
Jie Chen	—	*	*	*	*	—	*	*	*	*
Andrew Fan	—	*	*	*	*	—	*	*	*	*
All Directors and Executive Officers as a Group	26,998,861	585,500	27,584,361	20.7	73.3	26,998,861	585,500	27,584,361	18.4	70.2
Principal Shareholders:
ALBJ Limited(2)	8,879,636	—	8,879,636	6.7	23.6	8,879,636	—	8,879,636	5.9	22.6
Fermat Star Limited(3)	9,228,622	—	9,228,622	6.9	24.5	9,228,622	—	9,228,622	6.1	23.5
Galbadia Limited(4)	8,890,603	*	9,055,634	6.8	24.1	8,890,603	*	9,055,634	6.0	23.0

Notes:
*
Aggregate number of shares accounts for less than 1% of our total outstanding shares.

**
Except as indicated otherwise below, the business address of our directors and executive officers is 10th Floor, Building A, No. 658 Zhaohua Road, Changning District, Shanghai 200050, People’s Republic of China. The Business address of Bonnie Zhang is 7F Sina Plaza, No. 8 Courtyard 10, West Xibeiwang Road (E), Beijing 100193, People’s Republic of China.

***
For each person or group included in this column, percentage of total voting power represents voting power based on both Class A and Class B ordinary shares held by such person or group with respect to all outstanding shares of our Class A and Class B ordinary shares as a single class. Each holder of our Class A ordinary shares is entitled to 10 votes per share. Each holder of our Class B ordinary shares is entitled to one vote per share. Our Class A ordinary shares are convertible at any time by the holder into Class B ordinary shares on a one-for-one basis, while Class B ordinary shares are not convertible into Class A ordinary shares under any circumstances.

(1)
On April 24, 2025, Dr. Yifan Li, Dr. Kai Sun and Mr. Shaoqing Xiang entered into a Deed of Concert Party Arrangement (the “Deed”). Pursuant to the Deed, the parties agree to consult with each other and to exercise all voting rights and other powers of control available unanimously in relation to resolutions of the Company proposed to be passed. Based on the above, each of Dr. Yifan Li, Dr. Kai Sun and Mr. Shaoqing Xiang is deemed to have shared voting power over (i) 8,879,636 Class A ordinary shares held by ALBJ Limited, a company limited by shares incorporated in British Virgin Islands, (ii) 9,228,622 Class A ordinary shares held by Fermat Star Limited, a company limited by shares incorporated in British Virgin Islands, and (iii) 8,890,603 Class A ordinary shares held by Galbadia Limited, a company limited by shares incorporated in British Virgin Islands, and 165,031 Class B ordinary shares in the form of ADSs beneficially owned by Mr. Shaoqing Xiang.

(2)
Represents 8,879,636 Class A ordinary shares held by ALBJ Limited, a company limited by shares incorporated in British Virgin Islands. ALBJ Limited is wholly owned by Asian LBJ Limited, which is wholly owned by Dr. Yifan Li. The registered address of ALBJ Limited is Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands.

(3)
Represents 9,228,622 Class A ordinary shares held by Fermat Star Limited, a company limited by shares incorporated in British Virgin Islands. Fermat Star Limited is and wholly owned by Rock Ocean Limited, which is wholly owned by Dr. Kai Sun. The registered address of Fermat Star Limited is Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands.

(4)
Represents (i) 8,890,603 Class A ordinary shares held by Galbadia Limited, a company limited by shares incorporated in British Virgin Islands, and (ii) 165,031 Class B ordinary shares in the form of ADSs beneficially owned by Mr. Shaoqing Xiang. Galbadia Limited is wholly owned by Balamb Limited, which is wholly owned by Mr. Shaoqing Xiang. The registered address of Galbadia Limited is Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands.

DIVIDEND POLICY
Our board of directors has discretion on whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. In either case, all dividends are subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium account, and provided always that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. Even if we decide to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.
We do not have any present plan to pay any cash dividends on our ordinary shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.
We are a holding company incorporated in the Cayman Islands. We may rely on dividends from our subsidiary in mainland China for our cash requirements, including any payment of dividends to our shareholders. Mainland China regulations may restrict the ability of our mainland China subsidiary to pay dividends to us. See “Item 4. Information on the Company — B. Business Overview — Regulations — Regulations Relating to Dividend Distribution” in our 2024 Annual Report.
If we pay any dividends on our ordinary shares, we will pay those dividends which are payable in respect of the ordinary shares underlying the ADSs to the depositary, as the registered holder of such ordinary shares, and the depositary then will pay such amounts to the ADS holders in proportion to the ordinary shares underlying the ADSs held by such ADS holders, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars.

SHARES ELIGIBLE FOR FUTURE SALE
Upon the closing of the Global Offering, we will have 123,660,850 Class B ordinary shares ( subject to the Offer Size Adjustment Option and the Over-allotment Option), including 541,516 Class B ordinary shares issued to our depositary bank for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our share incentive plan.
All of the Class B ordinary shares sold in the Global Offering will be freely transferable without restriction or further registration under the Securities Act. Sales of substantial amounts of our Class B ordinary shares in the public market could materially and adversely affect prevailing market prices of our ADSs and Class B ordinary shares.
Undertakings by us pursuant to the Hong Kong Underwriting Agreement
We have undertaken to each of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the Hong Kong Underwriters and the Capital Markets Intermediaries not to, during the period commencing on the date of the Hong Kong Underwriting Agreement and ending on, and including, the date falling six months after the Listing Date, or the Lock-up Period, without the prior written consent of the Joint Sponsors and Sponsor-OCs (for themselves and on behalf of the Hong Kong Underwriters) and unless in compliance with the Listing Rules (and only after the consent of any relevant PRC authority (if required) has been obtained):
•
offer, allot, issue, sell, accept subscription for, contract to allot, issue or sell, contract or agree to allot, issue or sell, assign, grant or sell any option, warrant, right or contract to purchase, purchase any option or contract to sell, grant or agree to grant any option, right or warrant to purchase or subscribe for, or otherwise transfer or dispose of, or agree to transfer or dispose of, either directly or indirectly, conditionally or unconditionally, or repurchase any legal or beneficial interest in any shares or other securities of the Company, or any interests in any of the foregoing (including, but not limited to, any securities that are convertible into or exercisable or exchangeable for, or that represent the right to receive, or any warrants or other rights to purchase, any shares or other securities of the Company);

•
enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of subscription or ownership (legal or beneficial) of any shares or other securities of the Company, or any interest therein (including, without limitation, any securities of which are convertible into or exchangeable or exercisable for, or represent the right to receive, or any warrants or other rights to purchase, any shares or other securities of the Company);

•
enter into any transaction with the same economic effect as any transaction specified in the first two bullet points above;

•
offer to or contract to or agree to announce, or publicly disclose that the Company will or may enter into any foregoing transactions,

in each case, whether any of the foregoing transactions is to be settled by delivery of Class B ordinary shares or other securities of the Company, in cash or otherwise (whether or not the issue of such Class B Ordinary Shares or other securities of the Company will be completed within the Lock-up Period).
In the event that, during the period of six months commencing on the date on which the Lock-up Period expires, the Company enters into any of the foregoing transactions above or offers to or agrees to or contracts to or announces, or publicly discloses, any intention to, enter into any such transactions, the Company shall take all reasonable steps to ensure that it will not create a disorderly or false market in the Class B ordinary shares or other securities of the Company.
Rule 144
“Restricted securities” as that term is defined in Rule 144 under the Securities Act may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as that provided by Rule 144 under the Securities Act.

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who at the time of a sale is not, and has not been during the three months preceding the sale, an affiliate of ours will be entitled to sell restricted securities beneficially owned for at least six months without registration under the Securities Act, subject only to the availability of current public information about us, and will be entitled to sell restricted securities beneficially owned for at least one year without restriction. Persons who are our affiliates and have beneficially owned our restricted securities for at least six months may sell a number of restricted securities within any three-month period that does not exceed the greater of the following:
•
1% of the then outstanding ordinary shares of the same class, in the form of ADSs or otherwise, which immediately after the Global Offering will equal 1,236,608 Class B ordinary shares (subject to the Offer Size Adjustment Option and the Over-allotment Option); and

•
the average weekly trading volume of our Class A ordinary shares, in the form of ADSs or otherwise, during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by our affiliates under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about us.
We have an effective registration statement on Form S-8 on file with the SEC. In general, each of our employees, consultants or advisors who exercises an incentive share grant will receive Class B ordinary shares or ADSs that may be resold immediately without any holding period requirement. Affiliates will still be subject to the applicable volume, manner of sale and notice requirements under Rule 144.

CONVERSION BETWEEN CLASS B ORDINARY SHARES AND ADSS
Dealings and Settlement of Class B Ordinary Shares in Hong Kong
Dealings in our Class B ordinary shares on the Hong Kong Stock Exchange will be conducted in Hong Kong dollars. Our Class B ordinary shares are traded on the Hong Kong Stock Exchange in board lots of 20 Class B ordinary shares.
Investors in Hong Kong must settle their trades executed on the Stock Exchange through their brokers directly or through custodians. For an investor in Hong Kong who has deposited his/her Class B Ordinary Shares in his/her stock account or in his/her designated CCASS Participant’s stock account maintained with CCASS, settlement will be effected in CCASS in accordance with the General Rules of HKSCC and HKSCC Operational Procedures in effect from time to time. For an investor who holds the physical certificates, settlement certificates and the duly executed transfer forms must be delivered to his/her broker or custodian before the settlement date.
An investor may arrange with his/her broker or custodian on a settlement date in respect of his/her trades executed on the Stock Exchange. Under the Listing Rules and the General Rules of HKSCC and HKSCC Operational Procedures in effect from time to time, the date of settlement must be the second business day (a day on which the settlement services of CCASS are open for use by CCASS Participants) following the trade date (T+2). For trades settled under CCASS, the General Rules of HKSCC and HKSCC Operational Procedures in effect from time to time provided that the defaulting broker may be compelled to compulsorily buy-in by HKSCC the day after the date of settlement (T+3), or if it is not practicable to do so on T+3, at any time thereafter. HKSCC may also impose fines from T+2 onwards.
Depositary
The depositary for our ADSs is Deutsche Bank Trust Company Americas, or the Depositary, whose office is located at 1 Columbus Circle, New York, NY 10019. The certificated ADSs are evidenced by certificates referred to as ADRs that are issued by the Depositary.
Each ADS represents ownership of one Class B Ordinary Share, and any and all securities, cash or other property deposited with the Depositary in respect of such Class B Ordinary Shares but not distributed to ADS holders.
ADSs may be held either (1) directly (a) by having an ADR registered in the holder’s name or (b) by holding in the DRS, pursuant to which the Depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the Depositary to the ADS holders entitled thereto, or (2) indirectly through the holder’s broker or other financial institution. The following discussion regarding ADSs assumes the holder holds its ADSs directly. If a holder holds the ADSs indirectly, it must rely on the procedures of its broker or other financial institution to assert the rights of ADS holders described in this section. If applicable, a holder of the ADSs should consult with its broker or financial institution to find out what those procedures are.
We do not treat ADS holders as Shareholders, and ADS holders have no Shareholder rights. The Cayman Islands laws govern Shareholder rights. Because the Depositary actually holds the legal title to our Shares represented by ADSs (through the Depositary’s Custodian (as defined below)), ADS holders must rely on it to exercise the rights of a Shareholder. The rights of ADS holders, as well as the rights and obligations of the Depositary are set out in the deposit agreement among us, the Depositary and our ADS holders and beneficial owners as amended from time to time (the “Deposit Agreement”). The Deposit Agreement and the ADRs evidencing ADSs are governed by the laws of the State of New York.
Transfer of Class B Ordinary Shares to Hong Kong Share Register
All of our Class B Ordinary Shares are currently registered on the principal register of members in the Cayman Islands. As of the date of this prospectus supplement, there was an aggregate of 106,660,850 issued Class B Ordinary Shares on the register of members in the Cayman Islands, 99,779,344 of which were on deposit in the ADS program. For the purposes of trading on the Stock Exchange, the Class B Ordinary Shares must be registered in the Hong Kong Share Register. ADSs are quoted for trading on Nasdaq. An investor who holds Class B Ordinary Shares and wishes to trade ADSs on Nasdaq must deposit or have his broker deposit with Deutsche Bank AG, Hong Kong Branch, as custodian of the Depositary, or the Depositary’s Custodian, Class B Ordinary Shares, or evidence of rights to receive Class B Ordinary Shares, so as to receive the corresponding ADSs as described below.
Converting Class B Ordinary Shares Trading in Hong Kong to ADSs
An investor who holds Class B Ordinary Shares registered in Hong Kong and who intends to convert them to ADSs to trade on the Nasdaq Global Select Market must deposit or have his or her broker deposit the Class B Ordinary Shares with the Depositary’s Custodian in exchange for ADSs.
A deposit of Class B Ordinary Shares trading in Hong Kong in exchange for ADSs involves the following procedures:
•
If Class B Ordinary Shares have been deposited with CCASS, the investor must transfer Class B Ordinary Shares to the depositary’s account with the custodian within CCASS by following the CCASS procedures for transfer and submit and deliver a duly completed and signed letter of transmittal to the custodian via his or her broker.

•
If Class B Ordinary Shares are held outside CCASS, the investor must arrange to deposit his or her Class B Ordinary Shares into the CCASS for delivery to the depositary’s account with the custodian within CCASS, and must submit and deliver a duly completed and signed letter of transmittal to the custodian via his or her broker.

•
Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, and subject in all cases to the terms of the deposit agreement, the depositary will register the corresponding number of ADSs in the name(s) requested by an investor and will deliver the ADSs as instructed in the letter of transmittal.

For Class B Ordinary Shares deposited in CCASS, under normal circumstances, the above steps generally require two business days, provided that the investor has provided timely and complete instructions. For Class B Ordinary Shares held outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. Temporary delays may arise. For example, the transfer books of the depositary may from time to time be closed to ADS issuances. The investor will be unable to trade the ADSs until the procedures are completed.
Converting ADSs to Class B Ordinary Shares Trading in Hong Kong
An investor who holds ADSs and who intends to convert his or her ADSs into Class B Ordinary Shares that trade on the Hong Kong Stock Exchange must cancel the ADSs the investor holds and withdraw Class B Ordinary Shares from our ADS program and cause his or her broker or other financial institution to trade such Class B Ordinary Shares on the Hong Kong Stock Exchange.
An investor that holds ADSs indirectly through a broker or other financial institution should follow the procedure of the broker or financial institution and instruct the broker or financial institution to arrange for cancelation of the ADSs, and transfer of the underlying Class B Ordinary Shares from the depositary’s account with the custodian within the CCASS system to the investor’s Hong Kong stock account.
For investors holding ADSs directly, the following steps must be taken:
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To withdraw Class B Ordinary Shares from our ADS program, an investor who holds ADSs may turn in such ADSs at the office of the depositary (and the applicable ADR(s) if the ADSs are held in certificated form), and send an instruction to cancel such ADSs to the depositary.

•
Upon payment or net of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, and subject in all cases to the terms of the deposit agreement, the depositary will instruct the custodian to deliver Class B Ordinary Shares underlying the canceled ADSs to the CCASS account designated by an investor.

•
If an investor prefers to receive Class B Ordinary Shares outside CCASS, he or she must receive Class B Ordinary Shares in CCASS first and then arrange for withdrawal from CCASS. Investors can then obtain a transfer form signed by HKSCC Nominees Limited (as the transferor) and register Class B Ordinary Shares in their own names with the Hong Kong Share Registrar.
For Class B Ordinary Shares to be received in CCASS, under normal circumstances, the above steps generally require two business days, provided that the investor has provided timely and complete instructions.
For Class B Ordinary Shares to be received outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. The investor will be unable to trade the Class B Ordinary Shares on the Hong Kong Stock Exchange until the procedures are completed.
Temporary delays may arise. For example, the transfer books of the depositary may from time to time be closed to ADS cancelations. In addition, completion of the above steps and procedures for delivery for Class B Ordinary Shares in a CCASS account is subject to there being a sufficient number of Class B Ordinary Shares on the Hong Kong share register to facilitate a withdrawal from the ADS program directly into the CCASS system. We are not under any obligation to maintain or increase the number of Class B Ordinary Shares on the Hong Kong Share Register to facilitate such withdrawals.
Depositary Requirements
Before the depositary delivers ADSs or permits withdrawal of Class B Ordinary Shares, the depositary may require:
•
production of satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

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compliance with procedures it may establish, from time to time, consistent with the deposit agreement, including, but not limited to, completion and presentation of transfer documents.

The depositary may refuse to deliver, transfer, or register issuances, transfers and cancelations of ADSs generally when the transfer books of the depositary or our Hong Kong Share Registrar or Cayman share registrar are closed or at any time if the depositary or we determine it advisable to do so, subject to such refusal complying with U.S. federal securities laws.
All costs attributable to the transfer of Class B Ordinary Shares to effect a withdrawal from or deposit of Class B Ordinary Shares into our ADS program will be borne by the investor requesting the transfer. In particular, holders of Class B Ordinary Shares and ADSs should note that the Hong Kong Share Registrar will charge between HK$2.50 to HK$20, depending on the speed of service (or such higher fee as may from time to time be permitted under the Listing Rules), for each transfer of Class B Ordinary Shares from one registered owner to another, each share certificate canceled or issued by it and any applicable fee as stated in the share transfer forms used in Hong Kong. In addition, holders of Class B Ordinary Shares and ADSs must pay up to US$5.00 per 100 ADSs (or portion thereof) for each issuance of ADSs and each cancelation of ADSs, as the case may be, in connection with the deposit of Class B Ordinary Shares into, or withdrawal of Class B Ordinary Shares from, our ADS program.

UNDERWRITING
The Global Offering
The offering of our Class B ordinary shares is referred to herein as the Global Offering. The Global Offering comprises:
•
the offering of 1,700,000 Class B ordinary shares (subject to reallocation as mentioned below) (the “Hong Kong Offer Shares”) for subscription by the public in Hong Kong at the offer price (the “Hong Kong Public Offering”), representing approximately 10.0% of the total number of Offer Shares (as defined below) initially available under the Global Offering; and

•
the offering of 15,300,000 Class B ordinary shares (subject to reallocation, the Offer Size Adjustment Option and the Over-allotment Option) (the “International Offer Shares,” and together with the Hong Kong Offer Shares, the “Offer Shares”), representing approximately 90.0% of the total number of Offer Shares initially available under the Global Offering, comprising (i) the Class B ordinary shares to be offered pursuant to this prospectus supplement and the accompanying prospectus, or the Registered Offering, and (ii) the Class B ordinary shares to be offered to cornerstone investors who are non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act, or the Exempt Offering.

This prospectus supplement and the accompanying prospectus cover the offer and sale of Class B ordinary shares in the United States, although we are paying a registration fee in the United States that also covers Class B ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States (other than International Offer Shares being sold to the cornerstone investors).
China International Capital Corporation Hong Kong Securities Limited, Guotai Junan Securities (Hong Kong) Limited, CMB International Capital Limited are acting as Sponsor-OCs for the Global Offering.
Under the terms and subject to the conditions in the Hong Kong Underwriting Agreement (as defined below), the following underwriters, or the Hong Kong underwriters, have severally agreed to apply or procure applications for the number of Class B ordinary shares indicated below.
Hong Kong Underwriters	Number of Class B ordinary shares
China International Capital Corporation Hong Kong Securities Limited
Guotai Junan Securities (Hong Kong) Limited
CMB International Capital Limited
Haitong International Securities Company Limited
BOCI Asia Limited
Futu Securities International (Hong Kong) Limited
DBS Asia Capital Limited
ICBC International Securities Limited
ABCI Securities Company Limited
CCB International Capital Limited
Total	1,700,000
Under the terms and subject to the conditions in the International Underwriting Agreement (as defined below), the following underwriters, or the international underwriters, for whom the Overall Coordinators are acting as representatives, have severally agreed to purchase or procure purchasers to purchase from us, and we have agreed to sell to them or such purchasers, severally, the number of Class B ordinary shares indicated below:
International Underwriters	Number of Class B ordinary shares
Registered Offering
China International Capital Corporation Hong Kong Securities Limited
Guotai Junan Securities (Hong Kong) Limited
CMB International Capital Limited
Haitong International Securities Company Limited
BOCI Asia Limited
Futu Securities International (Hong Kong) Limited
DBS Asia Capital Limited
ICBC International Securities Limited
Exempt Offering
HHLR Advisors, Ltd.
Taikang Life Insurance Co., Ltd
WT Asset Management Limited
Grab Holdings Limited
Hongda Group (Hong Kong) Co., Limited
Commando Global Fund
Total	15,300,000
An aggregate of 17,000,000 Offer Shares will initially be made available under the Global Offering, subject to the Offer Size Adjustment Option. The Offer Shares will represent approximately 11.3% of the total Shares in issue immediately following the completion of the Global Offering, assuming neither the Offer Size Adjustment Option nor the Over-allotment Option is exercised, and excluding any Class B ordinary shares issuable upon exercise or vesting of awards granted under the 2021 Share Incentive Plan (the “2021 Plan”).
The Offer Size Adjustment Option is expected to be granted by the Company under the Hong Kong Underwriting Agreement, exercisable by the Company and the Sponsor-OCs (for themselves and on behalf of the underwriters) on or before the execution of the Price Determination Agreement (as defined below), pursuant to which the Company may allot and issue up to an aggregate of 2,550,000 additional Class B ordinary shares, representing approximately 15% of the initial number of Offer Shares offered under the Global Offering, at the price of the Hong Kong Offer Shares or the price of the International Offer Shares (as the case may be) to, among other things, cover any excess demand.
If the international underwriters’ Over-allotment Option to purchase additional ordinary shares is exercised in full, the Offer Shares (including any Class B ordinary shares issued upon such exercise) will represent approximately 12.8% of the total Shares in issue (assuming the Offer Size Adjustment Option is not exercised at all), or approximately 14.4% of the total Shares in issue (assuming the Offer Size Adjustment Option is exercised in full), in each case immediately following the completion of the Global Offering and excluding any Class B ordinary shares issuable upon exercise or vesting of awards granted under the 2021 Plan.
The underwriters propose to offer our ordinary shares at the offer price listed on the cover page of this prospectus supplement. The underwriters are obligated to take and pay for all of the ordinary shares offered hereby if any such shares are taken. The offering of our ordinary shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We have applied to list our ordinary shares on the Hong Kong Stock Exchange under the stock code “2525.” The shares will be traded in board lots of 20 shares each. Our ADSs are currently listed on Nasdaq under the symbol “HSAI”. Each ADS represents one ordinary share.
A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The Joint Global Coordinators may agree to allocate a number of our ordinary shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the Joint Global Coordinators to underwriters that may make internet distributions on the same basis as other allocations.
The Hong Kong Public Offering
We are initially offering Hong Kong Offer Shares for subscription by the public in Hong Kong at the offer price, representing 10.0% of the total number of shares initially available under the Global Offering subject to the reallocation of Offer Shares between the International Offering and the Hong Kong Public Offering and assuming that the international underwriters’ option to purchase additional Offer Shares is not exercised.
The Hong Kong Public Offering is open to members of the public in Hong Kong as well as to institutional and professional investors. Professional investors generally include brokers, dealers, companies (including fund managers) whose ordinary business involves dealing in shares, and other securities and corporate entities which regularly invest in shares and other securities.
Completion of the Hong Kong Public Offering is subject to the conditions set forth under “— Conditions of the Global Offering” below.
Allocation
Allocation of Hong Kong Offer Shares to applicants under the Hong Kong Public Offering will be based solely on the level of valid applications received under the Hong Kong Public Offering. The basis of allocation may vary, depending on the number of Hong Kong Offer Shares validly applied for by applicants. Such allocation could, where appropriate, consist of balloting, which could mean that some applicants may receive a higher allocation than others who have applied, for the same number of Hong Kong Offer Shares, and those applicants who are not successful in the ballot may not receive any Hong Kong Offer Shares.
For allocation purposes only, the total number of Hong Kong Offer Shares available under the Hong Kong Public Offering (after taking into account any reallocation) will be divided equally into two pools: pool A and pool B, with any odd board lots being allocated to Pool A. The Hong Kong Offer Shares in pool A will be allocated on an equitable basis to applicants who have applied for Hong Kong Offer Shares with an aggregate subscription price of HK$5 million (excluding the brokerage, the SFC transaction levy, the AFRC transaction levy and the Hong Kong Stock Exchange trading fee payable) or less. The Hong Kong Offer Shares in pool B will be allocated on an equitable basis to applicants who have applied for Hong Kong Offer Shares with an aggregate subscription price of more than HK$5 million (excluding the brokerage, the SFC transaction levy, the AFRC transaction levy and the Hong Kong Stock Exchange trading fee payable) and up to the total value in pool B.
Applicants should be aware that applications in pool A and applications in pool B may receive different allocation ratios. If any Hong Kong Offer Shares in one (but not both) of the pools are unsubscribed, such unsubscribed Hong Kong Offer Shares will be transferred to the other pool to satisfy demand in that other pool and be allocated accordingly. For the purpose of the immediately preceding paragraph only, the “price” for Hong Kong Offer Shares means the price payable on application therefor (without regard to the price of Hong Kong Offer Shares as finally determined). Applicants can only receive an allocation of Hong Kong Offer Shares from either pool A or pool B and not from both pools. Multiple or suspected multiple applications under the Hong Kong Public Offering and any application for more than 850,000 Hong Kong Offer Shares (being approximately 50% of the Hong Kong Offer Shares initially available under the Hong Kong Public Offering) is liable to be rejected.
Reallocation and Clawback
The Offer Shares to be offered in the Hong Kong Public Offering and the International Offering may, in certain circumstances, be reallocated as between these offerings at the discretion of the Sponsor-OCs (for themselves and on behalf of the Hong Kong underwriters and the international underwriters, or collectively, the underwriters) in accordance with Chapter 4.14 of the Guide and paragraph 4.2 of Practice Note 18 of the Listing Rules. Subject to the allocation cap described in the subsequent paragraph, the Sponsor-OCs may in their discretion reallocate Offer Shares from the International Offering to the Hong Kong Public Offering to satisfy valid applications under the Hong Kong Public Offering. In addition, if the Hong Kong Public Offering is not fully subscribed, the Sponsor-OCs will have the discretion (but shall not be under any obligation) to reallocate to the International Offering all or any unsubscribed Hong Kong Offer Shares in such amounts as they deem appropriate.
In each case, the additional Offer Shares reallocated to the Hong Kong Public Offering will be allocated between pool A and pool B and the number of Offer Shares allocated to the International Offering will be correspondingly reduced in such manner as the Sponsor-OCs deem appropriate. In the event of reallocation of Offer Shares between the International Offering and the Hong Kong Public Offering in the circumstances where (a) the International Offer Shares are fully subscribed or oversubscribed and the Hong Kong Offer Shares are fully subscribed or oversubscribed irrespective of the number of times, or (b) the International Offer Shares are undersubscribed and the Hong Kong Offer Shares are fully subscribed or oversubscribed irrespective of the number of times, then up to 850,000 Offer Shares may be reallocated from the International Offering to the Hong Kong Public Offering, so that the total number of Offer Shares available for subscription under the Hong Kong Public Offering will increase up to 2,550,000 Offer Shares, representing approximately 15.0% of the number of Offer Shares initially available under the Global Offering (before any exercise of the Offer Size Adjustment Option and the Over-allotment Option) in accordance with Chapter 4.14 of the Guide for New Listing Applicants.
Given the initial allocation of the Offer Shares to the Hong Kong Public Offering and the International Offering follows the provision of Paragraph 4.2(b) of Practice Note 18 of the Listing Rules, no mandatory clawback or reallocation mechanism is required to increase the number of Offer Shares under the Hong Kong Public Offering to a certain percentage of the total number of Offer Shares offered under the Global Offering.
Applications
Each applicant under the Hong Kong Public Offering will be required to give an undertaking and confirmation in the application submitted by him/her that he/she and any person(s) for whose benefit he/she is making the application has not applied for or taken up, or indicated an interest for, and will not apply for or take up, or indicate an interest for, any International Offer Shares under the International Offering. Such applicant’s application is liable to be rejected if such undertaking and/or confirmation is/are breached and/or untrue (as the case may be) or if he/she has been or will be placed or allocated International Offer Shares under the International Offering.
Applicants under the Hong Kong Public Offering may be required to pay, on application (subject to application channels), the maximum price of Hong Kong Offer Shares in addition to the brokerage, the SFC transaction levy, the AFRC transaction levy and the Hong Kong Stock Exchange trading fee payable on each Offer Share, amounting to a total of HK$4,605.99 for one board lot of 20 Offer Shares. If the price of Hong Kong Offer Shares, as finally determined in the manner described in “— Allocation” above, is less than the maximum price of Hong Kong Offer Shares, appropriate refund payments (including the brokerage, the SFC transaction levy, the AFRC transaction levy and the Hong Kong Stock Exchange trading fee attributable to the surplus application monies) will be made to successful applicants (subject to application channels), without interest.
Hong Kong Underwriting Agreement
We and the Hong Kong underwriters have entered into an underwriting agreement, or the Hong Kong Underwriting Agreement, dated September 5, 2025, relating to the Hong Kong Public Offering.
The International Offering
The International Offering will consist of an initial offering of 15,300,000 Offer Shares offered by the Company (subject to reallocation, the Offer Size Adjustment Option and the Over-allotment Option), representing approximately 90.0% of the total number of Offer Shares initially available under the Global

Offering. The number of Offer Shares initially offered under the International Offering, subject to any reallocation of Offer Shares between the International Offering and the Hong Kong Public Offering, will represent approximately 10.0% of the total shares in issue of the Company immediately following the completion of the Global Offering (assuming the Offer Size Adjustment Option and the Over-allotment Option are not exercised and excluding any Class B ordinary shares issuable upon exercise of options granted under the 2021 Plan).
Allocation
The International Offering includes the U.S. offering of the Offer Shares in the United States as well as the non-U.S. offering to institutional and professional investors and other investors in jurisdictions outside the United States. Professional investors generally include brokers, dealers, companies (including fund managers) whose ordinary business involves dealing in shares and other securities and corporate entities that regularly invest in shares and other securities. Allocation of Offer Shares pursuant to the International Offering will be effected in accordance with the “book-building” process based on a number of factors, including the level and timing of demand, the total size of the relevant investor’s invested assets or equity assets in the relevant sector and whether or not it is expected that the relevant investor is likely to buy further Class B ordinary shares and/or hold or sell its Class B ordinary shares after the Listing. Such allocation is intended to result in a distribution of the Class B ordinary shares on a basis which would lead to the establishment of a solid professional and institutional shareholder base to the benefit of the Group and the Shareholders as a whole.
The Sponsor-OCs (for themselves and on behalf of the underwriters) may require any investor who has been offered Offer Shares under the International Offering and who has made an application under the Hong Kong Public Offering to provide sufficient information to the Sponsor-OCs so as to allow them to identify the relevant applications under the Hong Kong Public Offering and to ensure that they are excluded from any allocation of Offer Shares under the International Offering.
Reallocation
The total number of Offer Shares to be issued or sold pursuant to the International Offering may change as a result of the reallocation arrangement described in “— The Hong Kong Public Offering — Reallocation” above and the exercise of the Offer Size Adjustment Option and the Over-allotment Option in whole or in part.
International Underwriting Agreement
We expect to enter into an international underwriting agreement with the international underwriters relating to the International Offering, or the International Underwriting Agreement, on the Price Determination Date.
Sales in the United States
Certain of the international underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC. Haitong International Securities Company Limited may offer our ordinary shares in the United States through its SEC-registered broker-dealer affiliate in the United States, Haitong International Securities (USA) Inc. Certain of the other international underwriters are not broker-dealers registered with the SEC, and do not intend to and will not offer or sell any of our ordinary shares in the United States.
Certain underwriter and its affiliates may not underwrite, subscribe, agree to purchase or procure purchasers to purchase the Offered Shares that are offered or sold in the United States. Notwithstanding anything to the contrary in the International Underwriting Agreement, each International Underwriter’s obligations to underwrite, subscribe, agree to purchase or procure purchasers to purchase the Offered Shares under the International Underwriting Agreement shall be several, and the International Underwriter and any of its affiliates shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase the Offered Shares that may be offered or sold by other Joint Bookrunners or underwriters in the United States.

Compensation and Expenses
The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by us. These amounts are shown assuming both no exercise and full exercise of the Over-allotment Option for up to an additional 2,550,000 Offer Shares (or up to 2,932,500 Offer Shares if the Offer Size Adjustment Option is exercised in full). The underwriters will receive an underwriting commission of 2.25% of the aggregate price of the Hong Kong Offer Shares and International Offer Shares (including any Offer Shares to be issued pursuant to the exercise of the Offer Size Adjustment Option and the Over-allotment Option), out of which they will pay any sub-underwriting commissions and other fees.
Paid by Us	No Exercise	Full Exercise
Per ordinary share	HK$	HK$
Total	HK$	HK$
We may pay the underwriters a discretionary incentive fee up to 1.25% of the aggregate price of the Hong Kong Offer Shares and International Offer Shares of all the Offer Shares (including any Offer Shares to be issued pursuant to the exercise of the Offer Size Adjustment Option and the Over-allotment Option). For any unsubscribed Hong Kong Offer Shares reallocated to the International Offering, we will pay an underwriting commission at the rate applicable to the International Offering, and such commission will be paid to the international underwriters (but not the Hong Kong Underwriters).
The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately HK$      million.
International Underwriters’ Option to Purchase Additional Ordinary Shares
In connection with the Global Offering, the Company is expected to grant the international underwriters the Over-allotment Option, exercisable by the Sponsor-OCs (on behalf of the international underwriters) to require the Company to allot and issue additional Class B ordinary shares. Pursuant to the Over-allotment Option, the international underwriters will have the right, exercisable by the Sponsor-OCs (on behalf of the international underwriters) at any time from the Listing Date until 30 days after the last day for lodging applications under the Hong Kong Public Offering, to require the Company to issue up to an aggregate of 2,550,000 Class B ordinary shares, representing 15.0% of the total number of Offer Shares initially available under the Global Offering (assuming the Offer Size Adjustment Option is not exercised at all) or up to an aggregate of 2,932,500 Class B ordinary shares, representing approximately 15.0% of the number of Offer Shares available under the Global Offering (assuming the Offer Size Adjustment Option is exercised in full), at the Offer Price, to cover over-allocations in the International Offering, if any.
If the Offer Size Adjustment Option is not exercised and the Over-allotment Option is exercised in full, the additional Offer Shares to be issued pursuant thereto will represent approximately 1.7% of total shares in issue of the Company immediately following the completion of the Global Offering (excluding any Class B Ordinary Shares issuable upon exercise of options granted under the 2021 Plan). If the Offer Size Adjustment Option and the Over-allotment Option are exercised in full, the additional Offer Shares thereto will represent approximately 3.5% of total shares in issue of the Company immediately following the completion of the Global Offering (excluding any Class B Ordinary Shares issuable upon exercise of options granted under the 2021 Plan).
Lock-up Arrangements
We have undertaken to each of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the Hong Kong Underwriters and the Capital Market Intermediaries not to, during the period commencing on the date of the Hong Kong Underwriting Agreement and ending on, and including, the date falling six months after the Listing Date, or the Lock-up Period, without the prior written consent of the Joint Sponsors and Sponsor-OCs (for themselves and on behalf of the Hong Kong Underwriters) and unless in compliance with the Listing Rules (and only after the consent of any relevant PRC authority (if required) has been obtained):
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offer, allot, issue, sell, accept subscription for, contract to allot, issue or sell, contract or agree to allot, issue or sell, assign, grant or sell any option, warrant, right or contract to purchase, purchase any option or contract to sell, grant or agree to grant any option, right or warrant to purchase or subscribe for, or otherwise transfer or dispose of, or agree to transfer or dispose of, either directly or indirectly, conditionally or unconditionally, or repurchase any legal or beneficial interest in any shares or other securities of the Company, or any interests in any of the foregoing (including, but not limited to, any securities that are convertible into or exercisable or exchangeable for, or that represent the right to receive, or any warrants or other rights to purchase, any shares or other securities of the Company);
•
enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of subscription or ownership (legal or beneficial) of any shares or other securities of the Company, or any interest therein (including, without limitation, any securities of which are convertible into or exchangeable or exercisable for, or represent the right to receive, or any warrants or other rights to purchase, any shares or other securities of the Company);

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enter into any transaction with the same economic effect as any transaction specified in the first two bullet points above;

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offer to or contract to or agree to announce, or publicly disclose that the Company will or may enter into any foregoing transactions,

in each case, whether any of the foregoing transactions is to be settled by delivery of Class B ordinary shares or other securities of the Company, in cash or otherwise (whether or not the issue of such Class B Ordinary Shares or other securities of the Company will be completed within the Lock-up Period).
In the event that, during the period of six months commencing on the date on which the Lock-up Period expires, the Company enters into any of the foregoing transactions above or offers to or agrees to or contracts to or announces, or publicly discloses, any intention to, enter into any such transactions, the Company shall take all reasonable steps to ensure that it will not create a disorderly or false market in the Class B ordinary shares or other securities of the Company.
In addition, pursuant to the Hong Kong Listing Rules, each of our controlling shareholders has undertaken to the Hong Kong Stock Exchange and us that, he/it will not and will procure that the relevant registered holder(s) will not without the prior written consent of the Hong Kong Stock Exchange or unless otherwise in compliance with the applicable requirement of the Hong Kong Listing Rules: (i) in the Lock-up Period, either directly or indirectly, dispose of, nor enter into any agreement to dispose of or otherwise create any options, rights, interests or encumbrances in respect of, any of the securities of the Company in respect of which it is shown by this prospectus to be the beneficial owner; and (ii) in the period of six months from the expiry of the Lock-up Period, either directly or indirectly, dispose of, nor enter into any agreement to dispose of or otherwise create any options, rights, interests or encumbrances in respect of, any of the securities referred to in paragraph (i) above if, immediately following such disposal or upon the exercise or enforcement of such options, rights, interests or encumbrances, it would cease to be a controlling shareholder
Moreover, pursuant to the Hong Kong Listing Rules, each of the controlling shareholders has undertaken to the Hong Kong Stock Exchange and us that, within the period commencing on the date by reference to which disclosure of its shareholding in the Company is made in this prospectus supplement and ending on the date which is 12 months from the Listing Date, it will and will procure that the relevant registered holder(s) will: (i) when it pledges or charges any securities of the Company beneficially owned by it in favor of an authorized institution (as defined in the Banking Ordinance (Chapter 155 of the Laws of Hong Kong)) pursuant to Note 2 to Rule 10.07 of the Hong Kong Listing Rules, immediately inform the Company of such pledge or charge together with the number of securities so pledged or charged; and (ii) when it receives indications, either verbal or written, from the pledgee or chargee of any securities of the Company that any of the pledged or charged securities will be disposed of, immediately inform the Company of such indications. The Company will inform the Stock Exchange as soon as it has been informed of the matters referred to in paragraphs (i) and (ii) above by the Controlling Shareholders and subject to the then applicable requirements of the Listing Rules disclose such matters by way of an announcement.
Each of the Cornerstone Investors has agreed that it will not, whether directly or indirectly, at any time during Lock-up Period, dispose of any of the Offer Shares they have purchased pursuant to the relevant cornerstone investor agreements, save for certain limited circumstances, such as transfers to any of its wholly-owned subsidiaries who will be bound by the same obligations of such cornerstone investor, including the foregoing lockup restriction, as the case maybe.

Indemnification
We have agreed to indemnify the several underwriters and certain of their affiliates against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.
Activities by the Underwriters
Described below is a variety of activities that each of the underwriters of the Global Offering may individually undertake, and which do not form part of the underwriting or the stabilizing process. It should be noted that when engaging in any of these activities, the underwriters will be subject to certain restrictions, including the following:
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all of them (other than the Stabilizing Manager or any person acting for it) must not, in connection with the distribution of the Offer Shares, effect any transactions (including issuing or entering into any option or other derivative transactions relating to the Offer Shares), whether in the open market or otherwise, with a view to stabilizing or maintaining the market price of any of the Offer Shares at levels other than those which might otherwise prevail in the open market; and

•
all of them must comply with all applicable laws and regulations, including the market misconduct provisions of the SFO, including the provisions prohibiting insider dealing, false trading, price rigging and stock market manipulation.

The underwriters are diversified financial institutions with relationships in countries around the world. These entities engage in a wide range of commercial and investment banking, loan financing, brokerage, funds management, trading, hedging, investing and other activities for their own account and for the account of others. In the ordinary course of their various business activities, the Syndicate Members and their respective affiliates may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers. Such investment and trading activities may involve or relate to our assets, securities and/or instruments and/or persons and entities with relationships with the Company and may also include swaps and other financial instruments entered into for hedging purposes in connection with the Group’s loans and other debt.
In relation to the Class B ordinary shares, the activities of underwriters and their affiliates could include acting as agent for buyers and sellers of the Class B ordinary shares or the ADSs, entering into transactions with those buyers and sellers in a principal capacity, including as a lender to initial purchasers of the Class B ordinary shares or the ADSs (which financing may be secured by the Class B ordinary shares or the ADSs) in the Global Offering, proprietary trading in the Class B ordinary shares or the ADSs, and entering into over the counter or listed derivative transactions or listed or unlisted securities transactions (including issuing securities such as derivative warrants listed on a stock exchange) which have as their underlying assets, assets including the Class B ordinary shares or the ADSs. Such transactions may be carried out as bilateral agreements or trades with selected counterparties. Those activities may require hedging activity by those entities involving, directly or indirectly, the buying and selling of the Class B ordinary shares or the ADSs, which may have a negative impact on the trading price of the Class B ordinary shares or the ADSs. All such activities could occur in Hong Kong and elsewhere in the world and may result in the underwriters and their affiliates holding long and/or short positions in the Class B ordinary shares or the ADSs, in baskets of securities or indices including the Class B ordinary shares or the ADSs, in units of funds that may purchase the Class B ordinary shares or the ADSs, or in derivatives related to any of the foregoing.
In relation to issues by underwriters or their affiliates of any listed securities having the Class B ordinary shares as their underlying securities, whether on the Hong Kong Stock Exchange or on any other stock exchange, the rules of the stock exchange may require the issuer of those securities (or one of its affiliates or agents) to act as a market maker or liquidity provider in the security, and this will also result in hedging activity in the Class B ordinary shares in most cases.
All such activities may occur both during and after the end of the stabilizing period described under “— Stabilization” below. Such activities may affect the market price or value of the Class B ordinary shares, the liquidity or trading volume in the Class B ordinary shares and the volatility of the price of the Class B ordinary shares, and the extent to which this occurs from day to day cannot be estimated.
Pricing of the Offering
The pricing for the Offer Shares for the purpose of the various offerings under the Global Offering will be determined on the Price Determination Date, which is expected to be on or before Friday, September 12, 2025 and, in any event, not later than 12:00 noon on Friday, September 12, 2025, Hong Kong time, and the number of Offer Shares to be allocated under the various offerings will be determined shortly thereafter. The agreement to be entered into between the Company and the Sponsor-OCs (for themselves and on behalf of the underwriters) on or about the Price Determination Date is the Price Determination Agreement.
The price of Hong Kong Offer Shares will be determined by reference to, among other factors, the closing price of the ADSs on the Nasdaq on the last trading day on or before the Price Determination Date, and the offer price will not be more than HK$228.00 per Hong Kong Offer Share. Applicants under the Hong Kong Public Offering may be required to pay, on application (subject to application channel), the maximum price of Hong Kong Offer Share plus brokerage of 1.0%, SFC transaction levy of 0.0027%, AFRC transaction levy of 0.00015% and Hong Kong Stock Exchange trading fee of 0.00565%, amounting to a total of HK$4,605.99 for one board lot of 20 Offer Shares.
We may set the price of International Offer Shares at a level higher than the maximum price of Hong Kong Offer Shares if (a) the Hong Kong dollar equivalent of the closing trading price of the ADSs on the Nasdaq on the last trading day on or before the Price Determination Date (on a per-Share converted basis) were to exceed the maximum price of Hong Kong Offer Shares as stated in this prospectus and/or (b) we believe that it is in the best interest of the Company as a listed company to set the price of International Offer Shares at a level higher than the maximum price of Hong Kong Offer Shares based on the level of interest expressed by professional and institutional investors during the book-building process.
If the price of International Offer Shares is set at or lower than the maximum price of Hong Kong Offer Shares, the price of Hong Kong Offer Shares must be set at such price which is equal to the price of International Offer Shares. In no circumstances will we set the price of Hong Kong Offer Shares above the maximum price of Hong Kong Offer Shares as stated in this prospectus or the price of International Offer Shares. The international underwriters will be soliciting from prospective investors’ indications of interest in acquiring Offer Shares in the International Offering. Prospective professional and institutional investors will be required to specify the number of Offer Shares under the International Offering they would be prepared to acquire either at different prices or at a particular price. This process, known as “book-building,” is expected to continue up to, and to cease on or about, the last day for lodging applications under the Hong Kong Public Offering.
The Sponsor-OCs (for themselves and on behalf of the underwriters) may, where they deem appropriate, based on the level of interest expressed by prospective investors during the book-building process in respect of the International Offering, and with our consent, reduce the number of Offer Shares offered below as stated in this prospectus at any time on or prior to the morning of the last day for lodging applications under the Hong Kong Public Offering. In such a case, we will, as soon as practicable following the decision to make such reduction, and in any event not later than the morning of the last day for lodging applications under the Hong Kong Public Offering, cause to be published on our website and the website of the Hong Kong Stock Exchange at www.hesaitech.com and www.hkexnews.hk, respectively, notices of the reduction.
Stabilization
Stabilization is a practice used by underwriters in some markets to facilitate the distribution of securities. To stabilize, the underwriters may bid for, or purchase, the securities in the secondary market during a specified period of time, to retard and, if possible, prevent a decline in the initial public market price of the securities below the offer price. Such transactions may be effected in all jurisdictions where it is permissible to do so, in each case in compliance with all applicable laws and regulatory requirements, including those of Hong Kong. In Hong Kong, the price at which stabilization is effected is not permitted to exceed the offer price.
In connection with the Global Offering, the Stabilizing Manager (or any person acting for it), on behalf of the underwriters, may over-allocate or effect transactions with a view to stabilizing or supporting the market price of the Class B ordinary shares at a level higher than that which might otherwise prevail for a limited period after the Listing Date. However, there is no obligation on the Stabilizing Manager (or any person acting for it) to conduct any such stabilizing action. Such stabilizing action, if taken, (a) will be conducted at the absolute discretion of the Stabilizing Manager (or any person acting for it) and in what the Stabilizing Manager reasonably regards as the best interest of the Company, (b) may be discontinued at any time and (c) is required to be brought to an end within 30 days after the last day for lodging applications under the Hong Kong Public Offering.
Stabilization action permitted in Hong Kong pursuant to the Securities and Futures (Price Stabilizing) Rules of the SFO includes (a) over-allocating for the purpose of preventing or minimizing any reduction in the market price of the Class B ordinary shares, (b) selling or agreeing to sell the Class B ordinary shares so as to establish a short position in them for the purpose of preventing or minimizing any reduction in the market price of the Class B ordinary shares, (c) purchasing, or agreeing to purchase, the Class B ordinary shares pursuant to the Over-allotment Option in order to close out any position established under paragraph (a) or (b) above, (d) purchasing, or agreeing to purchase, any of the Class B ordinary shares for the sole purpose of preventing or minimizing any reduction in the market price of the Class B ordinary shares, (e) selling or agreeing to sell any Class B ordinary shares in order to liquidate any position established as a result of those purchases and (f) offering or attempting to do anything as described in clauses (b), (c), (d) or (e) above.
Specifically, prospective applicants for and investors in the Offer Shares should note that:
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the Stabilizing Manager (or any person acting for it) may, in connection with the stabilizing action, maintain a long position in the Class B ordinary shares;

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there is no certainty as to the extent to which and the time or period for which the Stabilizing Manager (or any person acting for it) will maintain such a long position;

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liquidation of any such long position by the Stabilizing Manager (or any person acting for it) and selling in the open market may have an adverse impact on the market price of the Class B ordinary shares;

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no stabilizing action can be taken to support the price of the Class B ordinary shares for longer than the stabilization period, which will begin on the Listing Date, and is expected to expire on Saturday, October 11, 2025, being the 30th day after the last day for lodging applications under the Hong Kong Public Offering. After this date, when no further stabilizing action may be taken, demand for the Class B ordinary shares, and therefore the price of the Class B ordinary shares, could fall;

•
the price of the Class B ordinary shares cannot be assured to stay at or above the price of Hong Kong Offer Shares by the taking of any stabilizing action; and

•
stabilizing bids or transactions effected in the course of the stabilizing action may be made at any price at or below the price of Hong Kong Offer Shares and can, therefore, be done at a price below the price paid by applicants for, or investors in, the Offer Shares.

In order to effect stabilization actions, the Stabilizing Manager will arrange cover of up to an aggregate of 2,550,000 Class B ordinary shares (representing approximately 15.0% of the initial Offer Shares assuming the Offer Size Adjustment Option is not exercised) or up to an aggregate of 2,932,500 Class B ordinary shares (representing approximately 15.0% of the Offer Shares assuming the Offer Size Adjustment Option is exercised in full), through delayed delivery arrangements with investors who have been allocated Offer Shares in the International Offering. The delayed delivery arrangements (if specifically agreed by an investor) relate only to the delay in the delivery of the Offer Shares to such investor and the offer price for the Offer Shares allocated to such investor will be paid before the Listing Date. Both the size of such cover and the extent to which the Over-allotment Option can be exercised will depend on whether arrangements can be made with investors such that a sufficient number of Class B ordinary shares can be delivered on a delayed basis. If no investor in the International Offering agrees to the delayed delivery arrangements, no stabilizing actions will be undertaken by the Stabilizing Manager and the Over-allotment Option will not be exercised.
The Company will ensure that an announcement in compliance with the Securities and Futures (Price Stabilizing) Rules of the SFO will be made within seven days of the expiration of the stabilization period.

General
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our ordinary shares. Stabilization transactions (if any) may be undertaken on the Hong Kong Stock Exchange and/or Nasdaq at any time beginning from the date of the public announcement of the offer price up to the 30th calendar day after the last day for the lodging of applications under the Hong Kong Public Offering. Stabilization transactions may not necessarily occur and, if begun, may cease at any time. In addition, neither we nor any of the underwriters make any representation that Joint Global Coordinators will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice. Except as required by applicable law or regulation, the underwriters do not intend to disclose the extent of any stabilization transaction conducted in relation to the offering.
All stabilization activities will be conducted by China International Capital Corporation Hong Kong Securities Limited as Stabilizing Manager (or persons acting on its behalf).
Electronic Distribution
In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.
Conditions of the Global Offering
Acceptance of all applications for Offer Shares will be conditional on:
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the Hong Kong Stock Exchange granting approval for the listing of, and permission to deal in, the Class B ordinary shares to be issued as mentioned in this prospectus, on the Main Board of the Hong Kong Stock Exchange and such approval not subsequently having been withdrawn or revoked prior to the Listing Date;

•
the pricing of the Offer Shares having been agreed between the Sponsor-OCs (for themselves and on behalf of the underwriters) and the Company;

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the execution and delivery of the International Underwriting Agreement on or around the Price Determination Date; and

•
the obligations of the Hong Kong underwriters under the Hong Kong Underwriting Agreement and the obligations of the international underwriters under the International Underwriting Agreement becoming and remaining unconditional and not having been terminated in accordance with the terms of the respective agreements, in each case on or before the dates and times specified in the respective underwriting agreement (unless and to the extent such conditions are validly waived on or before such dates and times) and, in any event, not later than the date which is 30 days after the date of this prospectus.
If, for any reason, the pricing of the Offer Shares is not agreed between the Sponsor-OCs (for themselves and on behalf of the underwriters) and the Company on or before 12:00 noon on Friday, September 12, 2025, the Global Offering will not proceed and will lapse.
The consummation of each of the Hong Kong Public Offering and the International Offering is conditional upon, among other things, the other offering becoming unconditional and not having been terminated in accordance with its terms. If the above conditions are not fulfilled or waived prior to the dates and times specified, the Global Offering will lapse and the Hong Kong Stock Exchange will be notified immediately. Notice of the lapse of the Hong Kong Public Offering will be published by the Company on the websites of the Company and the Hong Kong Stock Exchange at www.hesaitech.com and www.hkexnews.hk, respectively, on the next day following such lapse.
Dealing Arrangements
Assuming that the Hong Kong Public Offering becomes unconditional at or before 8:00 a.m. in Hong Kong on Tuesday, September 16, 2025, it is expected that dealings in the Class B ordinary shares on the Hong

Kong Stock Exchange will commence at 9:00 a.m. on Tuesday, September 16, 2025. The Class B ordinary shares will be traded in board lots of 20 Class B ordinary shares each and the stock code of the Class B ordinary shares will be “2525”.
Selling Restrictions
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Notice to Prospective Investors in the European Economic Area
In relation to each member state of the European Economic Area, no offer of the ordinary shares which are the subject of the Global Offering has been, or will be made to the public in that Member State, other than under the following exemptions under the EU Prospectus Regulation:
(a)   to any legal entity which is a qualified investor as defined in the EU Prospectus Regulation;
(b)   to fewer than 150 natural or legal persons (other than qualified investors as defined in the EU Prospectus Regulation), subject to obtaining the prior consent of the Joint Global Coordinators for any such offer; or
(c)   in any other circumstances falling within Article 1(4) of the EU Prospectus Regulation, provided that no such offer of the ordinary shares referred to in (a) to (c) above shall result in a requirement for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation, or supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulation.
Each person located in a Member State to whom any offer of the ordinary shares is made or who receives any communication in respect of an offer of the ordinary shares, or who initially acquires any ordinary shares will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and us that (1) it is a “qualified investor” within the meaning of Article 2(e) of the EU Prospectus Regulation; and (2) in the case of any ordinary shares acquired by it as a financial intermediary as that term is used in Article 5(1) of the EU Prospectus Regulation, the ordinary shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the EU Prospectus Regulation, or in circumstances in which the prior consent of Joint Global Coordinators has been given to the offer or resale; or where ordinary shares have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those ordinary shares to it is not treated under the EU Prospectus Regulation as having been made to such persons.
We, the Joint Global Coordinators and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of ordinary shares in any Member State will be made pursuant to an exemption under the EU Prospectus Regulation from the requirement to publish a prospectus for offers of ordinary shares. Accordingly, any person making or intending to make an offer in that Member State of ordinary shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation in relation to such offer. Neither we nor Joint Global Coordinators have authorized, nor do they authorize, the making of any offer of ordinary shares in circumstances in which an obligation arises for us or the Joint Global Coordinators to publish a prospectus for such offer.
For the purposes of this provision, the expression an “offer of ordinary shares to the public” in relation to any ordinary shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe the ordinary shares, and the expression “EU Prospectus Regulation” means Regulation (EU) 2017/1129.
Notice to Prospective Investors in the United Kingdom
No offer of the ordinary shares which are the subject of the Global Offering has been, or will be made to the public in the United Kingdom, other than under the following exemptions under the UK Prospectus Regulation:
(a)   to any legal entity which is a qualified investor as defined in the UK Prospectus Regulation;
(b)   to fewer than 150 natural or legal persons (other than qualified investors as defined in the UK Prospectus Regulation), subject to obtaining the prior consent of the Joint Global Coordinators for any such offer; or
(c)   in any other circumstances falling within Article 1(4) of the UK Prospectus Regulation, provided that no such offer of the ordinary shares referred to in (a) to (c) above shall result in a requirement for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the UK Prospectus Regulation, or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
Each person located in the United Kingdom to whom any offer of the ordinary shares is made or who receives any communication in respect of an offer of the ordinary shares, or who initially acquires any ordinary shares will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and us that (1) it is a “qualified investor” within the meaning of Article 2(e) of the UK Prospectus Regulation; and (2) in the case of any ordinary shares acquired by it as a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, the ordinary shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the UK Prospectus Regulation, or in circumstances in which the prior consent of Joint Global Coordinators has been given to the offer or resale; or where ordinary shares have been acquired by it on behalf of persons in the United Kingdom other than qualified investors, the offer of those ordinary shares to it is not treated under the UK Prospectus Regulation as having been made to such persons.
We, the Joint Global Coordinators and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of ordinary shares in the United Kingdom will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of ordinary shares. Accordingly, any person making or intending to make an offer in the United Kingdom of ordinary shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the UK Prospectus Regulation in relation to such offer. Neither we nor Joint Global Coordinators have authorized, nor do they authorize, the making of any offer of ordinary shares in circumstances in which an obligation arises for us or the Joint Global Coordinators to publish a prospectus for such offer.
For the purposes of this provision, the expression an “offer of ordinary shares to the public” in relation to any ordinary shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and the ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe the ordinary shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of retained EU law as defined in the European Union (Withdrawal) Act 2018.

In addition , this prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, and any offer subsequently made may only be directed at, persons in the United Kingdom (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, (ii) who are high net worth companies falling within Article 49(2)(a) to (d) of the Order and/or (iii) who are persons to whom they may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is only available to, and will be engaged in with, relevant persons.
Notice to Prospective Investors in France
Neither this prospectus supplement, the accompany prospectus, nor any other offering material relating to the ordinary shares described in this prospectus supplement and the accompanying prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The ordinary shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement, the accompanying prospectus nor any other offering material relating to the ordinary shares has been or will be:
•
released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•
used in connection with any offer for subscription or sale of the ordinary shares to the public in France.

•
Such offers, sales and distributions will be made in France only:

•
to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•
to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•
in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The ordinary shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.
Notice to Prospective Investors in Hong Kong
The ordinary shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the SFO (Cap. 571) of Hong Kong and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the ordinary shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.
Notice to Prospective Investors in the People’s Republic of China
This prospectus supplement and the accompanying prospectus have not been and will not be circulated or distributed in the PRC, and ordinary shares may not be offered or sold, and will not be offered or sold to any person for reoffering or resale, directly or indirectly, to any resident of the PRC except to qualified domestic institutional investors pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.
Notice to Prospective Investors in Japan
The ordinary shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for reoffering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ordinary shares may not be circulated or distributed, nor may the ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and
Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)   a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)   a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ordinary shares pursuant to an offer made under Section 275 of the SFA except:
(i)   to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(ii)   where no consideration is or will be given for the transfer;
(iii)   where the transfer is by operation of law;
(iv)   as specified in Section 276(7) of the SFA; or
(v)   as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Any reference to the SFA is a reference to the Securities and Futures Act, Chapter 289 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term as modified or amended from time to time, including by such of its subsidiary legislation as may be applicable at the relevant time.

Notice to Prospective Investors in Switzerland
The ordinary shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus have been prepared without regard to the disclosure standards for issuance of prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the ordinary shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the offering, us or the ordinary shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, neither this prospectus supplement nor the accompanying prospectus will be filed with, and the offer of ordinary shares will not be supervised by, the Swiss Financial Market Supervisory Authority, or FINMA, and the offer of ordinary shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of ordinary shares.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement and the accompanying prospectus relate to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with exempt offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein or therein and has no responsibility for the prospectus supplement or the accompanying prospectus. The ordinary shares to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the ordinary shares offered should conduct their own due diligence on the ordinary shares. If you do not understand the contents of this prospectus supplement or the accompanying prospectus you should consult an authorized financial advisor.
Notice to Prospective Investors in Kingdom of Saudi Arabia
This prospectus supplement (along with the accompanying prospectus) may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority of the Kingdom of Saudi Arabia (the “Capital Market Authority”)
The Capital Market Authority does not make any representation as to the accuracy or completeness of the prospectus supplement (along with the accompanying prospectus), and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of the prospectus supplement (along with the accompanying prospectus).
Prospective purchasers of the Offer Shares under the international offering offered hereby should conduct their own due diligence on the accuracy of the information relating thereto. If you do not understand the contents of the prospectus supplement (along with the accompanying prospectus), you should consult an authorized financial adviser.
Notice to Prospective Investors in the State of Kuwait
The Offer Shares have not been registered, authorized or approved for offering, marketing or sale in the State of Kuwait pursuant to Securities and Investment Funds Law of Kuwait No. 31/1990, as amended, and its executive bylaw, and as such the Offer Shares shall not be offered or sold in the State of Kuwait. Interested investors from the State of Kuwait who approach us or any of the international underwriters acknowledge this restriction and that this offering circular and any related materials shall be subject to all applicable foreign laws and rules; therefore, such investors must not disclose or distribute such materials to any other person.
Notice to Prospective Investors in South Korea
Each international underwriter has, severally, but not jointly, represented, warranted and agreed that it has not and will not, directly or indirectly, offer, sell or deliver any shares in Korea or to, or for the account or benefit of, any resident of Korea (as such term is defined in the Foreign Exchange Transaction Law, or FETL), or to others for reoffering or resale, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as such term is defined in the FETL), except as otherwise permitted by applicable Korean laws and regulations, including the Financial Investment Services and Capital Markets Act and the FETL) and the decrees and regulations thereunder. The Offer Shares have not been registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the Offer Shares may not be re-sold to Korean residents unless the purchaser of the shares complies with all applicable regulatory requirements (including but not limited to government approval requirements under the FETL and its subordinate decrees and regulations) in connection with their purchase.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the offering. Neither this prospectus supplement nor the accompanying prospectus constitutes a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and neither purports to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the ordinary shares may only be made to persons, referred to as “Exempt Investors,” who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the ordinary shares without disclosure to investors under Chapter 6D of the Corporations Act.
The ordinary shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under Section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring ordinary shares must observe such Australian on-sale restrictions.
This prospectus supplement and the accompanying prospectus contain general information only and do not take into account the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Canada
The ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

TAXATION
Cayman Islands Taxation
The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to holders of our ADSs or ordinary shares levied by the government of the Cayman Islands except for stamp duties, which may be applicable on instruments executed in, or, after execution, brought to, or produced before a court of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.
Payments of dividends and capital in respect of our ordinary shares or ADSs will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares or ADSs, nor will gains derived from the disposal of our ordinary shares or ADSs be subject to Cayman Islands income or corporate tax.
Mainland China Taxation
Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of mainland China with a “de facto management body” within mainland China is considered a resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, productions, personnel, accounts and properties of an enterprise. The SAT Circular 82 provides certain specific criteria for determining whether the “de facto management body” of a mainland China-controlled enterprise that is incorporated offshore is located in mainland China. Although this circular only applies to offshore enterprises controlled by mainland China enterprises or mainland China enterprise groups, not those controlled by mainland China individuals or foreigners, the criteria set forth in the circular may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a mainland China enterprise or a mainland China enterprise group will be regarded as a mainland China tax resident by virtue of having its “de facto management body” in mainland China only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in mainland China; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in mainland China; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in mainland China; and (iv) at least 50% of voting board members or senior executives habitually reside in mainland China.
We believe that Hesai Group is not a mainland China resident enterprise for mainland China tax purposes. Hesai Group is a company incorporated outside of mainland China and is not controlled by a mainland China enterprise or mainland China enterprise group, and we do not believe that Hesai Group meets all of the conditions above. For the same reasons, we believe our other entities outside of mainland China are not mainland China resident enterprises either. However, the tax resident status of an enterprise is subject to determination by the mainland China tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the mainland China government will ultimately take a view that is consistent with us.
If the mainland China tax authorities determine that Hesai Group is a mainland China resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of the ADSs. In addition, non-resident enterprise shareholders (including the ADS holders) may be subject to a 10% mainland China tax on gains realized on the sale or other disposition of ADSs or ordinary shares, if such income is treated as sourced from within mainland China, subject to any reduction or exemption set forth in applicable tax treaties or under applicable tax arrangements between jurisdictions. It is unclear whether our non-mainland China individual shareholders (including the ADS holders) would be subject to any mainland China tax on dividends or gains obtained by such non-mainland China individual shareholders in the event we are determined to be a mainland China resident enterprise. If any mainland China tax were to apply to such dividends or gains, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty, subject to any reduction or exemption set forth in applicable tax treaties or under applicable tax arrangements between jurisdictions. It is also unclear whether non-mainland China shareholders of Hesai Group would be able to claim the benefits of any tax treaties between their jurisdiction of tax residence and mainland China in the event that Hesai Group is treated as a mainland China resident enterprise.
Provided that our Cayman Islands holding company, Hesai Group, is not deemed to be a mainland China resident enterprise, and holders of the ADSs and ordinary shares who are not mainland China residents will not be subject to mainland China income tax on dividends distributed by us or gains realized from the sale or other disposition of our ordinary shares or ADSs. However, under SAT Circular 7 and SAT Circular 37, where a non-resident enterprise conducts an “indirect transfer” by transferring taxable assets, including, in particular, equity interests in a mainland China resident enterprise, indirectly by disposing of the equity interests of an overseas holding company, the nonresident enterprise, being the transferor, or the transferee or the mainland China entity that directly owned such taxable assets may report to the tax authority such indirect transfer. Using a “substance over form” principle, the mainland China tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring mainland China tax. As a result, gains derived from such indirect transfer may be subject to mainland China enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a mainland China resident enterprise. We and our non-mainland China resident investors may be at risk of being required to file a return and being taxed under SAT Circular 7 and SAT Circular 37, and we may be required to expend valuable resources to comply with SAT Circular 7 and SAT Circular 37, or to establish that we and our non-mainland China resident investors should not be taxed under these circulars.
United States Federal Income Tax Considerations
The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of the ADSs or Class B ordinary shares by a U.S. Holder (as defined below) that acquires the ADSs in our initial public offering and holds the ADSs or Class B ordinary shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service, or the IRS, or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, Medicare, minimum tax and other non-income tax considerations, or any state, local and non-U.S. tax considerations, relating to the ownership or disposition of the ADSs or ordinary shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:
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banks and other financial institutions;

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insurance companies;

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pension plans;

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cooperatives;

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regulated investment companies;

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real estate investment trusts;

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broker-dealers;

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traders that elect to use a mark-to-market method of accounting;

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certain former U.S. citizens or long-term residents;

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tax-exempt entities (including private foundations);

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holders who acquire their ADSs or ordinary shares pursuant to any employee share option or otherwise as compensation;

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investors that will hold their ADSs or ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

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investors that have a functional currency other than the U.S. dollar;

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persons that actually or constructively own 10% or more of our stock (by vote or value); or

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partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding ordinary shares through such entities;

all of whom may be subject to tax rules that differ significantly from those discussed below.
Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S. and other tax considerations of the ownership and disposition of the ADSs or our ordinary shares.
General
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the ADSs or ordinary shares that is, for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of the United States or any state thereof or the District of Columbia;

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an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

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a trust (A) the administration of which is subject to the primary supervision of a U.S. court and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a U.S. person under the Code.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of the ADSs or ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partners in a partnership holding the ADSs or ordinary shares are urged to consult their tax advisors regarding an investment in the ADSs or ordinary shares.
For U.S. federal income tax purposes, it is generally expected that a U.S. Holder of ADSs will be treated as the beneficial owner of the underlying shares represented by the ADSs. The remainder of this discussion assumes that a U.S. Holder of the ADSs will be treated in this manner. Accordingly, deposits or withdrawals of ordinary shares for ADSs will generally not be subject to U.S. federal income tax.
Passive Foreign Investment Company Considerations
A non-U.S. corporation, such as our company, will be a PFIC for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and assets readily convertible into cash are categorized as a passive asset and the company’s goodwill and other unbooked intangibles are taken into account. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the stock.
Based upon our current and projected income and assets and the market price of our ADSs, we do not believe that we were a PFIC for the taxable year ended December 31, 2024. However, no assurance can be given that we will not be or become a PFIC in the current or future taxable years because the determination of whether we will be or become a PFIC is a factual determination made annually that will depend, in part, upon the composition of our income and assets and the value of our assets. Fluctuations in the market price of the

ADSs may cause us to be or become a PFIC for the current or future taxable years because the value of our assets for purposes of the asset test, including the value of our goodwill and unbooked intangibles, may be determined by reference to the market price of the ADSs from time to time (which may be volatile). The market price of our ADSs may continue to fluctuate considerably and, consequently, we cannot assure you of our PFIC status for any taxable year. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets. Under circumstances where our revenue from activities that produce passive income significantly increases relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming a PFIC may substantially increase.
If we are a PFIC for any year during which a U.S. Holder holds the ADSs or ordinary shares, the PFIC rules discussed below under “— Passive Foreign Investment Company Rules” generally will apply to such U.S. Holder for such taxable year, and unless the U.S. Holder makes certain elections, will apply in future years even if we cease to be a PFIC.
The discussion below under “— Dividends” and “— Sale or Other Disposition” is written on the basis that we will not be or become a PFIC for U.S. federal income tax purposes. The U.S. federal income tax rules that apply generally if we are treated as a PFIC are discussed below under “— Passive Foreign Investment Company Rules.”
Dividends
Any cash distributions paid on the ADSs or ordinary shares (including the amount of any mainland China tax withheld) out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder, in the case of ordinary shares, or by the depositary, in the case of ADSs. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. Dividends received on the ADSs or ordinary shares will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.
Individuals and other non-corporate U.S. Holders will be subject to tax at the lower capital gain tax rate applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (1) the ADSs or ordinary shares are readily tradable on an established securities market in the United States, or, in the event that we are deemed to be a mainland China resident enterprise under the mainland China tax law, we are eligible for the benefit of the United States-mainland China income tax treaty, or the Treaty, (2) we are neither a PFIC nor treated as such with respect to a U.S. Holder (as discussed below) for the taxable year in which the dividend is paid and the preceding taxable year, and (3) certain holding period requirements are met. The ADSs are listed on the Nasdaq Stock Market. We believe that the ADSs are readily tradable on an established securities market in the United States and that we are a qualified foreign corporation with respect to dividends paid on the ADSs. There can be no assurance that the ADSs will continue to be considered readily tradable on an established securities market in later years. Because the ordinary shares will not be listed on a U.S. exchange, dividends received with respect to ordinary shares that are not represented by ADSs may not be treated as qualified dividends. U.S. Holders are urged to consult their tax advisors regarding the availability of the lower rate for dividends paid with respect to the ADSs or ordinary shares.
In the event that we are deemed to be a mainland China resident enterprise under the PRC Enterprise Income Tax Law (see “— Mainland China Taxation”), we may be eligible for the benefits of the Treaty. If we are eligible for such benefits, dividends we pay on our ordinary shares, regardless of whether such shares are represented by the ADSs, and regardless of whether the ADSs are readily tradable on an established securities market in the United States, would be eligible for the reduced rates of taxation described in the preceding paragraph.
For U.S. foreign tax credit purposes, dividends paid on the ADSs or ordinary shares generally will be treated as income from foreign sources and generally will constitute passive category income. If mainland China withholding taxes apply to dividends paid to a U.S. Holder with respect to the ADSs or ordinary shares, such U.S. Holder may be able to obtain a reduced rate of mainland China withholding taxes under the Treaty if certain requirements are met. In addition, subject to certain conditions and limitations, mainland

China withholding taxes on dividends that are nonrefundable under the Treaty may be treated as foreign taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.
Sale or Other Disposition
A U.S. Holder will generally recognize gain or loss upon the sale or other disposition of ADSs or ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such ADSs or ordinary shares. The gain or loss will generally be capital gain or loss. Individuals and other non-corporate U.S. Holders who have held the ADSs or ordinary shares for more than one year will generally be eligible for reduced tax rates. The deductibility of a capital loss may be subject to limitations. Any such gain or loss that the U.S. Holder recognizes will generally be treated as U.S. source income or loss for foreign tax credit limitation purposes, which will generally limit the availability of foreign tax credits. However, in the event we are deemed to be a mainland China resident enterprise under the mainland China Enterprise Income Tax Law, U.S. Holders may be eligible for the benefits of the Treaty. In such event, if mainland China tax were to be imposed on any gain from the disposition of the ADSs or ordinary shares, a U.S. Holder that is eligible for the benefits of the Treaty may elect to treat such gain as mainland China source income. Pursuant to Treasury Regulations, however, if a U.S. Holder is not eligible for the benefits of the Treaty or does not elect to apply the Treaty, then such holder may not be able to claim a foreign tax credit arising from any mainland China tax imposed on the disposition of the ADSs or ordinary shares. U.S. Holders are urged to consult their tax advisors regarding the creditability or deduction of any mainland China tax, their eligibility for benefits under the Treaty and the potential impact of the Treasury Regulations.
Passive Foreign Investment Company Rules
If we are a PFIC for any taxable year during which a U.S. Holder holds the ADSs or ordinary shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the ADSs or ordinary shares), and (ii) any gain realized on the sale or other disposition of ADSs or ordinary shares. Under the PFIC rules:
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the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the ADSs or ordinary shares;

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the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income; and

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the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year, increased by an additional tax equal to the interest on the resulting tax deemed deferred with respect to each such taxable year.

If we are a PFIC for any taxable year during which a U.S. Holder holds the ADSs or ordinary shares and any of our subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.
As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election with respect to such stock. If a U.S. Holder makes this election with respect to the ADSs, the holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of ADSs held at the end of the taxable year over the adjusted tax basis of such ADSs and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the ADSs over the fair market value of such ADSs held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the ADSs would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of the ADSs and we cease to be a PFIC, the holder will not take into account the gain or loss described above during any period that we are not a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of the ADSs in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.
The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market, as defined in applicable United States Treasury regulations. The ADSs, but not our ordinary shares, are traded on the Nasdaq Stock Market which is a qualified exchange. We anticipate that the ADSs should qualify as being regularly traded, but no assurances may be given in this regard.
Because a mark-to-market election cannot technically be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.
We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above.
If a U.S. Holder owns the ADSs or ordinary shares during any taxable year that we are a PFIC, the holder must generally file an annual IRS Form 8621. You should consult your tax advisor regarding the U.S. federal income tax consideration of owning and disposing of the ADSs or ordinary shares if we are or become a PFIC, including the availability and possibility of making a mark-to-market election.

LEGAL MATTERS
We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters as to United States federal securities and New York State law and Cleary Gottlieb Steen & Hamilton (Hong Kong) with respect to certain legal matters as to United States federal securities, New York State law and Hong Kong law. The underwriters are being represented by Freshfields Bruckhaus Deringer LLP with respect to certain legal matters as to United States federal securities, New York State law and Hong Kong law. The validity of the Class B ordinary shares represented by the ADSs and certain legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Fangda Partners and for the underwriters by Jingtian & Gongcheng. Skadden, Arps, Slate, Meagher & Flom LLP and Cleary Gottlieb Steen & Hamilton (Hong Kong) may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and may rely upon Fangda Partners with respect to matters governed by PRC law. Freshfields Bruckhaus Deringer LLP may rely upon Jingtian & Gongcheng with respect to matters governed by PRC law.

EXPERTS
The consolidated financial statements of Hesai Group as of December 31, 2023 and 2024, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus supplement by reference to Hesai Group’s annual report on Form 20-F for the year ended December 31, 2024 have been audited by Deloitte Touche Tohmatsu Certified Public Accountants LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in auditing and accounting.
The office of Deloitte Touche Tohmatsu Certified Public Accountants LLP is 30/F Bund Center, 222 Yan An Road East, Huangpu District, Shanghai, the People’s Republic of China.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US
We are subject to the reporting requirements of the Securities Exchange Act of 1934 that are applicable to a foreign private issuer. We file reports, including annual reports on Form 20-F, and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers. Our SEC filings are available over the internet on the SEC’s website at www.sec.gov. Our website is investor.hesaitech.com. The information contained on, or linked from, our website is not a part of this prospectus supplement.
This prospectus supplement is part of a registration statement that we filed with the SEC and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus supplement concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect a copy of the registration statement on the SEC’s website.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
Our annual report on Form 20-F for the fiscal year ended December 31, 2024 filed on April 1, 2025, our current report on Form 6-K furnished to the SEC on September 2, 2025, and our current report on Form 6-K furnished to the SEC on September 5, 2025 are all incorporated by reference into the accompanying prospectus.
As you read the documents incorporated by reference, you may find inconsistencies in information from one document to another. If you find inconsistencies, you should rely on the statements made in the most recent document.
Copies of all documents incorporated by reference into the accompanying prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:
Hesai Group
10th Floor, Building A
No. 658 Zhaohua Road
Changning District, Shanghai
People’s Republic of China
Tel: +86 (21) 3158-8240
Attention: Investor Relations Department

PROSPECTUS
Hesai Group
CLASS B ORDINARY SHARES
We may from time to time in one or more offerings offer and sell our Class B ordinary shares, including Class B ordinary shares represented by American depositary shares, or ADSs. Each ADS represents one Class B ordinary share.
In addition, from time to time, the selling shareholders to be named in a prospectus supplement may offer and sell our Class B ordinary shares held by them. The selling shareholders may sell our Class B ordinary shares through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of our Class B ordinary shares by the selling shareholders.
We will provide specific terms of any offering in one or more supplements to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.
These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any options they hold to purchase additional securities will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” beginning on page 40 of this prospectus.
The ADSs are listed on the Nasdaq Global Select Market under the symbol “HSAI.” On September 4, 2025, the last reported sale price of the ADSs on the Nasdaq Global Select Market was US$26.41 per ADS.
Investing in our securities involves a high degree of risk. You should carefully consider the “Risk Factors” which may be included in any prospectus supplement or are incorporated by reference into this prospectus.
This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
We or the selling shareholders may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. The names of any underwriters will be stated in the applicable prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 5, 2025.

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ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using an automatic shelf registration statement, we or a selling shareholder may, at any time and from time to time, offer and sell the securities described in this prospectus in one or more offerings. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file with or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read on the SEC’s website as described under “Where You Can Find More Information About Us.” In this prospectus, unless otherwise indicated or unless the context otherwise requires:
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“ADAS” are to advanced driver-assistance systems;

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“ADSs” are to American depositary shares, each of which represents one Class B ordinary share;

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“ASIC” are to application-specific integrated circuits, which are integrated circuits designed for specific purposes and manufactured for specific user requirements and electronic systems;

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“channel” are to the ranging channel in the context of lidar, implicitly referring to a pair of transceiver modules, including one laser and one detector;

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“China” or the “PRC” are to the People’s Republic of China, excluding, for the purposes of this prospectus only, Taiwan;

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“Class A ordinary shares” are to our Class A ordinary shares, par value US$0.0001 per share;

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“Class B ordinary shares” are to our Class B ordinary shares, par value US$0.0001 per share;

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“design win” are to the number of vehicle models that select our technology for the ADAS applications to be incorporated into such vehicle models;

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“Hesai,” “we,” “us,” “our company” and “our” are to Hesai Group, our Cayman Islands holding company, and its subsidiaries, including Hesai Technology, and “Hesai Technology” are to Hesai Technology Co., Ltd. and its subsidiaries in mainland China and elsewhere. Unless otherwise specified, in the context of describing business and operations, we are referring to the business and operations conducted by Hesai Technology;

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“lidar” are to light detection and ranging, a remote sensing method that uses light to measure the distance or range of objects;

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“OEM” are to original equipment manufacturer;

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“ordinary shares” are to our Class A and Class B ordinary shares, par value US$0.0001 per share;

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“RMB” and “Renminbi” are to the legal currency of mainland China;

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“Robotics” are to autonomous vehicle fleets providing passenger and freight mobility services, robotics and other non-automotive industries, such as automated guided vehicles/autonomous mobile robots, delivery robots, agricultural vehicles, wide industrial applications such as port and yard automation, and stationary applications;

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“RX” are to laser receiver;

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“TX” are to laser transmitter; and

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“US$,” “U.S. dollars,” “$,” and “dollars” are to the legal currency of the United States.

We present our financial results in RMB. We make no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or RMB, as the case may be, at any particular rate, or at all. The PRC government imposes oversight over its foreign currency reserves in part through direct regulation of the conversion of RMB into foreign exchange and through restrictions on foreign trade. This prospectus contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Unless otherwise stated, all translations from RMB to U.S. dollars and from U.S. dollars to RMB in this prospectus are made at a rate of RMB7.2993 to US$1.0000, the exchange rate in effect as of December 31, 2024 as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System.
References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to “the prospectus” are to this prospectus and the applicable prospectus supplement taken together.
We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference contain forward-looking statements that reflect our current expectations and views of future events. All statements other than statements of current or historical facts are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.
You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:
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our goals and strategies;

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our future business development, financial condition and results of operations;

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expected changes in our revenues, costs or expenditures;

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the trends in, expected growth and the market size of the ADAS and Robotics industries;

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the market for and adoption of lidar and related technology;

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our ability to produce high-quality products with wide market acceptance;

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the success of our customers in developing and commercializing products using our solutions, and the market acceptance of those products;

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our ability to introduce new products that meet our customers’ requirement;

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our expectations regarding the effectiveness of our marketing initiatives and the relationship with our third-party partners;

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competition in our industry;

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our ability to recruit and retain qualified personnel;

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government policies and regulations relating to our industry;

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our ability to protect our systems and infrastructures from cyber-attacks;

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general economic and business conditions globally and in China; and

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assumptions underlying or related to any of the foregoing.

Although we believe that our expectations expressed in the forward-looking statements included in this prospectus, any prospectus supplement and the documents incorporated by reference are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. These forward-looking statements are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in the documents incorporated by reference herein or in any accompanying prospectus supplement. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. You should thoroughly read this prospectus, any prospectus supplement and the documents incorporated by reference with the understanding that our actual future results may be materially different from, or worse than, what we expect. We qualify all of our forward-looking statements by these cautionary statements.
We would like to caution you not to place undue reliance on these forward-looking statements and you should read these statements in conjunction with the risk factors disclosed in the documents incorporated by reference herein or in any accompanying prospectus supplement for a more complete discussion of the risks of an investment in our securities and other risks outlined in our other filings with the SEC. The forward-looking statements included in this prospectus or incorporated by reference into this prospectus are made only as of the date of this prospectus or the date of the incorporated document, and we do not undertake any obligation to update the forward-looking statements except as required under applicable law.

OUR COMPANY
Hesai Technology Co., Ltd., together with its subsidiaries in China, the U.S. and elsewhere, or Hesai Technology, is the global leader in three-dimensional light detection and ranging (lidar) solutions. It designs, develops, manufactures, and sells advanced lidar products. Its lidar products enable a broad spectrum of applications across (i) passenger or commercial vehicles with advanced driver assistance systems, or ADAS, and (ii) autonomous vehicle fleets providing passenger and freight mobility services, robotics and other non-automotive industries, such as automated guided vehicles/autonomous mobile robots, delivery robots, agricultural vehicles, wide industrial applications such as port and yard automation, and stationary applications.
Hesai Technology is the most commercially successful lidar company globally, in terms of revenue scale, margins and profitability, and shipment volume, according to China Insights Consultancy, or CIC, a market research firm. From our inception and up to December 31, 2024, we recognized revenues from approximately 827,000 lidar units shipped. In particular, we recognized revenues from approximately 80,400, 222,100 and 501,900 shipped lidar units in 2022, 2023 and 2024, respectively. After volume shipment began in July 2022 and up to December 31, 2024, we shipped approximately 710,300 AT series lidar units to the ADAS market, which was groundbreaking in the industry. In 2022, 2023 and 2024, we recognized net revenues of RMB1,202.7 million, RMB1,877.0 million and RMB 2,077.2 million (US$284.6 million), and our gross profit amounted to RMB472.0 million, RMB661.4 million and RMB884.6 million (US$121.2 million), respectively, representing gross profit margin of 39.2%, 35.2% and 42.6% for these years. Hesai Technology paved the way for lidars from technology innovation to mass production and wide application, driving the evolution of intelligent vehicles. Hesai Technology has also built its leadership in lidars for the Robotics market with a wide range of mechanical lidar products.
We believe there are three attributes critical to the further improvement of penetration rate of lidars: Performance1, Quality2, and Cost3. Hesai Technology’s current market leadership position demonstrates its widespread recognition of these key factors. Depending on the scenario or the application, its customers have varying needs. Its ADAS customers generally have strict requirements on all three aspects, especially on Cost. For the Robotics market, its customers have demonstrated varying levels of cost sensitivity depending on the application, including robotaxi, lawn mowing robots, delivery robots, autonomous mobile robots, and humanoid robots. For example, its robotaxi customers are less Cost-sensitive as they prioritize higher Performance and Quality, which are critical to the successful development and safe operation of full autonomous driving solutions. Hesai Technology designs and manufactures lidars to push limits across each of the three elements, while striking what we believe is the optimal balance for different applications and industries, which has led to its continued success.
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Industry leading ASICs.   Hesai Technology has designed its proprietary ASICs to integrate the functionality of hundreds of discrete components and greatly simplify the traditional TX/RX architecture, delivering a system that offers greater Performance, higher Quality and consistency at lower Cost. These enable Hesai Technology to develop and manufacture lidar products that can meet

1
“Performance” refers to the explicit specifications of a lidar unit that directly reflect its performance, including detection range (for example, 200 meters or longer at 10% reflectivity), point density (number of points generated per second, which is horizontal resolution times vertical resolution, multiplied by frame rate), distance accuracy and precision, reflectivity accuracy, and interference rejection, among others.

2
“Quality” refers to the implicit aspects of a lidar unit that represent its ability to perform consistently under a variety of circumstances over time, including robustness under extreme operating temperatures, different levels of humidity, waterproof levels, and mechanical shocks and stresses. Quality also represents a product’s manufacturing consistency, functional safety (typically ASIL-B), and viability as an automotive-grade component.

3
“Cost” refers to the per unit price for each lidar unit. Customers of lidar units for different applications and industries have varying levels of cost sensitivity, which is usually influenced by factors such as timeline for mass adoption, volume of units needed and business models of the target application, among others.

the various needs of its customers. Its AT128, a breakthrough lidar product for the ADAS market, for example, is designed based on industry-leading ASIC-based architecture and is able to deliver superior performance at high precision, lower power consumption per channel, in a smaller form factor and at a lower cost compared to legacy lidar. Hesai Technology will continue to upgrade its ASIC technology onwards and leverage the existing advanced manufacturing processes to deliver better price-to-performance.
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In-House Manufacturing.   Hesai Technology’s proprietary manufacturing process constitutes another of its major advantages and has contributed to its success to date. Hesai Technology has integrated its lidar design and manufacturing into an indivisible and seamless process, enabling it to deliver automotive grade products of superior Quality. As the lidar industry continues to evolve quickly, Hesai Technology’s in-house highly automated and integrated manufacturing capabilities provide instant trial feedback for it to iterate its lidar design and manufacturing process, thereby enabling rapid product development and fast iteration cycles. Moreover, in-house manufacturing allows Hesai Technology to better control product quality, ensure product consistency, improve manufacturing efficiency, and safeguard manufacturing process know-how at an affordable cost. The know-how then further strengthens its in-house manufacturing capabilities and helps establish a virtuous cycle to solidify its advantages. Hesai Technology has built multiple manufacturing facilities to manufacture its products in-house for automotive OEMs.

Hesai Technology’s lidar solutions and products have been thoroughly tested and validated by its customers’ deployments in large volumes. It has served customers in the ADAS and Robotics markets through design wins or product shipment, covering over 40 countries and regions as of December 31, 2024.
For more information about our company, please see “Item 4. Information on the Company” in our annual report on Form 20-F for the year ended December 31, 2024, which is incorporated in this prospectus by reference, and any accompanying prospectus supplement before investing in any securities that may be offered pursuant to this prospectus.
Recent Development
Unaudited Financial Results for the Six Months Ended June 30, 2025
We have furnished a Form 6-K including our unaudited financial information prepared under U.S. GAAP as of and for the six months ended June 30, 2025 on September 2, 2025, which is incorporated in this prospectus by reference.
Our net revenues increased by 50.6% from RMB818.0 million for the six months ended June 30, 2024 to RMB1,231.7 million (US$171.9 million) for the six months ended June 30, 2025. In particular, revenue from lidar products increased by 58.7% from RMB759.9 million for the six months ended June 30, 2024 to RMB1,205.6 million (US$168.3 million) for the six months ended June 30, 2025. This increase was primarily due to increased shipments of ADAS lidar products, particularly driven by robust demand in China, and increased sales of our Robotics lidars. We generated revenue from approximately 547,900 units of lidars sold in the six months ended June 30, 2025, compared with approximately 145,600 units in the same period of 2024.
Our gross profit increased by 50.2% from RMB346.0 million for the six months ended June 30, 2024 to RMB519.7 million (US$72.5 million) for the six months ended June 30, 2025, primarily driven by our revenue growth. Our gross profit margins remained stable at 42.3% and 42.2% for the six months ended June 30, 2024 and 2025, respectively.
Loss from operations narrowed by 95.5% from RMB234.2 million for the six months ended June 30, 2024 to RMB10.6 million (US$1.5 million) for the six months ended June 30, 2025, benefiting from higher gross profit and lower operating expenses in sales and marketing, general and administrative, and research and development.
We recorded a net income of RMB26.5 million (US$3.7 million) for the six months ended June 30, 2025, representing a significant improvement from a net loss of RMB179.0 million for the six months ended June 30, 2024.

Solely in this part about our unaudited financial results for the six months ended June 30, 2025, the conversion of Renminbi to U.S. dollars is based on the exchange rate set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System as of June 30, 2025, which was RMB7.1636 to US$1.00.
Corporate Information
Our principal executive offices are located at 10th Floor, Building A, No. 658 Zhaohua Road, Changning District, Shanghai 200050, PRC. Our telephone number at this address is +86 (21) 3158-8240. Our registered office in the Cayman Islands is located at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service of process in the United States is HESAI INC., located at 3500 W Bayshore Rd, Palo Alto, CA 94303.
All information that we file with or furnish to the SEC can be obtained over the internet on the SEC’s website at www.sec.gov. We also maintain a website at investor.hesaitech.com, but information contained on, or linked from, our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus. You should not regard any information on our website as a part of this prospectus or the accompanying prospectus.

RISK FACTORS
Investing in our securities involves risk. Before you decide to buy our securities, you should carefully consider the risks described in this prospectus, in our annual report on Form 20-F for the year ended December 31, 2024, which is incorporated herein by reference, as well as the risks that are described in the applicable prospectus supplement and in other documents incorporated by reference into this prospectus. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and you may lose all or part of your investment.
Please see “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).
The specific allocations of the proceeds we receive from the sale of our securities will be described in the applicable prospectus supplement(s).
We will not receive any proceeds from the sale of our Class B ordinary shares or ADSs by the selling shareholders (if any).

DESCRIPTION OF SHARE CAPITAL
We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, and the Companies Act (As Revised) of the Cayman Islands, or the Companies Act, and the common law of the Cayman Islands.
As of the date of this prospectus, our authorized share capital is US$100,000 divided into 1,000,000,000 shares of a par value of US$0.0001 each, comprising (i) 50,000,000 Class A ordinary shares of a par value of US$0.0001 each, (ii) 900,000,000 Class B ordinary shares of a par value of US$0.0001 each, and (iii) 50,000,000 shares of a par value of US$0.0001 each of such class or classes (however designated) as our board of directors may determine in accordance with the our second amended and restated memorandum and articles of association.
The following are summaries of material provisions of our second amended and restated memorandum and articles of association that we have adopted and of the Companies Act, insofar as they relate to the material terms of our ordinary shares. Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the second amended and restated memorandum and articles of association. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read our entire second amended and restated memorandum and articles of association, which was filed as an exhibit to our annual report on Form 20-F for the year ended December 31, 2024, which is incorporated in this prospectus by reference. For information on how to obtain copies of our second amended and restated memorandum and articles of association, see “Where You Can Find More Information About Us.”
Ordinary Shares
General   Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of our Class A ordinary shares and Class B ordinary shares will have the same rights except for voting and conversion rights. Our ordinary shares are issued in registered form and are issued when registered in our register of members (shareholders). We may not issue shares to bearer. Our shareholders who are nonresidents of the Cayman Islands may freely hold and vote their shares.
Conversion.   Class A ordinary shares may be converted into the same number of Class B ordinary shares by the holders thereof at any time, while Class B ordinary shares cannot be converted into Class A ordinary shares under any circumstances. Upon any direct or indirect sale, transfer, assignment or disposition of Class A ordinary shares by a holder thereof, or the direct or indirect transfer or assignment of the voting power attached to such Class A ordinary shares through voting proxy or otherwise, to any person other than an affiliate of such holder or another holder of Class A ordinary shares or its affiliates, such Class A ordinary shares shall be automatically and immediately converted into the same number of Class B ordinary shares. In addition, upon any direct or indirect sale, transfer, assignment or disposition of a majority of the issued and outstanding voting securities of, or the direct or indirect transfer or assignment of the voting power attached to such voting securities through voting proxy or otherwise, or the direct or indirect sale, transfer, assignment or disposition of all or substantially all of the assets of, a holder of Class A ordinary shares that is an entity to any person other than an affiliate of such holder or another holder of Class A ordinary shares or its affiliates, such Class A ordinary shares shall be automatically and immediately converted into the same number of Class B ordinary shares.
Dividends.   The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors or declared by our shareholders by ordinary resolution (provided that no dividend may be declared by our shareholders which exceeds the amount recommended by our directors). Our memorandum and articles of association provide that dividends may be declared and paid out of the funds of our Company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.
Voting Rights.   Holders of Class A ordinary shares and Class B ordinary shares shall, at all times, vote together as one class on all matters submitted to a vote by the members at any general meeting of the Company. On all matters subject to a vote at general meetings of our company, (1) on a show of hands, each shareholder shall be entitled to one vote, whereas (2), on a poll, each Class B ordinary share shall be entitled to one vote, and each Class A ordinary share shall be entitled to 10 votes. Voting at any meeting of shareholders is by show of hands unless a poll is demanded (before or on the declaration of the result of the show of hands). A poll may be demanded by the chairman of such meeting or any shareholder holding not less than 10% of the voting rights attaching to the shares present at the meeting (whether in person or by proxy, or by means of communications facilities as may be permitted under our memorandum and articles of association).
An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the ordinary shares cast at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association. Our shareholders may, among other things, sub-divide or consolidate the shares of our company by ordinary resolution.
General Meetings of Shareholders.   As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.
Shareholders’ general meetings may be convened by the chairman of our board of directors or by a majority of our directors. Advance notice of at least seven calendar days is required for the convening of any general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of at least one shareholder present at the meeting (whether in person or by proxy, or by means of communications facilities as may be permitted under our memorandum and articles of association), holding share which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to the issued and outstanding shares in our Company entitled to vote at a general meeting.
The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association provide that upon the requisition of any one or more of our shareholders who together hold shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.
Transfer of Ordinary Shares.   Subject to the restrictions as set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.
Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share that is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:
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the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

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the instrument of transfer is in respect of only one class of ordinary shares;

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the instrument of transfer is properly stamped, if required;

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in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

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a fee of such maximum sum as the Nasdaq Stock Market may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.
The registration of transfers may, on 10 calendar days’ notice being given by advertisement in such one or more newspapers, by electronic means or by any other means in accordance with the rules of the Nasdaq Stock Market, be suspended and the register of members closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register of members closed for more than 30 calendar days in any calendar year.
Liquidation.   On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed among our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay the whole of the share capital, the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.
Calls on Shares and Forfeiture of Shares.   Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 calendar days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.
Redemption, Repurchase and Surrender of Shares.   We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by our shareholders by ordinary resolutions. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.
Variations of Rights of Shares.   If at any time, our share capital is divided into different classes of shares, the rights attached to any class of shares may, subject to any rights or restrictions the time being attached to any class, only be materially adversely varied with the consent in writing of the holders of at least two-thirds (2/3) of the issued shares of that class or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to them, or the redemption or purchase of any shares of any class by our company. The rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.
Issuance of Additional Shares.   Our memorandum and articles of association authorize our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.
Our memorandum and articles of association also authorize our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including:
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the designation of the series;

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the number of shares of the series;

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the dividend rights, dividend rates, conversion rights, voting rights; and

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the rights and terms of redemption and liquidation preferences.

Our board of directors may issue, out of the authorized share capital of our company (other than the authorized but unissued ordinary shares), series of preference shares in their absolute discretion and without approval of our shareholders. Issuance of these shares may dilute the voting power of holders of ordinary shares.
Inspection of Books and Records.   Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our register of members or our corporate records (save for our memorandum and articles of association, as amended from time to time, special resolutions passed by our shareholders, and our register of mortgages and charges). However, we will provide our shareholders with annual audited financial statements. Under Cayman Islands law, the names of current directors can be obtained from a search conducted at the Registrar of Companies in the Cayman Islands.
Anti-Takeover Provisions.   Some provisions of our memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:
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authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

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limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.
Exempted Company.   We are an exempted company with limited liability incorporated under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:
•
does not have to file an annual return of its shareholders with the Registrar of Companies;

•
is not required to open its register of members for inspection;

•
does not have to hold an annual general meeting;

•
may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 30 years in the first instance);

•
may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•
may register as a limited duration company; and

•
may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company held by such shareholder (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).
Exclusive Forum.   Unless we consent in writing to the selection of an alternative forum, the United States District Court for the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, the state courts in New York County, New York) shall be the exclusive forum within the United States for the resolution of any complaint asserting a cause of action arising out of or relating in any way to the federal securities laws of the

United States, regardless of whether such legal suit, action, or proceeding also involves parties other than us. Any person or entity purchasing or otherwise acquiring any share or other securities in our company, or purchasing or otherwise acquiring American depositary shares issued pursuant to deposit agreements, shall be deemed to have notice of and consented to this exclusive forum provision. Without prejudice to the foregoing, if this exclusive forum provision is held to be illegal, invalid or unenforceable under applicable law, the legality, validity or enforceability of the rest of the articles of association shall not be affected and this exclusive forum provision shall be interpreted and construed to the maximum extent possible to apply in the relevant jurisdiction with whatever modification or deletion may be necessary so as best to give effect to our intention.
Registered Office and Objects
Our registered office in the Cayman Islands is located at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other location within the Cayman Islands as our directors may from time to time decide. Under our second amended and restated memorandum and articles of association, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by the Companies Act, or any other law of the Cayman Islands.
Differences in Corporate Law
The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and, accordingly, there are significant differences between the Companies Act of the Cayman Islands and the current Companies Act of England. In addition, the Companies Act of the Cayman Islands differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.
Mergers and Similar Arrangements.   The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the surviving or consolidated company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation that is effected in compliance with these statutory procedures.
A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least 90.0% of the votes at a general meeting of the subsidiary.
The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.
Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation; provided that the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.
Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement; provided that the arrangement is approved by (a) 75% in value of the shareholders or class of shareholders, or (b) a majority in number representing 75% in value of the creditors or class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:
•
the statutory provisions as to the required majority vote have been met;

•
the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•
the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•
the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition, which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer that has been so approved unless there is evidence of fraud, bad faith or collusion.
If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.
Shareholders’ Suits.   In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:
•
a company acts or proposes to act illegally or ultra vires (and is therefore incapable of ratification by the shareholders);

•
the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•
those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability.   Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our second amended and restated memorandum and articles of association provide that we shall indemnify our directors and officers against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including, without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.
In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our second amended and restated memorandum and articles of association.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Directors’ Fiduciary Duties.   Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.
As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.
Shareholder Action by Written Consent.   Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our second amended and restated memorandum and articles of association provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.
Shareholder Proposals.   Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders; provided that it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our second amended and restated memorandum and articles of association allow any one or more of our shareholders who together hold shares that carry in aggregate not less than one-third of the total number of votes attaching to all issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our second amended and restated memorandum and articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.
Cumulative Voting.   Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our second amended and restated memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.
Removal of Directors.   Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the issued and outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our second amended and restated memorandum and articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders (except with regard to the removal of the chairman, who may only be removed from office by a special resolution). A director will also cease to be a director if he (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing; (iv) without special leave of absence from our board, is absent from meetings of our board for three consecutive meetings and our board resolves that his office be vacated; or (v) is removed from office pursuant to any other provision of our articles of association.
Transactions with Interested Shareholders.   The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of our Company are required to comply with fiduciary duties, which they owe to our Company under Cayman Islands laws, including the duty to ensure that, in their opinion, any such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Restructuring.   A company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company:
(a)
is or is likely to become unable to pay its debts; and

(b)
intends to present a compromise or arrangement to its creditors (or classes thereof) either pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring.

The Grand Court may, among other things, make an order appointing a restructuring officer upon hearing of such petition, with such powers and to carry out such functions as the court may order. At any time (i) after the presentation of a petition for the appointment of a restructuring officer but before an order for the appointment of a restructuring officer has been made, and (ii) when an order for the appointment of a restructuring officer is made, until such order has been discharged, no suit, action or other proceedings (other than criminal proceedings) shall be proceeded with or commenced against the company, no resolution to wind up the company shall be passed, and no winding up petition may be presented against the company, except with the leave of the court. However, notwithstanding the presentation of a petition for the appointment of a restructuring officer or the appointment of a restructuring officer, a creditor who has security over the whole or part of the assets of the company is entitled to enforce the security without the leave of the court and without reference to the restructuring officer appointed.
Dissolution; Winding up.   Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.
Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our second amended and restated memorandum and articles of association, our company may be dissolved, liquidated, or wound up by a special resolution of our shareholders.
Variation of Rights of Shares.   Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our second amended and restated memorandum and articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of at least two-thirds of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate meeting of the holders of the shares of that class.
Amendment of Governing Documents.   Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our second amended and restated memorandum and articles of association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.
Rights of Non-resident or Foreign Shareholders.   There are no limitations imposed by our second amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our second amended and restated memorandum and articles of association that require our Company to disclose shareholder ownership above any particular ownership threshold.
History of Securities Issuances
The following is a summary of securities issuances by us in the past three years.

Ordinary Shares
In February and March 2023, we issued an aggregate of 10,125,118 Class B ordinary shares represented by ADSs in our initial public offering and subsequent partial exercise of the over-allotment option by the underwriters, at an initial offering price of US$19.00 per ADS.
Options and Restricted Share Units
We have granted options and restricted share units to certain of our directors, executive officers, employees and consultants under our share incentive plan. See “Item 6. Directors, Senior Management and Employees — B. Compensation of Directors and Executive Officers — Share Incentive Plan.” in our annual report on Form 20-F for the year ended December 31, 2024, which is incorporated in this prospectus by reference.
Registration Rights
In connection with our Series D financing prior to our initial public offering, we entered into a series of agreements with Series D investors in the first half of 2021. Set forth below is a description of the registration rights granted under these agreements to Series D investors.
Demand Registration Rights.   Holders of at least 10 percent or more of the issued and outstanding registrable securities held by all holders (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a share option, share purchase or similar plan), may request in writing that we effect a registration for at least 25% of the registrable securities. We shall, within 10 business days of the receipt of such written request issued by any holder to register its registrable securities, give written notice of such request to all the holders, and thereupon shall use our reasonable best efforts to effect, as soon as practicable, the registration under the Securities Act of all registrable securities for which the requesting shareholder has requested registration and all other registrable securities that other shareholders requested us to register within 15 days after receipt of the written notice. We are obligated to effect no more than a total of three demand registrations, except in certain circumstances.
Form F-3 or Form S-3 Registration Rights.   If we qualify for registration on Form F-3 or Form S-3, any holder may request us to file a registration statement on Form F-3 or Form S-3. Upon receipt of such a request, we shall promptly give written notice of such request to all the holders, and thereupon shall use our reasonable best efforts to effect, as soon as practicable, the registration under the Securities Act of all registrable securities for which the requesting shareholder has requested registration and all other registrable securities that other shareholders requested us to register within 15 days after receipt of the written notice, except in certain circumstances.
We are not obligated to effect a demand registration or a Form F-3 or Form S-3 registration if, among other things, (i) we, within 10 days of the receipt of any request of the holders, give notice to the initiating holders of our bona fide intention to effect the filing for our own account of a registration statement within 90 days of receipt of such request; (ii) in any particular jurisdiction in which we would be required to execute a general consent to service of process in effecting such registration or qualification; and (iii) we furnish to the holders a certificate signed by our chief executive officer stating that in the good faith judgment of the board, it would be materially detrimental to us and our shareholders for a registration statement to be filed in the near future. In addition, we have a right to defer filing of a registration statement during the period starting with the date of filing by us, and ending six months following the effective date of any registration statement pertaining to our ordinary shares, provided that the holders are entitled to join such registration pursuant to the piggyback registration rights.
Piggyback Registration Rights.   If we propose to register for our own account any of our equity securities in connection with the public offering of such securities, or for the account of any holder of equity securities any of such holder’s equity securities, we shall promptly give all the holders notice of such registration in writing, and shall use our reasonable best efforts to afford each such holder an opportunity to include in such registration statement all or any part of the registrable securities then held by such holder.
Each holder desiring to include in any such registration statement all or any part of the registrable securities held by it shall within 15 days after receipt of the above-described notice from us, so notify us in writing, and in such notice shall inform us of the number of registrable securities such holder wishes to include in such registration statement. We shall pay all registration expenses in connection with each of such piggyback registration.
Expenses of Registration.   We will bear all registration expenses, other than underwriting discounts, selling commissions incurred in connection with any demand and the attorney’s fees of the selling holders applicable to the sale of registrable securities, piggyback or Form F-3 registration, including, without limitation, the fees for the engagement of a special counsel for the holders participating in such registration.
Termination of Obligations.   The shareholders’ registration rights will terminate on the earlier of (i) February 14, 2028, or (ii) with respect to any holder the date on which such holder may sell without registration, all of such holder’s registrable securities under Rule 144 of the Securities Act in any 90-day period.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
American Depositary Shares
Deutsche Bank Trust Company Americas, as depositary, will register and deliver the ADSs. Each ADS will represent ownership of one Class B ordinary share, deposited with Deutsche Bank AG, Hong Kong Branch, as custodian for the depositary. Each ADS will also represent ownership of any other securities, cash or other property which may be held by the depositary. The depositary’s corporate trust office at which the ADSs will be administered is located at 1 Columbus Circle, New York, NY 10019, USA. The principal executive office of the depositary is located at 1 Columbus Circle, New York, NY 10019, USA.
The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, or DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto.
We will not treat ADS holders as our shareholders and accordingly, you, as an ADS holder, will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the Class B ordinary shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. The laws of the State of New York govern the deposit agreement and the ADSs. See “— Jurisdiction and Arbitration.”
The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of American Depositary Receipt. For directions on how to obtain copies of those documents, see “Where You Can Find More Information About Us.”
Holding the ADSs
How will you hold your ADSs?
You may hold ADSs either (1) directly (a) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (b) by holding ADSs in DRS, or (2) indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. ADSs will be issued through DRS, unless you specifically request certificated ADRs. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.
Dividends and Other Distributions
How will you receive dividends and other distributions on the shares?
The depositary has agreed to pay you the cash dividends or other distributions it or the custodian receives on Class B ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of Class B ordinary shares your ADSs represent as of the record date (which will be as close as practicable to the record date for our Class B ordinary shares) set by the depositary with respect to the ADSs.
•
Cash.   The depositary will convert or cause to be converted any cash dividend or other cash distribution we pay on the Class B ordinary shares or any net proceeds from the sale of any Class B ordinary shares, rights, securities or other entitlements under the terms of the deposit agreement into U.S. dollars if it can do so on a practicable basis, and can transfer the U.S. dollars to the United States and will distribute promptly the amount thus received. If the depositary shall determine in its judgment that such conversions or transfers are not practical or lawful or if any government approval or license is needed and cannot be obtained at a reasonable cost within a reasonable period or otherwise sought, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold or cause the custodian to hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid and such funds will be held for the respective accounts of the ADS holders. It will not invest the foreign currency and it will not be liable for any interest for the respective accounts of the ADS holders.
Before making a distribution, any taxes or other governmental charges, together with fees and expenses of the depositary, that must be paid, will be deducted. See “Taxation.” It will distribute only whole U.S. dollars and cents and will round down fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.
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Shares.   For any Class B ordinary shares we distribute as a dividend or free distribution, either (1) the depositary will distribute additional ADSs representing such Class B ordinary shares or (2) existing ADSs as of the applicable record date will represent rights and interests in the additional Class B ordinary shares distributed, to the extent reasonably practicable and permissible under law, in either case, net of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The depositary will only distribute whole ADSs. It will try to sell Class B ordinary shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. The depositary may sell a portion of the distributed Class B ordinary shares sufficient to pay its fees and expenses, and any taxes and governmental charges, in connection with that distribution.

•
Elective Distributions in Cash or Shares.   If we offer holders of our Class B ordinary shares the option to receive dividends in either cash or shares, the depositary, after consultation with us and having received timely notice as described in the deposit agreement of such elective distribution by us, has discretion to determine to what extent such elective distribution will be made available to you as a holder of the ADSs. We must first timely instruct the depositary to make such elective distribution available to you and furnish it with satisfactory evidence that it is legal to do so. The depositary could decide it is not legal or reasonably practicable to make such elective distribution available to you. In such case, the depositary shall, on the basis of the same determination as is made in respect of the Class B ordinary shares for which no election is made, distribute either cash in the same way as it does in a cash distribution, or additional ADSs representing Class B ordinary shares in the same way as it does in a share distribution. The depositary is not obligated to make available to you a method to receive the elective dividend in shares rather than in ADSs. There can be no assurance that you will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Class B ordinary shares.

•
Rights to Purchase Additional Shares.   If we offer holders of our Class B ordinary shares any rights to subscribe for additional shares, the depositary shall having received timely notice as described in the deposit agreement of such distribution by us, consult with us, and we must determine whether it is lawful and reasonably practicable to make these rights available to you. We must first instruct the depositary to make such rights available to you and furnish the depositary with satisfactory evidence that it is legal to do so. If the depositary decides it is not legal or reasonably practicable to make the rights available but that it is lawful and reasonably practicable to sell the rights, the depositary will endeavor to sell the rights and in a riskless principal capacity or otherwise, at such place and upon such terms (including public or private sale) as it may deem proper distribute the net proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to you, it will establish procedures to distribute such rights and enable you to exercise the rights upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The Depositary shall not be obliged to make available to you a method to exercise such rights to subscribe for Class B ordinary shares (rather than ADSs).
U.S. securities laws may restrict transfers and cancellation of the ADSs represented by Class B ordinary shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

There can be no assurance that you will be given the opportunity to exercise rights on the same terms and conditions as the holders of Class B ordinary shares or be able to exercise such rights.
•
Other Distributions.   Subject to receipt of timely notice, as described in the deposit agreement, from us with the request to make any such distribution available to you, and provided the depositary has determined such distribution is lawful and reasonably practicable and feasible and in accordance with the terms of the deposit agreement, the depositary will distribute to you anything else we distribute on deposited securities by any means it may deem practicable, upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. If any of the conditions above are not met, the depositary will endeavor to sell, or cause to be sold, what we distributed and distribute the net proceeds in the same way as it does with cash; or, if it is unable to sell such property, the depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration, such that you may have no rights to or arising from such property.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if we and/or the depositary determines that it is illegal or not practicable for us or the depositary to make them available to you.
Deposit, Withdrawal and Cancellation
How are ADSs issued?
The depositary will deliver ADSs if you or your broker deposit Class B ordinary shares or evidence of rights to receive Class B ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons entitled thereto.
How do ADS holders cancel an American Depositary Share?
You may turn in your ADSs at the depositary’s corporate trust office or by providing appropriate instructions to your broker. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the Class B ordinary shares and any other deposited securities underlying the ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, to the extent permitted by law.
How do ADS holders interchange between Certificated ADSs and Uncertificated ADSs?
You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.
Voting Rights
How do you vote?
You may instruct the depositary to vote the Class B ordinary shares or other deposited securities underlying your ADSs at any meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities. Otherwise, you could exercise your right to vote directly if you withdraw the Class B ordinary shares. However, you may not know about the meeting sufficiently enough in advance to withdraw the Class B ordinary shares.

If we ask for your instructions and upon timely notice from us by regular, ordinary mail delivery, or by electronic transmission, as described in the deposit agreement, the depositary will notify you of the upcoming meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities, and arrange to deliver our voting materials to you. The materials will include or reproduce (a) such notice of meeting or solicitation of consents or proxies; (b) a statement that the ADS holders at the close of business on the ADS record date will be entitled, subject to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities, to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the Class B ordinary shares or other deposited securities represented by such holder’s ADSs; and (c) a brief statement as to the manner in which such instructions may be given to the depositary or deemed given in accordance with the second to last sentence of this paragraph if no instruction is received by the depositary to give a discretionary proxy to a person designated by us. Voting instructions may be given only in respect of a number of ADSs representing an integral number of Class B ordinary shares or other deposited securities. For instructions to be valid, the depositary must receive them in writing on or before the date specified. The depositary will try, as far as practical, subject to applicable law and the provisions of our memorandum and articles of association, to vote or to have its agents vote the Class B ordinary shares or other deposited securities (in person or by proxy) as you instruct. The depositary will only vote or attempt to vote as you instruct. If we timely requested the depositary to solicit your instructions but no instructions are received by the depositary from an owner with respect to any of the deposited securities represented by the ADSs of that owner on or before the date established by the depositary for such purpose, the depositary shall deem that owner to have instructed the depositary to give a discretionary proxy to a person designated by us with respect to such deposited securities, and the depositary shall give a discretionary proxy to a person designated by us to vote such deposited securities. However, no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter if we inform the depositary we do not wish such proxy given, substantial opposition exists or the matter materially and adversely affects the rights of holders of the Class B ordinary shares.
We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the Class B ordinary shares underlying your ADSs. In addition, there can be no assurance that ADS holders and beneficial owners generally, or any holder or beneficial owner in particular, will be given the opportunity to vote or cause the custodian to vote on the same terms and conditions as the holders of our Class B ordinary shares.
The depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and you may have no recourse if the Class B ordinary shares underlying your ADSs are not voted as you requested.
In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will give the depositary notice of any such meeting and details concerning the matters to be voted at least 30 business days in advance of the meeting date.
Compliance with Regulations
Information Requests
Each ADS holder and beneficial owner shall (a) provide such information as we or the depositary may request pursuant to law, including, without limitation, relevant Cayman Islands law, any applicable law of the United States of America, our memorandum and articles of association, any resolutions of our Board of Directors adopted pursuant to such memorandum and articles of association, the requirements of any markets or exchanges upon which the Class B ordinary shares, ADSs or ADRs are listed or traded, or to any requirements of any electronic book-entry system by which the ADSs or ADRs may be transferred, regarding the capacity in which they own or owned ADRs, the identity of any other persons then or previously interested in such ADRs and the nature of such interest, and any other applicable matters, and (b) be bound by and subject to applicable provisions of the laws of the Cayman Islands, our memorandum and articles of association, and the requirements of any markets or exchanges upon which the ADSs, ADRs or Class B ordinary shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs, ADRs or Class B ordinary shares may be transferred, to the same extent as if such ADS holder or beneficial owner held Class B ordinary shares directly, in each case irrespective of whether or not they are ADS holders or beneficial owners at the time such request is made.
Disclosure of Interests
Each ADS holder and beneficial owner shall comply with our requests pursuant to Cayman Islands law, the rules and requirements of the Nasdaq Global Select Market and any other stock exchange on which the Class B ordinary shares are, or will be, registered, traded or listed or our memorandum and articles of association, which requests are made to provide information, inter alia, as to the capacity in which such ADS holder or beneficial owner owns ADS and regarding the identity of any other person interested in such ADS and the nature of such interest and various other matters, whether or not they are ADS holders or beneficial owners at the time of such requests.
Fees and Expenses
As an ADS holder, you will be required to pay the following service fees to the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs):
Service	Fees

•
To any person to which ADSs are issued or to any person to which a distribution is made in respect of ADS distributions pursuant to stock dividends or other free distributions of stock, bonus distributions, stock splits or other distributions (except where converted to cash)

• Up to US$0.05 per ADS issued
• Cancellation of ADSs, including in the case of termination of the deposit agreement	• Up to US$0.05 per ADS cancelled
• Distribution of cash dividends	• Up to US$0.05 per ADS held
• Distribution of cash entitlements (other than cash dividends) and/or cash proceeds from the sale of rights, securities and other entitlements	• Up to US$0.05 per ADS held
• Distribution of ADSs pursuant to exercise of rights.	• Up to US$0.05 per ADS held
• Distribution of securities other than ADSs or rights to purchase additional ADSs	• Up to US$0.05 per ADS held
• Depositary services	• Up to US$0.05 per ADS held on the applicable record date(s) established by the depositary bank
As an ADS holder, you will also be responsible for paying certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs) such as:
•
Fees for the transfer and registration of Class B ordinary shares charged by the registrar and transfer agent for the Class B ordinary shares in the Cayman Islands (i.e., upon deposit and withdrawal of Class B ordinary shares).

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Expenses incurred for converting foreign currency into U.S. dollars.

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Expenses for cable, telex and fax transmissions and for delivery of securities.

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Taxes and duties upon the transfer of securities, including any applicable stamp duties, any stock transfer charges or withholding taxes (i.e., when Class B ordinary shares are deposited or withdrawn from deposit).

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Fees and expenses incurred in connection with the delivery or servicing of Class B ordinary shares on deposit.

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Fees and expenses incurred in connection with complying with exchange control regulations and other regulatory requirements applicable to Class B ordinary shares, deposited securities, ADSs and ADRs.

•
Any applicable fees and penalties thereon.

The depositary fees payable upon the issuance and cancellation of ADSs are typically paid to the depositary bank by the brokers (on behalf of their clients) receiving the newly issued ADSs from the depositary bank and by the brokers (on behalf of their clients) delivering the ADSs to the depositary bank for cancellation. The brokers in turn charge these fees to their clients. Depositary fees payable in connection with distributions of cash or securities to ADS holders and the depositary services fee are charged by the depositary bank to the holders of record of ADSs as of the applicable ADS record date.
The depositary fees payable for cash distributions are generally deducted from the cash being distributed or by selling a portion of distributable property to pay the fees. In the case of distributions other than cash (i.e., share dividends, rights), the depositary bank charges the applicable fee to the ADS record date holders concurrent with the distribution. In the case of ADSs registered in the name of the investor (whether certificated or uncertificated in direct registration), the depositary bank sends invoices to the applicable record date ADS holders. In the case of ADSs held in brokerage and custodian accounts (via DTC), the depositary bank generally collects its fees through the systems provided by DTC (whose nominee is the registered holder of the ADSs held in DTC) from the brokers and custodians holding ADSs in their DTC accounts. The brokers and custodians who hold their clients’ ADSs in DTC accounts in turn charge their clients’ accounts the amount of the fees paid to the depositary banks.
In the event of refusal to pay the depositary fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder.
The depositary may make payments to us or reimburse us for certain costs and expenses, by making available a portion of the ADS fees collected in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary bank agree from time to time.
Payment of Taxes
You will be responsible for any taxes or other governmental charges payable, or which become payable, on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register or transfer your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any net proceeds, or send you any property, remaining after it has paid the taxes. You agree to indemnify us, the depositary, the custodian and each of our and their respective agents, directors, employees and affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for you. Your obligations under this paragraph shall survive any transfer of ADRs, any surrender of ADRs and withdrawal of deposited securities or the termination of the deposit agreement.

Reclassifications, Recapitalizations and Mergers
If we:	Then:
Change the nominal or par value of our Class B ordinary shares	The cash, shares or other securities received by the depositary will become deposited securities.
Reclassify, split up or consolidate any of the deposited securities	Each ADS will automatically represent its equal share of the new deposited securities.

Distribute securities on the Class B ordinary shares that are not distributed to you, or recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action

The depositary may distribute some or all of the cash, shares or other securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination
How may the deposit agreement be amended?
We may agree with the depositary to amend the deposit agreement and the form of ADR without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, including expenses incurred in connection with foreign exchange control regulations and other charges specifically payable by ADS holders under the deposit agreement, or materially prejudices a substantial existing right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended. If any new laws are adopted which would require the deposit agreement to be amended in order to comply therewith, we and the depositary may amend the deposit agreement in accordance with such laws and such amendment may become effective before notice thereof is given to ADS holders.
How may the deposit agreement be terminated?
The depositary will terminate the deposit agreement if we ask it to do so, in which case the depositary will give notice to you at least 90 days prior to termination. The depositary may also terminate the deposit agreement if the depositary has told us that it would like to resign, or if we have removed the depositary, and in either case we have not appointed a new depositary within 90 days. In either such case, the depositary must notify you at least 30 days before termination.
After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property and deliver Class B ordinary shares and other deposited securities upon cancellation of ADSs after payment of any fees, charges, taxes or other governmental charges. Six months or more after the date of termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. After such sale, the depositary’s only obligations will be to account for the money and other cash. After termination, we shall be discharged from all obligations under the deposit agreement except for our obligations to the depositary thereunder.
Books of Depositary
The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to our company, the ADRs and the deposit agreement.
The depositary will maintain facilities in the Borough of Manhattan, The City of New York to record and process the issuance, cancellation, combination, split-up and transfer of ADRs.

These facilities may be closed at any time or from time to time when such action is deemed necessary or advisable by the depositary in connection with the performance of its duties under the deposit agreement or at our reasonable written request.
Limitations on Obligations and Liability
Limits on our Obligations and the Obligations of the Depositary and the Custodian; Limits on Liability to Holders of ADSs
The deposit agreement expressly limits our obligations and the obligations of the depositary and the custodian. It also limits our liability and the liability of the depositary. The depositary and the custodian:
•
are only obligated to take the actions specifically set forth in the deposit agreement without gross negligence or willful misconduct;

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are not liable if any of us or our respective controlling persons or agents are prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement and any ADR, by reason of any provision of any present or future law or regulation of the United States or any state thereof, of the Cayman Islands or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of our memorandum and articles of association or any provision of or governing any deposited securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure);

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are not liable by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our memorandum and articles of association or provisions of or governing deposited securities;

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are not liable for any action or inaction of the depositary, the custodian or us or their or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, any person presenting Class B ordinary shares for deposit or any other person believed by it in good faith to be competent to give such advice or information;

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are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement;

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are not liable for any special, consequential, indirect or punitive damages for any breach of the terms of the deposit agreement, or otherwise;

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may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party;

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disclaim any liability for any action or inaction or inaction of any of us or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting Class B ordinary shares for deposit, holders and beneficial owners (or authorized representatives) of ADSs, or any person believed in good faith to be competent to give such advice or information; and

•
disclaim any liability for inability of any holder to benefit from any distribution, offering, right or other benefit made available to holders of deposited securities but not made available to holders of ADS.

The depositary and any of its agents also disclaim any liability for (i) any failure to carry out any instructions to vote, the manner in which any vote is cast or the effect of any vote or failure to determine that any distribution or action may be lawful or reasonably practicable or for allowing any rights to lapse in accordance with the provisions of the deposit agreement, (ii) the failure or timeliness of any notice from us, the content of any information submitted to it by us for distribution to you or for any inaccuracy of any translation thereof, (iii) any investment risk associated with the acquisition of an interest in the deposited securities, the validity or worth of the deposited securities, the credit-worthiness of any third party, (iv) any tax consequences that may result from ownership of ADSs, Class B ordinary shares or deposited securities, or (v) any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary, provided that in connection with the issue out of which such potential liability arises the depositary performed its obligations without gross negligence or willful misconduct while it acted as depositary.
In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.
Jurisdiction and Arbitration
The laws of the State of New York govern the deposit agreement and the ADSs and we have agreed with the depositary that the United States District Court for the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, state courts in New York County, New York) shall have exclusive jurisdiction to hear and determine any dispute arising from or relating in any way to the deposit agreement and that the depositary will have the right to refer any claim or dispute arising from the relationship created by the deposit agreement to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The fees of the arbitrator and other costs incurred by the parties in connection with such Arbitration shall be paid by the party or parties that is (are) unsuccessful in such Arbitration. The arbitration provisions of the deposit agreement do not preclude you from pursuing claims under the Securities Act or the Exchange Act in federal or state courts.
Jury Trial Waiver
The deposit agreement provides that each party to the deposit agreement (including each holder, beneficial owner and holder of interests in the ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any lawsuit or proceeding against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable law.
Requirements for Depositary Actions
Before the depositary will issue, deliver or register a transfer of an ADS, split up, subdivide or combine ADSs, make a distribution on an ADS, or permit withdrawal of Class B ordinary shares, the depositary may require:
•
payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any Class B ordinary shares or other deposited securities and payment of the applicable fees, expenses and charges of the depositary;

•
satisfactory proof of the identity and genuineness of any signature or any other matters contemplated in the deposit agreement; and

•
compliance with (A) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal or delivery of deposited securities and (B) such reasonable regulations and procedures as the depositary may establish, from time to time, consistent with the deposit agreement and applicable laws, including presentation of transfer documents.

The depositary may refuse to issue and deliver ADSs or register transfers of ADSs generally when the register of the depositary or our transfer books are closed or at any time if the depositary or we determine that it is necessary or advisable to do so.

Your Right to Receive the Shares Underlying Your ADSs
You have the right to cancel your ADSs and withdraw the underlying Class B ordinary shares at any time except:
•
when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of Class B ordinary shares is blocked to permit voting at a shareholders’ meeting; or (3) we are paying a dividend on our Class B ordinary shares;

•
when you owe money to pay fees, taxes and similar charges;

•
when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of Class B ordinary shares or other deposited securities;

•
other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time); or

•
for any other reason if the depositary or we determine, in good faith, that it is necessary or advisable to prohibit withdrawals.

The depositary shall not knowingly accept for deposit under the deposit agreement any Class B ordinary shares or other deposited securities required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such Class B ordinary shares.
This right of withdrawal may not be limited by any other provision of the deposit agreement.
Direct Registration System
In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer.

ENFORCEABILITY OF CIVIL LIABILITIES
We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:
•
political and economic stability;

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an effective judicial system;

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a favorable tax system;

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the absence of exchange control or currency restrictions; and

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the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include but are not limited to:
•
the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

•
Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.
We conduct our business primarily in China, and substantially all of our assets are located in mainland China. A majority of our directors and executive officers are nationals or residents of jurisdictions other than the United States and most of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these individuals, or to bring an action against us or these individuals in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.
We have appointed HESAI INC., located at 3500 W Bayshore Rd, Palo Alto, CA 94303, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.
We have been informed by Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, that the United States and the Cayman Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters and that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers, predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers, predicated upon the securities laws of the United States or any state in the United States. We have also been advised by Maples and Calder (Hong Kong) LLP that a judgment obtained in any federal or state court in the United States will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (iii) is final and conclusive, (iv) is not in respect of taxes, a fine or a penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, and (v) is not impeachable on grounds of fraud, and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.
However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the United States courts under the civil liability provisions of the securities laws if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature.

Because the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands.
Fangda Partners, our counsel as to mainland China law, has advised us that there is uncertainty as to whether the courts of mainland China would:
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recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•
entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Fangda Partners has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law, which was promulgated by Standing Committee of the National People’s Congress on April 9, 1991 and last amended on September 1, 2023 with effect from January 1, 2024. Courts in mainland China may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law and other applicable laws and regulations based either on treaties or similar arrangements between mainland China and the jurisdiction where the judgment is made or on principles of reciprocity between jurisdictions. There are no treaties and only limited reciprocity arrangements between mainland China and the United States or the Cayman Islands that govern the recognition and enforcement of foreign judgments as of the date of this prospectus. In addition, according to the PRC Civil Procedures Law, courts in mainland China will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of mainland China law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a mainland China court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on mainland China law against a company in mainland China for disputes if they can establish sufficient nexus to mainland China for a mainland China court to have jurisdiction, and meet other procedural requirements. It will be, however, difficult for U.S. shareholders to originate actions against us in mainland China in accordance with mainland China laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding the ADSs or ordinary shares, to establish a connection to mainland China for a mainland China court to have jurisdiction as required under the PRC Civil Procedures Law.

TAXATION
The following summary of Cayman Islands, mainland China and U.S. federal income tax considerations of an investment in the ADSs or ordinary shares is based upon laws and interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax considerations relating to an investment in the ADSs or ordinary shares, such as the tax considerations under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands, the mainland China and the United States. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Maples and Calder (Hong Kong) LLP, our Cayman Islands legal counsel; to the extent it relates to mainland China tax law, it is the opinion of Fangda Partners, our mainland China counsel.
Cayman Islands Taxation
The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to holders of our ADSs or ordinary shares levied by the government of the Cayman Islands except for stamp duties, which may be applicable on instruments executed in, or, after execution, brought to, or produced before a court of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.
Payments of dividends and capital in respect of our ordinary shares or ADSs will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares or ADSs, nor will gains derived from the disposal of our ordinary shares or ADSs be subject to Cayman Islands income or corporate tax.
Mainland China Taxation
Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of mainland China with a “de facto management body” within mainland China is considered a resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, productions, personnel, accounts and properties of an enterprise. The SAT Circular 82 provides certain specific criteria for determining whether the “de facto management body” of a mainland China-controlled enterprise that is incorporated offshore is located in mainland China. Although this circular only applies to offshore enterprises controlled by mainland China enterprises or mainland China enterprise groups, not those controlled by mainland China individuals or foreigners, the criteria set forth in the circular may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a mainland China enterprise or a mainland China enterprise group will be regarded as a mainland China tax resident by virtue of having its “de facto management body” in mainland China only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in mainland China; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in mainland China; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in mainland China; and (iv) at least 50% of voting board members or senior executives habitually reside in mainland China.
We believe that Hesai Group is not a mainland China resident enterprise for mainland China tax purposes. Hesai Group is a company incorporated outside of mainland China and is not controlled by a mainland China enterprise or mainland China enterprise group, and we do not believe that Hesai Group meets all of the conditions above. For the same reasons, we believe our other entities outside of mainland China are not mainland China resident enterprises either. However, the tax resident status of an enterprise is subject to determination by the mainland China tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the mainland China government will ultimately take a view that is consistent with us.

If the mainland China tax authorities determine that Hesai Group is a mainland China resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of the ADSs. In addition, non-resident enterprise shareholders (including the ADS holders) may be subject to a 10% mainland China tax on gains realized on the sale or other disposition of ADSs or ordinary shares, if such income is treated as sourced from within mainland China, subject to any reduction or exemption set forth in applicable tax treaties or under applicable tax arrangements between jurisdictions. It is unclear whether our non-mainland China individual shareholders (including the ADS holders) would be subject to any mainland China tax on dividends or gains obtained by such non-mainland China individual shareholders in the event we are determined to be a mainland China resident enterprise. If any mainland China tax were to apply to such dividends or gains, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty, subject to any reduction or exemption set forth in applicable tax treaties or under applicable tax arrangements between jurisdictions. It is also unclear whether non-mainland China shareholders of Hesai Group would be able to claim the benefits of any tax treaties between their jurisdiction of tax residence and mainland China in the event that Hesai Group is treated as a mainland China resident enterprise.
Provided that our Cayman Islands holding company, Hesai Group, is not deemed to be a mainland China resident enterprise, and holders of the ADSs and ordinary shares who are not mainland China residents will not be subject to mainland China income tax on dividends distributed by us or gains realized from the sale or other disposition of our ordinary shares or ADSs. However, under SAT Circular 7 and SAT Circular 37, where a non-resident enterprise conducts an “indirect transfer” by transferring taxable assets, including, in particular, equity interests in a mainland China resident enterprise, indirectly by disposing of the equity interests of an overseas holding company, the nonresident enterprise, being the transferor, or the transferee or the mainland China entity that directly owned such taxable assets may report to the tax authority such indirect transfer. Using a “substance over form” principle, the mainland China tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring mainland China tax. As a result, gains derived from such indirect transfer may be subject to mainland China enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a mainland China resident enterprise. We and our non-mainland China resident investors may be at risk of being required to file a return and being taxed under SAT Circular 7 and SAT Circular 37, and we may be required to expend valuable resources to comply with SAT Circular 7 and SAT Circular 37, or to establish that we and our non-mainland China resident investors should not be taxed under these circulars.
United States Federal Income Tax Considerations
The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of the ADSs or Class B ordinary shares by a U.S. Holder (as defined below) that acquires the ADSs in our initial public offering and holds the ADSs or Class B ordinary shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service, or the IRS, or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, Medicare, minimum tax and other non-income tax considerations, or any state, local and non-U.S. tax considerations, relating to the ownership or disposition of the ADSs or ordinary shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:
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banks and other financial institutions;

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insurance companies;

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pension plans;

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cooperatives;

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regulated investment companies;

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real estate investment trusts;

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broker-dealers;

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traders that elect to use a mark-to-market method of accounting;

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certain former U.S. citizens or long-term residents;

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tax-exempt entities (including private foundations);

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holders who acquire their ADSs or ordinary shares pursuant to any employee share option or otherwise as compensation;

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investors that will hold their ADSs or ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

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investors that have a functional currency other than the U.S. dollar;

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persons that actually or constructively own 10% or more of our stock (by vote or value); or

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partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding ordinary shares through such entities;

all of whom may be subject to tax rules that differ significantly from those discussed below.
Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S. and other tax considerations of the ownership and disposition of the ADSs or our ordinary shares.
General
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the ADSs or ordinary shares that is, for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of the United States or any state thereof or the District of Columbia;

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an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

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a trust (A) the administration of which is subject to the primary supervision of a U.S. court and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a U.S. person under the Code.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of the ADSs or ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partners in a partnership holding the ADSs or ordinary shares are urged to consult their tax advisors regarding an investment in the ADSs or ordinary shares.
For U.S. federal income tax purposes, it is generally expected that a U.S. Holder of ADSs will be treated as the beneficial owner of the underlying shares represented by the ADSs. The remainder of this discussion assumes that a U.S. Holder of the ADSs will be treated in this manner. Accordingly, deposits or withdrawals of ordinary shares for ADSs will generally not be subject to U.S. federal income tax.
Passive Foreign Investment Company Considerations
A non-U.S. corporation, such as our company, will be a PFIC for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and assets readily convertible into cash are categorized as a passive asset and the company’s goodwill and other unbooked intangibles are taken into account. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the stock.
Based upon our current and projected income and assets and the market price of our ADSs, we do not believe that we were a PFIC for the taxable year ended December 31, 2024. However, no assurance can be given that we will not be or become a PFIC in the current or future taxable years because the determination of whether we will be or become a PFIC is a factual determination made annually that will depend, in part, upon the composition of our income and assets and the value of our assets. Fluctuations in the market price of the ADSs may cause us to be or become a PFIC for the current or future taxable years because the value of our assets for purposes of the asset test, including the value of our goodwill and unbooked intangibles, may be determined by reference to the market price of the ADSs from time to time (which may be volatile). The market price of our ADSs may continue to fluctuate considerably and, consequently, we cannot assure you of our PFIC status for any taxable year. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets. Under circumstances where our revenue from activities that produce passive income significantly increases relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming a PFIC may substantially increase.
If we are a PFIC for any year during which a U.S. Holder holds the ADSs or ordinary shares, the PFIC rules discussed below under “— Passive Foreign Investment Company Rules” generally will apply to such U.S. Holder for such taxable year, and unless the U.S. Holder makes certain elections, will apply in future years even if we cease to be a PFIC.
The discussion below under “— Dividends” and “— Sale or Other Disposition” is written on the basis that we will not be or become a PFIC for U.S. federal income tax purposes. The U.S. federal income tax rules that apply generally if we are treated as a PFIC are discussed below under “— Passive Foreign Investment Company Rules.”
Dividends
Any cash distributions paid on the ADSs or ordinary shares (including the amount of any mainland China tax withheld) out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder, in the case of ordinary shares, or by the depositary, in the case of ADSs. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. Dividends received on the ADSs or ordinary shares will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.
Individuals and other non-corporate U.S. Holders will be subject to tax at the lower capital gain tax rate applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (1) the ADSs or ordinary shares are readily tradable on an established securities market in the United States, or, in the event that we are deemed to be a mainland China resident enterprise under the mainland China tax law, we are eligible for the benefit of the United States-mainland China income tax treaty, or the Treaty, (2) we are neither a PFIC nor treated as such with respect to a U.S. Holder (as discussed below) for the taxable year in which the dividend is paid and the preceding taxable year, and (3) certain holding period requirements are met. The ADSs are listed on the Nasdaq Stock Market. We believe that the ADSs are readily tradable on an established securities market in the United States and that we are a qualified foreign corporation with respect to dividends paid on the ADSs. There can be no assurance that the ADSs will continue to be considered readily tradable on an established securities market in later years. Because the ordinary shares will not be listed on a U.S. exchange, dividends received with respect to ordinary shares that are not represented by ADSs may not be treated as qualified dividends. U.S. Holders are urged to consult their tax advisors regarding the availability of the lower rate for dividends paid with respect to the ADSs or ordinary shares.
In the event that we are deemed to be a mainland China resident enterprise under the PRC Enterprise Income Tax Law (see “— Mainland China Taxation”), we may be eligible for the benefits of the Treaty. If we are eligible for such benefits, dividends we pay on our ordinary shares, regardless of whether such shares are represented by the ADSs, and regardless of whether the ADSs are readily tradable on an established securities market in the United States, would be eligible for the reduced rates of taxation described in the preceding paragraph.
For U.S. foreign tax credit purposes, dividends paid on the ADSs or ordinary shares generally will be treated as income from foreign sources and generally will constitute passive category income. If mainland China withholding taxes apply to dividends paid to a U.S. Holder with respect to the ADSs or ordinary shares, such U.S. Holder may be able to obtain a reduced rate of mainland China withholding taxes under the Treaty if certain requirements are met. In addition, subject to certain conditions and limitations, mainland China withholding taxes on dividends that are nonrefundable under the Treaty may be treated as foreign taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.
Sale or Other Disposition
A U.S. Holder will generally recognize gain or loss upon the sale or other disposition of ADSs or ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such ADSs or ordinary shares. The gain or loss will generally be capital gain or loss. Individuals and other non-corporate U.S. Holders who have held the ADSs or ordinary shares for more than one year will generally be eligible for reduced tax rates. The deductibility of a capital loss may be subject to limitations. Any such gain or loss that the U.S. Holder recognizes will generally be treated as U.S. source income or loss for foreign tax credit limitation purposes, which will generally limit the availability of foreign tax credits. However, in the event we are deemed to be a mainland China resident enterprise under the mainland China Enterprise Income Tax Law, U.S. Holders may be eligible for the benefits of the Treaty. In such event, if mainland China tax were to be imposed on any gain from the disposition of the ADSs or ordinary shares, a U.S. Holder that is eligible for the benefits of the Treaty may elect to treat such gain as mainland China source income. Pursuant to Treasury Regulations, however, if a U.S. Holder is not eligible for the benefits of the Treaty or does not elect to apply the Treaty, then such holder may not be able to claim a foreign tax credit arising from any mainland China tax imposed on the disposition of the ADSs or ordinary shares. U.S. Holders are urged to consult their tax advisors regarding the creditability or deduction of any mainland China tax, their eligibility for benefits under the Treaty and the potential impact of the Treasury Regulations.
Passive Foreign Investment Company Rules
If we are a PFIC for any taxable year during which a U.S. Holder holds the ADSs or ordinary shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the ADSs or ordinary shares), and (ii) any gain realized on the sale or other disposition of ADSs or ordinary shares. Under the PFIC rules:
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the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the ADSs or ordinary shares;

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the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income; and

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the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year, increased by an additional tax equal to the interest on the resulting tax deemed deferred with respect to each such taxable year.

If we are a PFIC for any taxable year during which a U.S. Holder holds the ADSs or ordinary shares and any of our subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.
As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election with respect to such stock. If a U.S. Holder makes this election with respect to the ADSs, the holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of ADSs held at the end of the taxable year over the adjusted tax basis of such ADSs and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the ADSs over the fair market value of such ADSs held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the ADSs would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of the ADSs and we cease to be a PFIC, the holder will not take into account the gain or loss described above during any period that we are not a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of the ADSs in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.
The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market, as defined in applicable United States Treasury regulations. The ADSs, but not our ordinary shares, are traded on the Nasdaq Stock Market which is a qualified exchange. We anticipate that the ADSs should qualify as being regularly traded, but no assurances may be given in this regard.
Because a mark-to-market election cannot technically be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.
We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above.
If a U.S. Holder owns the ADSs or ordinary shares during any taxable year that we are a PFIC, the holder must generally file an annual IRS Form 8621. You should consult your tax advisor regarding the U.S. federal income tax consideration of owning and disposing of the ADSs or ordinary shares if we are or become a PFIC, including the availability and possibility of making a mark-to-market election.

SELLING SHAREHOLDERS
Selling shareholders to be named in a prospectus supplement may, from time to time, offer and sell some or all of our Class B ordinary shares held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling shareholders may sell our Class B ordinary shares held by them to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See “Plan of Distribution.” Such selling shareholders may also sell, transfer or otherwise dispose of some or all of our Class B ordinary shares held by them in transactions exempt from the registration requirements of the Securities Act.
If any selling shareholder is to offer and sell some or all of our Class B ordinary shares held by them pursuant to this prospectus, we will provide you with a prospectus supplement that sets forth the name of each selling shareholder and the number of our Class B ordinary shares beneficially owned by such selling shareholder. The prospectus supplement also will disclose whether any of the selling shareholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION
We or the selling shareholders named in the applicable prospectus supplement may sell the securities described in this prospectus from time to time in one or more transactions, including without limitation:
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to or through underwriters, brokers or dealers;

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through agents;

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on any national exchange on which the securities offered by this prospectus are listed or any automatic quotation system through which the securities may be quoted;

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through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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directly to one or more purchasers in negotiated sales or competitively bid transactions; or

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through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.
We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
We or the selling shareholders named in the applicable prospectus supplement may sell the securities offered by this prospectus at:
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a fixed price or prices, which may be changed;

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market prices prevailing at the time of sale;

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prices related to such prevailing market prices; or

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negotiated prices.

We or the selling shareholders named in the applicable prospectus supplement may solicit offers to purchase the securities directly from the public from time to time. We or the selling shareholders named in the applicable prospectus supplement may also designate agents from time to time to solicit offers to purchase securities from the public on our or their behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions to be paid to the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act. From time to time, we or the selling shareholders named in the applicable prospectus supplement may sell securities to one or more dealers as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public. We or the selling shareholders named in the applicable prospectus supplement may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we or the selling shareholders named in the applicable prospectus supplement sell securities to underwriters, we or the selling shareholders named in the applicable prospectus supplement will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us or the selling shareholders named in the applicable prospectus supplement in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us or the selling shareholders named in the applicable prospectus supplement, to indemnification by us or the selling shareholders named in the applicable prospectus supplement against civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make.
The applicable prospectus supplement will describe the terms of the offering of the securities, including the following:
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the name of the agent or any underwriters;

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the public offering or purchase price;

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any discounts and commissions to be allowed or paid to the agent or underwriters;

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all other items constituting underwriting compensation;

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any discounts and commissions to be allowed or paid to dealers; and

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any exchanges on which the securities will be listed.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
We may pay expenses incurred with respect to the registration of shares owned by any selling shareholders.
The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, Hesai Group and its subsidiaries. In addition, we may offer securities to or through our affiliates, as underwriters, dealers or agents. Our affiliates may also offer the securities in other markets through one or more selling agents, including one another. If so indicated in an applicable prospectus supplement, we will authorize dealers or other persons acting as our agent to solicit offers by some institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

LEGAL MATTERS
We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters as to United States federal securities and New York State law. Certain legal matters in connection with any offering made pursuant to this prospectus will be passed upon for the underwriters by a law firm named in the applicable prospectus supplement. The validity of the Class B ordinary shares represented by the ADSs and certain legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Fangda Partners and for the underwriters by a law firm named in the applicable prospectus supplement. Skadden, Arps, Slate, Meagher & Flom LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Fangda Partners with respect to matters governed by PRC law.

EXPERTS
The consolidated financial statements of Hesai Group incorporated in this prospectus by reference to the annual report on Form 20-F for the year ended December 31, 2024 have been audited by Deloitte Touche Tohmatsu Certified Public Accountants LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in auditing and accounting.
The office of Deloitte Touche Tohmatsu Certified Public Accountants LLP is 30/F Bund Center, 222 Yan An Road East, Huangpu District, Shanghai, the People’s Republic of China.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US
We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. We file reports, including annual reports on Form 20-F, and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers. All information that we file with or furnish to the SEC can be obtained over the internet on the SEC’s website at www.sec.gov. We also maintain a website at investor.hesaitech.com, but information contained on, or linked from, our website is not incorporated by reference in this prospectus or any prospectus supplement. You should not regard any information on our website as a part of this prospectus or any prospectus supplement.
This prospectus is part of a registration statement that we filed with the SEC and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect a copy of the registration statement on the SEC’s website.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
This prospectus incorporates by reference the documents listed below:
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our annual report on Form 20-F for the fiscal year ended December 31, 2024 filed on April 1, 2025;

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our current report on Form 6-K furnished to the SEC on September 2, 2025, including the exhibits thereto;

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the description of the securities contained in our registration statement on Form 8-A filed on February 2, 2023 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description; and

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with respect to each offering of securities under this prospectus, all reports on Form 20-F and any report on Form 6-K that indicates it is being incorporated by reference, in each case, that we file with or furnish to the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus.

Our annual report on Form 20-F for the fiscal year ended December 31, 2024 filed on April 1, 2025 contains a description of our business and audited consolidated financial statements with a report by our independent registered public accounting firm. These financial statements are prepared in accordance with U.S. GAAP.
Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Hesai Group
10th Floor, Building A
No. 658 Zhaohua Road
Changning District, Shanghai
People’s Republic of China
Tel: +86 (21) 3158-8240
Attention: Investor Relations Department
You should rely only on the information that we incorporate by reference or provide in this prospectus or in any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.